UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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FPL Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2007 Annual Meeting
and Proxy Statement

YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY PROMPTLY

FPL Group, Inc.
P.O. Box 14000
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Shareholders
May 25, 2007

The Annual Meeting of Shareholders of FPL Group, Inc. (“FPL Group”) will be held in the Juno Beach Auditorium at FPL Group’s offices at 700 Universe Boulevard, Juno Beach, Florida at 10:00 a.m. on Friday, May 25, 2007, to consider and act upon the following items of business:

•       Election of Directors.

•       Ratification of the appointment of Deloitte & Touche LLP as FPL Group’s independent registered public accounting firm for the year 2007.

•       Approval of the 2007 Non-Employee Directors Stock Plan.

•       Such other matters as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

The proxy statement more fully describes these items. FPL Group has not received notice of other matters that may be properly presented at the annual meeting.

The record date for shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting is March 26, 2007.

Admittance to the annual meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card or following the telephonic or Internet instructions. You will need your admission ticket, as well as a form of personal identification, to attend the annual meeting. If you are a shareholder of record or a participant in any of FPL Group’s Employee Retirement Savings Plans an admission ticket is included as part of your proxy or voting instruction card. Shareholders whose shares are held in street name (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy or a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

Please mark, date, sign, and return the enclosed proxy or voting instruction card promptly so that your shares can be voted, regardless of whether you expect to attend the annual meeting. Alternatively, you may submit your proxy by telephone or on the Internet by following the instructions on your proxy or voting instruction card. If you attend, you may withdraw your proxy and vote in person.

By order of the Board of Directors.

Alissa E. Ballot
Vice President & Corporate Secretary

Juno Beach, Florida
April 9, 2007

FPL GROUP, INC.
Annual Meeting of Shareholders
May 25, 2007

PROXY STATEMENT

This proxy statement contains information related to the solicitation of proxies by the Board of Directors of FPL Group, Inc., a Florida corporation (“FPL Group,” the “Company,” “we,” “us” or “our”), in connection with the annual meeting of FPL Group’s shareholders to be held on Friday, May 25, 2007, beginning at 10:00 a.m., in the Juno Beach Auditorium at FPL Group’s offices at 700 Universe Boulevard, Juno Beach, Florida and at any postponements or adjournments thereof. This notice of annual meeting, proxy statement and form of proxy are being mailed starting on or about April 9, 2007.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders, including the election of directors, ratification of the appointment of the Company’s independent registered public accounting firm for 2007 and the approval of the 2007 Non-Employee Directors Stock Plan. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who can attend the annual meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

You will need an admission ticket or proof of ownership to enter the annual meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record or if you are a participant in any of FPL Group’s Employee Retirement Savings Plans. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it with you to the meeting.

If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name.” Please note that if you hold your shares in “street name,” you will need to bring proof of your ownership of FPL Group common stock as of the record date, such as a copy of a bank or brokerage statement, and check in at the registration desk at the meeting.

Will the annual meeting be webcast?

Our annual meeting will be webcast (audio only) on May 25, 2007. If you do not attend the annual meeting, you are invited to visit www.fplgroup.com at 10 a.m., Eastern Time, on May 25, 2007, to access the webcast of the meeting. You will not be able to vote your shares via the webcast. A replay of the webcast also will be available on our website through the first week of June, 2007.

Who is entitled to vote at the annual meeting?

Only FPL Group shareholders at the close of business on March 26, 2007, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of FPL Group, Inc. common stock, par value $.01 per share, will be entitled to one vote on each matter considered at the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of FPL Group common stock issued and outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.

As of the record date, 406,412,200 shares of FPL Group common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 203,206,101 shares will be required to establish a quorum.

In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on, and proxies received with broker non-votes on some but not all matters to be voted on, are counted as present.

A broker “non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner (“broker”) does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. Brokers may vote on the election of directors and ratification of the independent registered public accounting firm even if they have not received instructions from the beneficial owner. However, brokers may not vote on the proposal to approve the 2007 Non-Employee Directors Stock Plan unless they have received voting instructions from the beneficial owner. See the response to “What vote is required on the matters proposed?” below for a discussion of the effect of broker non-votes on this proposal.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with FPL Group’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the “shareholder of record.” The notice of annual meeting, proxy statement, annual report and proxy card have been sent directly to you by FPL Group.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares by using the voting instruction card they sent to you or by following their instructions for submitting your voting instructions by telephone or on the Internet.

How do I submit my proxy or voting instructions?

By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the envelope provided. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

By Telephone or on the Internet

You can submit your proxy or voting instructions by calling the toll-free telephone number on your proxy card or voting instruction card. Please have your proxy card or voting instruction card in hand when you call. You will then be prompted to enter the number printed on your card and to follow the instructions to complete your submission. Please note that if you are located outside the United States or Canada and are a shareholder of record, you may not submit your proxy by telephone.

The website for Internet proxy submission for shareholders of record is www.investorvote.com. Please have your proxy card available when you go online. As with telephone proxy submission, you can confirm that your instructions have been properly recorded. If you submit your proxy on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and seven days a week, until 1 a.m. Central Time on May 25, 2007.

The availability of telephone and Internet submission of voting instructions for beneficial owners will depend on the voting processes of your broker. Therefore, we recommend that you follow the instructions in the materials you receive.

If you submit your proxy or voting instructions by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In person at the annual meeting

All shareholders may vote in person at the annual meeting. However, if you are a beneficial owner of shares, you must obtain a legal proxy from your broker and present it to the inspectors of election with your ballot to be able to vote at the annual meeting.

Your vote is important. You can save us the expense of a second mailing by submitting your proxy or voting instruction promptly.

Can I change my vote after I return my proxy or voting instruction card or submit my proxy or voting instruction card by telephone or using the Internet?

Yes.

Any shareholder of record giving a proxy may revoke it at any time before it is voted at the annual meeting by delivering to the Corporate Secretary of the Company at P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida, 33408-0420 written notice of revocation or a proxy card bearing a later date, or by attending the annual meeting in person and casting a ballot, although attendance at the meeting will not by itself revoke a previously granted proxy. You may also change your previously-submitted proxy by telephone or by using the Internet. You may change your proxy by using any one of these methods regardless of the method previously used to submit your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the response to the previous question.

How do I vote my Employee Retirement Savings Plan (401k) shares?

If you participate in any of our Employee Retirement Savings Plans (the “plans”), you may give voting instructions to Fidelity Management Trust Company, as trustee of the plans (“Trustee”), by completing and returning the Retirement Savings Plans confidential voting instruction card accompanying this proxy statement or by submitting your voting instructions by telephone or through the Internet by following the instructions on your confidential voting instruction card. Your instructions will tell the Trustee how to vote the number of shares of common stock reflecting your proportionate interest in the FPL Group Stock Fund and the FPL Group Leveraged ESOP Fund. Your instructions will also determine the vote on a proportionate number of the Leveraged ESOP shares which are held in the plans but not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest will not be voted, but your proportionate share of the unallocated Leveraged ESOP shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received. The Trustee will vote your shares in accordance with your duly executed instructions received by 1 a.m., Central time, on May 22, 2007.

You may also revoke previously given voting instructions by 1 a.m., Central time, on May 22, 2007, by filing with the Trustee either a written notice of revocation or a properly completed and signed Retirement Savings Plans confidential voting instruction card bearing a later date. Your voting instructions will be kept confidential by the Trustee.

What is “householding” and how does it affect me?

Under a Securities and Exchange Commission rule concerning the delivery of annual disclosure documents, called “householding,” certain brokers, banks and other intermediaries have arranged that a single set of our notice of annual meeting, proxy statement, proxy card and annual report is being delivered to multiple shareholders sharing an address unless those brokers, banks or other intermediaries have received contrary instructions from one or more of the shareholders. Also, you may have requested FPL Group to deliver a single set of these materials to multiple shareholders sharing an address. The rule applies to FPL Group’s annual reports, proxy statements or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

FPL Group will deliver promptly upon written or oral request a separate copy of this proxy statement or other annual disclosure documents to a shareholder at a shared address to which a single copy of the proxy statement and other disclosure documents were sent. If you would like to receive your own set of these documents, or would like to receive your own set of FPL Group’s annual disclosure documents in future years, contact us in writing at FPL Group, Shareholder Services, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida, 33408-0420 or by calling 561-694-4694. Two or more shareholders sharing an address can request delivery of a single copy of proxy statements or other annual disclosure documents if they are receiving multiple copies by contacting FPL Group in the same manner. If a broker or other nominee holds your FPL Group shares, please contact ADP and inform them of your request by calling them at 800-542-1061. You will need the name of your brokerage firm and your account number.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•       FOR the election as Directors of the nominees named in this proxy statement. (See Proposal 1)

•       FOR the ratification of the appointment of Deloitte & Touche LLP as FPL Group’s independent registered public accounting firm for the year 2007. (See Proposal 2)

•       FOR approval of the 2007 Non-Employee Directors Stock Plan. (See Proposal 3)

•       In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the annual meeting and at any adjournment or postponement thereof.

What vote is required on the matters proposed?

FPL Group’s Bylaws provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Florida Business Corporation Act (the “Act”) or some other law or regulation expressly requires or permits the Board of Directors to require a greater vote, or FPL Group’s Articles of Incorporation or Bylaws require a greater or different vote). Although the Act provides that directors are elected by a plurality of the votes cast and that all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote), FPL Group’s Bylaws were adopted prior to the current Act and, under the Act, remain in effect. In addition, with respect to the proposal to approve the 2007 Non-Employee Directors Stock Plan, New York Stock Exchange (“NYSE”) listing rules require that at least fifty percent of FPL Group’s outstanding common stock must cast votes on the proposal.

If you are a beneficial owner and your broker holds your shares in its name, under NYSE rules the broker is permitted to vote your shares on the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2007 even if the broker does not receive voting instructions from you. Thus, there can be no broker non-votes on such proposals. As to the proposal to approve the 2007 Non-Employee Directors Stock Plan, brokers do not have discretionary voting power.

Therefore, as to any matter voted on by shareholders at the annual meeting, including the election of directors, the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote is required. Abstentions and, with respect to the election of directors, votes to withhold, have the same effect as a vote against a matter, and broker non-votes have no legal effect. Under the NYSE rules applicable to the proposal to approve the 2007 Non-Employee Directors Stock Plan, abstentions would be considered as votes cast, and broker non-votes would not be considered to be votes cast. See Director Resignation Policy in the section entitled Corporate Governance and Board Matters for information about FPL Group’s policy if a director fails to receive the required majority vote.

What interests do management and the directors have in the matters to be acted upon?

The non-employee directors of FPL Group have an interest in the proposal to approve the 2007 Non-Employee Directors Stock Plan that is different from the interests of other shareholders. The 2007 Non-Employee Directors Stock Plan would provide for payment of all or a portion of a non-employee director’s compensation for service as a director in shares of FPL Group common stock. Compensation under this plan will be discretionary and FPL Group’s Compensation Committee has not yet determined to whom shares will be issued and the terms and conditions of such issuances.

The Board of Directors has taken the above interest into account in recommending that shareholders approve Proposal 3.

Who pays for the solicitation of proxies?

FPL Group is soliciting proxies, and it will bear the expense of solicitation. Proxies will be solicited principally by mail, but directors, officers and regular employees of FPL Group or its subsidiaries may solicit proxies personally, or by telephone or other electronic media. FPL Group has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, for which services it will be paid a fee of $7,500 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, the Board of Directors did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn or postpone the annual meeting.

Can I access the notice of annual meeting, proxy statement and annual report on the Internet?

The notice of annual meeting, proxy statement and annual report may be viewed online at www.fplgroup.com. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by going to the website www.computershare.com/us/sc/fpl and following the instructions there, or by following the instructions provided if you submit your proxy by Internet. If you choose this option your choice will remain in effect until cancelled. If you should choose to cancel the electronic delivery option and resume mail delivery of these documents, return to the website www.computershare.com/us/sc/fpl and make the appropriate selection or notify FPL Group’s transfer agent, Computershare Investor Services, LLC at 2 North LaSalle Street, Chicago, Illinois 60602 by mail. If you hold your shares of FPL Group common stock through a broker, refer to the information provided by the broker for instructions on how to elect the electronic delivery option.

BUSINESS OF THE ANNUAL MEETING

Proposal 1:  Election of Directors

The Board of Directors of FPL Group is currently comprised of twelve members. Each of the members of the Board is standing for election at the meeting.

Listed below are the twelve nominees for election as directors, their principal occupations and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. Unless you specify otherwise in your proxy, it will be voted FOR the election of the listed nominees.

Sherry S. Barrat   Mrs. Barrat, 57, is president of Personal Financial Services for The Northern Trust Company, a banking corporation headquartered in Chicago, Illinois. Mrs. Barrat is a member of Northern Trust’s Management Committee. Prior to being appointed to her current office in January 2006, Mrs. Barrat served as chairman and chief executive officer of Northern Trust Bank of California, N.A., from 1999 through 2005, and as president of Northern Trust Bank of Florida’s Palm Beach Region from 1992 through 1998. Mrs. Barrat joined Northern Trust in 1990 in Miami. Mrs. Barrat has been a director of FPL Group since 1998.

Robert M. Beall, II   Mr. Beall, 63, is chairman of Beall’s, Inc., the parent company of Beall’s Department Stores, Inc., and Beall’s Outlet Stores, Inc., which operate retail stores located from Florida to California. Until August 2006, he was also chief executive officer of Beall’s, Inc. Mr. Beall is a director of SunTrust Banks, Inc., Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also past chairman of the Florida Chamber of Commerce and a member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

J. Hyatt Brown   Mr. Brown, 69, is chairman of the board and chief executive officer of Brown & Brown, Inc., an insurance broker based in Daytona Beach and Tampa, Florida. He is a director of SunTrust Banks, Inc., Rock-Tenn Company and International Speedway Corporation. Mr. Brown is a former member of the Florida House of Representatives and served as Speaker of the House from 1978 to 1980. He is a member and past chairman of the Board of Trustees of Stetson University. Mr. Brown has been a director of FPL Group since 1989.

James L. Camaren   Mr. Camaren, 52, is a private investor. Until May 2006, he was chairman and chief executive officer of Utilities, Inc. Utilities, Inc. was one of the largest investor-owned water utilities in the United States until March 2002, when it was acquired by Nuon, a Dutch company, which subsequently sold Utilities, Inc. in April 2006. He joined the company in 1987 and served successively as vice president of business development, executive vice president, and vice chairman, becoming chairman and chief executive officer in 1996. Mr. Camaren has been a director of FPL Group since 2002.

J. Brian Ferguson   Mr. Ferguson, 52, is chairman and chief executive officer of Eastman Chemical Company, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers. Prior to becoming chairman and chief executive officer in January 2002, Mr. Ferguson served as president of Eastman’s Chemicals Group, where he had direct responsibility for all chemicals-based business organizations, as well as the manufacturing, sales, pricing and product management, technology and geographical aspects of the business group. He joined Eastman in 1977 and led several businesses in the U.S. and Asia. Mr. Ferguson is a director of the American Chemistry Council and the National Association of Manufacturers and serves on the President’s Export Council. Mr. Ferguson has been a director of FPL Group since 2005.

Lewis Hay, III   Mr. Hay, 51, is the chairman and chief executive officer of FPL Group, having relinquished the title of president on December 15, 2006. He became a director, president and chief executive officer of FPL Group in June 2001, and chairman of FPL Group and chairman and chief executive officer of Florida Power & Light Company in January 2002. He joined FPL Group in 1999 as vice president, finance and chief financial officer. From March 2000 until December 2001 he served as president of FPL Group’s competitive energy subsidiary, FPL Energy, LLC. He is a director of Capital One Financial Corporation and Harris Corporation, as well as FPL Group’s subsidiary, Florida Power & Light Company.

Toni Jennings   Ms. Jennings, 57, is retired. She served as the Lieutenant Governor of the State of Florida from March 2003 through December 2006. Prior to serving in that role, she was a member of the Florida Senate from 1980 until 2000, including two consecutive terms as Senate President, and a member of the Florida House of Representatives from 1976 until 1980. From 1983 until she became Lieutenant Governor she also served as president of Jack Jennings and Sons, a family-owned construction business which provides general contractor, construction manager and design builder services. Ms. Jennings is a director of Brown & Brown, Inc. and has been a director of FPL Group since February 2007.

Oliver D. Kingsley, Jr.   Mr. Kingsley, 64, is retired. Prior to his retirement, Mr. Kingsley served from May 2003 to November 2004 as president and chief operating officer of Exelon Corporation, an integrated utility company. Prior thereto he was senior executive vice president of Exelon Corporation from February 2002 and president and chief nuclear officer from October 2000. Mr. Kingsley also served as president and chief executive officer of Exelon’s subsidiary, Exelon Generation, from February 2000 to November 2004. Mr. Kingsley is a director of McDermott International, Inc. and has been a director of FPL Group since March 2007.

Rudy E. Schupp   Mr. Schupp, 56, has been the president and chief executive officer, and a director, of 1st United Bank, a banking corporation located in Boca Raton, Florida, and chief executive officer and a director of its parent company, 1st United Bancorp, Inc., since mid-2003. He was the chairman, president and chief executive officer of Republic Security Bank in West Palm Beach, Florida from 1984 until March 2001, and the chairman, president and chief executive officer of its parent company, Republic Security Financial Corporation (“RSFC”) from 1985 until March 2001, when RSFC was acquired by Wachovia Corporation. Following the acquisition, he served as Chairman of Florida Banking of Wachovia Bank, N.A. until December 2001. In November 2001, Mr. Schupp became a managing director of Ryan Beck & Co., an investment banking and brokerage company, a position he held until March 2003. He is a director of the Federal Reserve Bank of Atlanta, a director (and the former chairman) of the Business Development Board of Palm Beach County and a former president of the Florida Bankers Association. Mr. Schupp has been a director of FPL Group since 2005.

Michael H. Thaman   Mr. Thaman, 43, has been senior vice president and chief financial officer of Owens Corning, a world leader in building materials systems and composite systems, since April 2000, and has been its chairman since April 2002. Mr. Thaman joined Owens Corning in August 1992 as director, corporate development, and has held other positions with it since that time. From January 1999 to April 2000, he served successively as vice president and president of the company’s exterior systems business. Mr. Thaman has been a director of FPL Group since 2003.

Hansel E. Tookes, II   Mr. Tookes, 59, retired from Raytheon Company, a company engaged in defense and government electronics, space, information technology, technical services and business and special mission aircraft, in December 2002. He joined Raytheon in 1999 as president and chief operating officer of Raytheon Aircraft Company, was appointed chairman and chief executive officer of Raytheon Aircraft Company in 2000, and became president of Raytheon International in 2001. From 1980 until joining Raytheon, Mr. Tookes held a variety of leadership positions with United Technologies Corporation, including serving as president of its subsidiary, Pratt & Whitney’s Large Military Engines Group. He is a director of Corning Incorporated, Harris Corporation, BBA Aviation and Ryder System, Inc. and a member of the National Academies Aeronautics and Space Engineering Board. Mr. Tookes has been a director of FPL Group since 2005.

Paul R. Tregurtha   Mr. Tregurtha, 71, is chairman and chief executive officer of Mormac Marine Group, Inc., a maritime company, and of Moran Transportation Company, a tug and marine transportation services enterprise. He is also vice chairman of Interlake Steamship Company and Lakes Shipping Company. Mr. Tregurtha previously served as chairman, chief executive officer, president and chief operating officer of Moore McCormack Resources, Inc., a natural resources and water transportation company. Mr. Tregurtha is a director of Teachers Insurance and Annuity Association. He has been a director of FPL Group since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF ALL NOMINEES.

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year 2007

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the accounts of FPL Group and its subsidiaries, as well as to attest to management’s assessment of internal control over financial reporting and audit the effectiveness of the Company’s internal controls over financial reporting, for the fiscal year ending December 31, 2007. If the shareholders do not ratify the appointment, it will be reconsidered by the Audit Committee. Additional information on audit-related matters may be found beginning on page 26 of this proxy statement.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2007.

Proposal 3: Approval of the 2007 Non-Employee Directors Stock Plan

The Board of Directors of FPL Group has adopted the FPL Group, Inc. 2007 Non-Employee Directors Stock Plan (“2007 Directors Stock Plan”), subject to approval by the shareholders. If approved by the shareholders, the effective date of the 2007 Directors Stock Plan will be May 25, 2007. Below is a summary of the Board’s reasons for adopting this plan and seeking shareholder approval. The following summary is qualified in its entirety by the full text of the plan document for the 2007 Directors Stock Plan. The plan document is attached to this proxy statement as Appendix A and is incorporated by reference into this proposal.

Why FPL Group is asking for shareholder approval

The Company has been paying a portion of the annual compensation of its non-employee directors in shares of its common stock and has been making one-time share awards to new directors. It has done this through the FPL Group, Inc. Amended and Restated Non-Employee Director Stock Plan (the “Expiring Plan”), which was approved by shareholders in 1997. Although there are approximately 450,000 shares still available for grant under the Expiring Plan, the Company’s authority to pay additional compensation under the Expiring Plan expires on May 12, 2007. The Company is asking its shareholders to approve a new plan so that it will be able to continue to pay stock-based compensation to non-employee directors. As a New York Stock Exchange listed company, FPL Group is required to seek the approval of its shareholders before implementing an equity compensation plan such as this plan.

If the Company does not receive shareholder approval it will not implement the plan

If the Company does not receive the approval of its shareholders, the 2007 Directors Stock Plan will not be implemented. In this event, it is likely that the Board will consider substituting other forms of compensation to assure that FPL Group’s compensation package for non-employee directors is competitive with those of other similar companies.

Purpose of the 2007 Directors Stock Plan

The purpose of the plan is to further strengthen the alignment of interests between members of the Board who are not FPL Group employees and the Company’s shareholders through the increased ownership by non-employee directors of shares of the Company’s common stock. This plan replaces the Expiring Plan.

Material Provisions of the 2007 Non-Employee Directors Stock Plan

Available Shares

The maximum aggregate number of shares of common stock, $.01 par value, which may be issued as additional compensation under the 2007 Directors Stock Plan shall be 450,000 shares. This number is equal to the number of shares previously approved by shareholders for issuance under the Expiring Plan (as adjusted for the March 2005 stock split in accordance with the terms of the Expiring Plan) that have not been issued or committed as of the expiration date for future issuance. Shares issued under the 2007 Directors Stock Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market. These shares have an aggregate fair market value of $26,752,500, based on a per-share value of $59.45, the closing sales price for a share of common stock on March 1, 2007. This number of shares available under the 2007 Directors Stock Plan shall be (a) reduced by one (1) share for each share issued and (b) increased by one (1) share for each share forfeited pursuant to the terms of the plan. The number of shares under the 2007 Directors Stock Plan shall be adjusted if there is a stock split or other event where an adjustment is appropriate to prevent the enlargement or dilution of the compensation that may be paid through the 2007 Directors Stock Plan.

The 2007 Directors Stock Plan also permits non-employee directors to choose to receive shares of FPL Group common stock instead of compensation otherwise payable in cash. Non-employee directors purchase these shares using their earned cash compensation at prevailing market prices. The number of shares purchased in this manner is not subject to any limits. Shares acquired in this manner do not count against the shares authorized for the 2007 Directors Stock Plan described above.

Administration

Committee.   The Compensation Committee of the Board of Directors administers the 2007 Directors Stock Plan. The Compensation Committee has plenary discretion and authority over the operation of the 2007 Directors Stock Plan.

Eligibility

Only non-employee members of the Board of Directors of FPL Group are eligible to participate in the 2007 Directors Stock Plan. As of March 26, 2007, there were eleven non-employee directors eligible for participation.

Full Value Awards

Discretionary Grants.   The Compensation Committee, in its discretion, may make a grant of shares (or an interest in shares, however denominated, to be settled in the future by delivery of shares) to any one or more of the non-employee directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such shares, service-related vesting and forfeiture provisions and holding period and transfer restrictions) as the Compensation Committee may determine. Unless the Compensation Committee determines otherwise, discretionary grants: (a) shall be in the form of issued and outstanding shares registered in the name of the non-employee director; (b) shall be fully vested and nonforfeitable when awarded; (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; and (d) may not be sold or transferred so long as the recipient remains a member of the Board.

Voluntary Conversion of Cash Compensation.   A non-employee director may elect, at such time and in such manner as the Compensation Committee may prescribe, that all or any portion of his or her compensation for service on the Board and its committees that is payable in cash be converted into and distributed to the non-employee director in shares of equivalent fair market value. Shares distributed in this way shall be fully vested and nonforfeitable.

Awards to New Directors.   The Compensation Committee may make a one-time award of shares to a non-employee director who is first elected to the Board after the date on which the 2007 Directors Stock Plan becomes effective. Any such award shall be made within six (6) months after such non-employee director is first elected to the Board. The Compensation Committee shall determine the number of shares included in such award. Such shares may not be sold or transferred by the recipient so long as he or she remains a member of the Board and shall be forfeited if, within five (5) years after the date of his or her initial election, he or she ceases to be a director for any reason other than death, disability or retirement.

Dividend Equivalents.   The Compensation Committee is authorized to grant dividend equivalents. The Compensation Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares or other property, or otherwise reinvested.

Deferral.   Compensation payable under the 2007 Directors Stock Plan shall be eligible for deferral for federal (and, to the extent applicable, state and local) income tax purposes if and to the extent provided under a separate written deferred compensation plan of the Company that complies with the requirements of section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

Termination, Amendment and Adjustments

Termination.   The Board may suspend or terminate the 2007 Directors Stock Plan in whole or in part at any time prior to the tenth anniversary of the effective date of the 2007 Directors Stock Plan by giving written notice of such suspension or termination to the Compensation Committee. Unless sooner terminated, the 2007 Directors Stock Plan shall terminate automatically on the day preceding the tenth anniversary of its effective date. In the event of any suspension or termination of the 2007 Directors Stock Plan, all awards theretofore granted under the 2007 Directors Stock Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in the grant instruments evidencing such awards.

Amendment.   The Board may amend the 2007 Directors Stock Plan in whole or in part at any time. However, to the extent required to comply with the corporate governance standards imposed under the listing requirements established by any national securities exchange on which FPL Group lists or seeks to list shares, no such amendment shall be effective if it amends a material term of the 2007 Directors Stock Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment.

Adjustments in the Event of Business Reorganization.   In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights under the 2007 Directors Stock Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of shares in the aggregate to all non-employee directors and individually to any one non-employee director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed shares.

New Plan Benefits

Awards under the 2007 Directors Stock Plan are discretionary and the Compensation Committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2007 Directors Stock Plan to any individual or group of individuals. See Additional Disclosure Related to Director Compensation Table for information about grants to directors made under the Expiring Plan.

Securities Authorized For Issuance Under Equity Compensation Plans

FPL Group’s equity compensation plan information as of December 31, 2006 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,344,801	$30.22	11,488,408
Equity compensation plans not approved by security holders(1)	38,589	$14.96	—
Total	6,383,390	$30.12	11,488,408

(1)           Represents options granted by Gexa Corp. under its Amended and Restated 2004 Incentive Plan and pursuant to various individual grants, all of which were made prior to the acquisition of Gexa Corp. All such options were assumed by FPL Group in connection with the acquisition of Gexa Corp. and are fully vested and exercisable for shares of FPL Group common stock. No further grants of stock options will be made under this plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2007 NON-EMPLOYEE DIRECTORS STOCK PLAN.

INFORMATION ABOUT FPL GROUP AND MANAGEMENT

Common Stock Ownership of Certain Beneficial Owners and Management

The following table indicates how much FPL Group common stock is beneficially owned by each person known by the Company to own 5% or more of the Company’s common stock. Unless otherwise indicated, each person has sole voting and dispositive power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(a)
Fidelity Management Trust Company	23,796,145(b)	5.9%
82 Devonshire Street
Boston, Massachusetts 02109
Capital Research and Management Company	21,108,000(c)	5.2%
333 South Hope Street
Los Angeles, California 90071

(a)           As of March 1, 2007.

(b)          Shares held as Trustee under the Florida Power & Light Company Master Trust for the Retirement Savings Plans of FPL Group and its affiliates as of March 1, 2007, as reported by the Trustee. The Trustee disclaims beneficial ownership of such securities. Shares are voted by the Trustee in accordance with instructions of the participants to whose accounts such shares are allocated, and a proportionate number of shares which are held in the plans but not yet allocated to participants are voted in accordance with such instructions.

(c)           This information has been derived from Schedule 13G/A of Capital Research and Management Company (“Capital Research”), filed with the Securities and Exchange Commission on February 12, 2007. Capital Research, which reported sole voting power over 3 million shares and sole dispositive power over 21,108,000 shares, is deemed to be the beneficial owner of these shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

The following table shows the number of shares of FPL Group common stock beneficially owned as of March 1, 2007 by each of FPL Group’s directors and each named executive officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of FPL Group’s directors and executive officers as a group. Together these individuals beneficially own less than one percent (1%) of FPL Group common stock as of March 1, 2007. No shares are pledged as security. The table also includes information about stock options and phantom or deferred shares credited to the accounts of FPL Group’s directors and executive officers under various compensation and benefit plans. The address of each executive officer and director of FPL Group is c/o FPL Group, Inc., 700 Universe Boulevard, Juno Beach, Florida 33408.

	Common Stock Beneficially Owned
Name	Shares Owned(1)		Shares Which May Be Acquired Within 60 Days(2)	Total Shares Beneficially Owned(3)		Phantom/Deferred Shares(4)
Sherry S. Barrat	13,900		2,000	15,900		16,497
Robert M. Beall, II	20,540	(5)		20,540	(5)	5,926
J. Hyatt Brown	34,200	(5)		34,200	(5)	8,190
James L. Camaren	14,800			14,800		4,913
Moray P. Dewhurst	143,945		556,667	700,612		51,608
J. Brian Ferguson	4,500			4,500
Lewis Hay, III	377,655		946,666	1,324,321		220,735
Toni Jennings.	2,100			2,100
Oliver D. Kingsley, Jr.(6)	0			0
Armando J. Olivera	112,785		356,667	469,452		27,588
James L. Robo	96,518		406,667	503,185		53,621
Rudy E. Schupp	4,900			4,900
John A. Stall	85,552		194,391	279,943		9,963
Michael H. Thaman	7,900			7,900
Hansel E. Tookes, II	1,680	(5)	4,100	5,780	(5)
Paul R. Tregurtha	13,400		6,100	19,500		9,495
All directors and executive officers as a group (23 persons)	1,176,980		2,778,309	3,955,289		435,256

(1)          Includes shares of restricted stock for Messrs. Dewhurst (31,490), Hay (151,571), Olivera (30,069), Robo (32,919) and Stall (31,190), as well as for Mrs. Barrat (11,900), Ms. Jennings (2,100), and Messrs. Beall (13,500), Brown (13,500), Camaren (9,300), Ferguson (4,500), Schupp (4,500), Thaman (7,900), Tookes (400) and Tregurtha (7,400) and a total of 432,834 shares of restricted stock for all directors and officers as a group. The holders of such shares of restricted stock have voting power, but not dispositive power.

(2)          Includes, for executive officers, shares which may be acquired within sixty days upon the exercise of stock options and, for directors, common stock, the receipt of which has been deferred under FPL Group’s Deferred Compensation Plan until termination of service as a board member. Also includes, for Mr. Stall (16,058) and all executive officers as a group (21,008), shares of common stock, the receipt of which has been deferred under FPL Group’s Deferred Compensation Plan until the first day of the first month after termination of service.

(3)          Represents the total of shares listed under the columns “Shares Owned” and “Shares Which May Be Acquired Within 60 Days.”

(4)          Includes phantom shares under FPL Group’s Supplemental Executive Retirement Plan, as amended, and phantom shares granted to certain directors in connection with the termination in 1996 of the FPL Group, Inc. Non-Employee Director Retirement Plan, all of which are payable in cash, as well as, for Mr. Dewhurst (21,602), Mr. Hay (203,655), Mr. Olivera (23,178) and Mr. Stall (7,618), and all directors and officers as a group (296,199), shares of common stock, the receipt of which has been deferred under FPL Group’s Deferred Compensation Plan until at least six months after termination of service, as to which they have neither voting nor dispositive power. Also includes, for Mr. Dewhurst (24,586) and Mr. Robo (49,172), shares held by the trustee of a grantor trust pursuant to a deferred stock grant made under FPL Group’s Amended and Restated Long Term Incentive Plan, as to which such officers have neither voting nor dispositive power.

(5)          Includes, for Mr. Beall, 40 shares owned by a son of Mr. Beall who is over 21 years of age, as to which Mr. Beall disclaims beneficial ownership; for Mr. Brown, 700 shares owned by children of Mr. Brown who are over 21 years of age, as to which Mr. Brown disclaims beneficial ownership; and for Mr. Tookes, 280 shares owned by Mr. Tookes’ wife, as to which Mr. Tookes disclaims beneficial ownership.

(6)          Mr. Kingsley was appointed to the Board on March 16, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of FPL Group common stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 2006.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles & Guidelines/Code of Ethics

FPL Group has had formal corporate governance standards in place since 1994. The Company has reviewed internally and with the Board the provisions of applicable laws, the rules of the Securities and Exchange Commission (“SEC”) and the current corporate governance listing standards of the NYSE regarding corporate governance policies and processes, and the Company is in compliance with those laws, rules and listing standards. The Governance & Nominating Committee is responsible for reviewing the Corporate Governance Principles & Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. FPL Group has adopted a Code of Ethics for Senior Executive and Financial Officers, which applies to FPL Group’s principal executive and financial officers, principal accounting officer and persons performing similar functions, as well as a Code of Business Conduct & Ethics applicable to all representatives of FPL Group, including directors, officers and employees. The Company’s Corporate Governance Principles & Guidelines, Code of Ethics for Senior Executive and Financial Officers and Code of Business Conduct & Ethics are available in the Governance section of the Company’s website at www.fplgroup.com/governance/contents/fplgroup_governance.shtml. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers which are required to be disclosed to shareholders will be disclosed on the FPL Group website at the address listed above. You can also write to us for printed copies of these documents, without charge, at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

Director Resignation Policy

As noted above, the Company’s Bylaws provide for the election of directors by majority vote of the shares represented at the meeting and entitled to vote. In February 2007 the Board adopted a Policy on Failure of Nominee Director(s) to Receive a Majority Vote (“Director Resignation Policy”), the effect of which is to require that, (i) in any contested director election, any incumbent director who is not elected by the required vote and who would not have been elected had the voting standard for the election been a plurality of the votes cast, shall offer to resign and the Board, absent a compelling reason not to do so, shall accept the offer and shall fill the resulting vacancy by appointing as a director the non-incumbent nominee who would have been elected had the voting standard for the election been a plurality of the votes cast and (ii) in any other director election, any incumbent director who is not elected by the required vote shall offer to resign, and the Board shall determine whether or not to accept the resignation within ninety days of the certification of the shareholder vote. In effect, the Director Resignation Policy operates as a carve-out from, or exception to, the Company’s majority vote standard in a situation where a full Board is not elected by the required vote in a contested election, and generally applies a plurality vote standard in that situation. The Company shall report the action taken by the Board under the Director Resignation Policy in a publicly-available forum or document.

Director Independence

The Board of Directors has conducted a review regarding the independence of each of its members from management of the Company under the criteria set forth in the corporate governance independence standards in Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE standards”), which are the applicable standards under Securities and Exchange Commission rules, as well as under the standards set forth in the Company’s Corporate Governance Principles & Guidelines. A copy of the Company’s Corporate Governance Principles & Guidelines is available in the Governance section of the Company’s website at www.fplgroup.com/governance/contents/fplgroup_governance.shtml. The NYSE standards and the Company’s Corporate Governance Principles & Guidelines require that FPL Group have a majority of independent directors, require that the Board of Directors make a determination as to independence and set out certain independence criteria. The NYSE standards and the Company’s Corporate Governance Principles & Guidelines also require that each of the Compensation Committee,

Governance & Nominating Committee and Audit Committee consist entirely of independent directors. The NYSE standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) include additional independence requirements for Audit Committee members.

As part of its independence assessment, the Board considered whether any non-employee director or member of his or her immediate family has a material relationship with the Company that would impair the director’s independence. To assist the Board in making this determination, the Company’s Corporate Governance Principles & Guidelines (as adopted by the Governance & Nominating Committee and the Board) sets forth the following categories of relationships that (except in special circumstances, as determined by a majority of the independent members of the Board) will not be considered to be material relationships that would impair a director’s independence:

1)              The Company or any of its consolidated subsidiaries has made or received payments for property or services to or from any entity of which either (a) the director is an officer or employee or in which the director is a partner or has an ownership interest of 10% or more of the outstanding voting securities or other voting interests or (b) the director’s immediate family member is an executive officer, if such payments in the last fiscal year were less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues for its last fiscal year and such property or services were provided or received in the ordinary course of business of each of the parties.

2)              The Company or any of its consolidated subsidiaries has a borrowing relationship with a bank or other financial institution of which the director is an officer, employee or director, or the director’s immediate family member is an executive officer, if the total amount of indebtedness does not exceed 1% of the total assets of the financial institution for the last fiscal year.

For purposes of the foregoing discussion, an “immediate family member” is defined as a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

Based on its review, the NYSE standards and the categorical standards, in February 2007 (except for Mr. Kingsley, with respect to whom the determination was made upon his appointment to the Board in March 2007) the Board determined that Sherry S. Barrat, Robert M. Beall, II, J. Hyatt Brown, James L. Camaren, J. Brian Ferguson, Toni Jennings, Oliver D. Kingsley, Jr., Rudy E. Schupp, Michael H. Thaman, Hansel E. Tookes, II and Paul R. Tregurtha, being all of the non-employee directors, are independent under applicable laws, the NYSE standards and the Company’s Corporate Governance Principles & Guidelines. In determining that Mrs. Barrat is independent, the Board considered that (i) FPL Group subsidiaries obtain certain services in the ordinary course of business from Northern Trust, where Mrs. Barrat is an officer, for which such subsidiaries pay an aggregate amount which is well below the threshold set forth in the first categorical standard, above, (ii) in 2006 there were no borrowings under credit facilities or draws under issued letters of credit provided by Northern Trust to FPL Group subsidiaries, and (iii) no such borrowings or draws are currently anticipated.

In addition, based on the review conducted in February 2006 by the Board, H. Jesse Arnelle and Frank G. Zarb, who retired from the Board in December 2006, were determined to be independent under all applicable standards.

Director Meetings and Attendance

The Board of Directors and its committees meet on a regular schedule and also hold special meetings from time to time as deemed necessary and appropriate. The Board met eight times in 2006, including six regular meetings and two special meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served, except for J. Brian Ferguson, who attended 73% of such meetings. The meetings missed by Mr. Ferguson were a committee meeting and a Board meeting held on consecutive days during which he was ill, and a special Board meeting held on short notice which he was unable to attend.

Absent circumstances that cause a director to be unable to attend the Board meeting held in conjunction with the annual shareholders’ meeting, Board members are required to attend the annual shareholders’ meeting. All of the directors then in office and not retiring attended the 2006 annual meeting of shareholders.

Executive Sessions of Non-Management Directors

Executive sessions of non-management directors are provided for in the agenda for each regularly-scheduled Board meeting. The sessions are scheduled and chaired by a Presiding Director, who is currently Sherry S. Barrat, the Chair of the Compensation Committee. The Presiding Director position rotates annually among the non-management Chairs of the standing committees of the Board (other than the Executive Committee), in alphabetical committee order; provided that no member of the Board will serve two consecutive terms as Presiding Director.

Committees

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance & Investment Committee and the Executive Committee. The membership during 2006, current membership and function of these committees are described below. Each of the committees operates under a charter approved by the Board. The charter of each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee complies with the NYSE corporate governance requirements. There are no NYSE requirements for the charters of the Finance & Investment Committee or the Executive Committee. Each of the committees is permitted by its charter to act through subcommittees, and references in this proxy statement to any of those committees include any such subcommittees. Current copies of the charters of the committees are available on the Company’s website in the Governance section at www.fplgroup.com, and printed copies are available without charge by writing to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

Audit Committee

FPL Group has an Audit Committee established in accordance with applicable provisions of the Exchange Act and the NYSE standards. FPL Group’s Audit Committee is currently comprised of Ms. Jennings and Messrs. Thaman (Chair), Beall, Brown and Schupp. During 2006 retired director Frank G. Zarb also served on the committee. The Audit Committee met nine times in 2006, including meeting regularly with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and the internal auditors, both privately and in the presence of management. The Audit Committee has the authority to appoint or replace the Company’s independent registered public accounting firm and approves all permitted services to be performed by the independent registered public accounting firm. The Audit Committee assists the Board in monitoring the integrity of the financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, the system of disclosure controls and internal controls, and the independence and performance of the internal audit department and the independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints, questions and other information received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. A more detailed description and discussion of the Audit Committee’s duties and responsibilities is contained in the Audit Committee Charter, a copy of which is available on the Governance section of our website at www.fplgroup.com/governance/contents/audit_committee.shtml. A printed copy is also available to shareholders free of charge upon written request to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and that each of Rudy E. Schupp and Michael H. Thaman is an “audit committee financial expert” as that term is defined by applicable SEC regulations. In addition, the Board has determined that each member of the Audit Committee, including each of the audit committee financial experts, is independent under the criteria established by applicable laws, the NYSE standards, Rule 10A-3 of the Exchange Act and the Company’s Corporate Governance Principles & Guidelines.

The report of the Audit Committee is included herein beginning at page 26. The report was approved by the Audit Committee prior to the appointment of Ms. Jennings to the committee.

Compensation Committee

The Compensation Committee is currently comprised, and was comprised throughout 2006, of Mrs. Barrat (Chair) and Messrs. Camaren, Ferguson, Thaman and Tregurtha. The Compensation Committee met three times in 2006. The Board has determined that each member of the committee is independent under the NYSE standards and the Company’s Corporate Governance Principles & Guidelines.

Compensation Committee Authority

The Compensation Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers, evaluate the performance of the chief executive officer in light of those goals and objectives, approve the compensation of the chief executive officer and other executive officers, approve any employment agreements, special supplemental benefits and severance arrangements for the chief executive officer and other executive officers, and make recommendations to the Board with respect to the compensation of certain other officers and the directors. Additional responsibilities include overseeing the preparation of the Compensation Discussion & Analysis section and preparing the annual Compensation Committee Report for inclusion in the Company’s proxy statement, making recommendations to the Board with respect to incentive compensation plans and other equity-based plans, administration of the Company’s annual and long term incentive plans and non-employee directors stock plan, and retaining, and approving the terms of retaining, any outside compensation consultants engaged by the committee to assist in the evaluation of director, chief executive officer and other senior officer compensation. A more detailed description and discussion of the Compensation Committee’s authorities, duties and responsibilities is contained in the Compensation Committee Charter, a copy of which is available on the Governance section of FPL Group’s website at www.fplgroup.com/governance/contents/compensation_committee.shtml. A printed copy is also available to shareholders free of charge upon written request to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

As permitted under the terms of the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”), the Board has delegated to a subcommittee whose sole member is the chief executive officer the authority to make certain grants under the LTIP to employees who are not executive officers. The committee has the authority to review these awards. The Compensation Committee has not delegated any other authority granted to it.

Compensation Committee Agenda and Processes; Role of External Consultants and Executive Officers

The Compensation Committee plans its agendas to ensure a thorough and thoughtful decision process. Typically, information regarding strategic decisions is presented to the Compensation Committee at one meeting and the decision is not made until a subsequent meeting. This allows time for any follow-up to questions from Compensation Committee members in advance of the final decision. Additional agenda items are included as necessary to address current issues.

The Compensation Committee has engaged outside independent consultants from Watson Wyatt Worldwide (“Watson Wyatt”) to provide advice and counsel to the committee. All materials provided to the members of the committee also are provided to the independent consultants in advance of each committee meeting, and in 2006 the independent consultants participated in all committee meetings. Watson Wyatt annually provides the Company and the Compensation Committee with analysis and advice on items such as pay competitiveness (including review of and advice on the composition of the Company’s peer group), executive compensation program plan design and non-employee director compensation. Watson Wyatt also periodically analyzes the Company’s stock plan usage, dilution and other issues with respect to stock plan economics. In addition, the consultants monitor current and emerging market trends and report to the Compensation Committee on such trends and their impact on Company compensation practices. Watson Wyatt has also reviewed and provided comments on the executive compensation-related disclosures in this proxy statement.

In providing its services, Watson Wyatt reports to and is directed by the Compensation Committee. Watson Wyatt also cooperates with the Company’s human resources personnel and appropriate executive officers in the performance of its services, including assisting them in the development of executive compensation programs for consideration by the Compensation Committee. Unless otherwise directed by the Compensation Committee, Watson Wyatt may share with appropriate human resources personnel and executive officers information regarding trends, comparative analysis and other matters relating to executive compensation in general or the Company’s programs in particular.

During 2006, the Company’s chief executive officer and vice president, human resources, attended all meetings of the Compensation Committee. Beginning in December 2006, the Company’s chief financial officer also attended Compensation Committee meetings. The committee has an executive session at the end of each of its meetings, during which no executive officers are present and during which the committee evaluates the performance of the chief executive officer, discusses and approves the chief executive officer’s compensation, meets with Watson Wyatt and discusses and considers such other matters as it deems appropriate.

The chief executive officer provides the Compensation Committee with (i) recommendations on the total compensation opportunities for all executive officers other than himself, (ii) input with respect to the individual performance of the other executive officers in connection with the committee’s determination of amounts paid under the Annual Incentive Plan and (iii) input with respect to the composition of the Company’s peer group used for competitive comparisons. In advance of each year, the chief executive officer, in collaboration with the Company’s chief operating officer and the subsidiary presidents, provides recommended Annual Incentive Plan performance indicators and targets to the Compensation Committee for its consideration. In addition, the Executive Compensation Review Board, whose members are Messrs. Hay, Dewhurst, Robo, Olivera, the vice president, human resources and the president of FPL

Energy, LLC, annually performs the initial review of the Company’s (including its subsidiaries’) performance compared to the Annual Incentive Plan indicators, including whether targets have been achieved, exceeded or missed, and assigns ratings to each indicator based on this review, which ratings are provided to the Compensation Committee for consideration and appropriate action.

FPL Group’s executive compensation program for 2006, as well as its compensation program for non-employee directors, were considered and acted upon by the Compensation Committee at several of its meetings over a 16-month period, as follows:

October 2005:   Reviewed and approved peer group to be used for competitive comparisons for 2006 executive compensation; reviewed and discussed proposed base salary, annual incentive compensation opportunity and long-term incentive compensation opportunity for chief executive officer and other executive officers; reviewed and evaluated non-employee director compensation and recommended changes to the Board. In addition, reviewed and approved amendments to the Company’s Supplemental Executive Retirement Plan to provide certain enhanced benefits as described in Compensation Discussion & Analysis, below.

December 2005:   Reviewed and approved certain annually variable aspects of the 2006 Annual Incentive Plan; reviewed and approved the Company’s adjusted net earnings target and corporate performance indicators for the 2006 Annual Incentive Plan; discussed and approved the chief executive officer’s and the other executive officers’ 2006 base salary, annual incentive compensation opportunity and long-term incentive compensation opportunity; discussed and approved, subject to rescission by the committee prior to the effective date, grants of executive officers’ equity compensation effective in mid-February 2006; discussed and approved grants of common stock to non-employee directors as a portion of 2006 director compensation, effective in mid-February, 2006.

February 2007:   Evaluated corporate performance for 2006 in light of the corporate goals and performance indicators and determined annual incentive compensation amounts for executive officers, as well as number of performance shares payable at end of three-year performance period ending December 31, 2006.

The Report of the Compensation Committee is included herein on page 49.

Governance & Nominating Committee

The Governance & Nominating Committee is currently comprised of Messrs. Beall, Brown, Ferguson, Tookes and Tregurtha (Chair). Mrs. Barrat was a member of the committee in 2006, Mr. Camaren was a member of the committee in 2006 and until February 16, 2007, and Mr. Arnelle was a member of the committee prior to his retirement in December 2006. The Governance & Nominating Committee met five times in 2006. The Board has determined that each member of the committee is independent under the NYSE standards and FPL Group’s Corporate Governance Principles & Guidelines. The committee is responsible for reviewing the size and composition of the Board, identifying and evaluating potential nominees for election to the Board, consistent with criteria developed by the committee and approved by the Board, and recommending candidates for all directorships to be filled by the shareholders or, subject to the Director Resignation Policy discussed above, the Board. The committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors, as discussed below under “Consideration of Director Nominees.” The committee was responsible for developing and recommending to the Board for adoption the Company’s Related Person Transactions Policy and the Director Resignation Policy. In addition, the committee is responsible for monitoring and overseeing the Corporate Governance Principles & Guidelines, the Director Resignation Policy and the Related Person Transactions Policy, as well as the Company’s Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers, and recommending any proposed changes to the Board, conducting an annual self-evaluation, and overseeing the evaluation of the Board, the Audit, Compensation and Finance & Investment Committees and management. The Governance & Nominating

Committee is also responsible for retaining, and approving the terms of retaining, any search firm engaged to identify director candidates.

A more detailed description and discussion of the Governance & Nominating Committee’s duties and responsibilities is contained in the Governance & Nominating Committee Charter, a copy of which is available on the Governance section of FPL Group’s website at www.fplgroup.com/governance/contents/governance_committee.shtml. A printed copy is also available to shareholders free of charge upon written request to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

Finance & Investment Committee

The Finance & Investment Committee is currently comprised of Mrs. Barrat and Messrs. Camaren, Schupp (Chair), Tookes and Tregurtha. Mr. Thaman was a member of the committee in 2006, and Messrs. Arnelle and Zarb were members of the committee until their retirement from the Board in December 2006. The Finance & Investment Committee met four times in 2006. The committee’s functions include reviewing and monitoring the Company’s financing plans, reviewing and making recommendations to the Board regarding the Company’s dividend policy, reviewing the Company’s energy trading, marketing and risk management activities and exposure, and reviewing the performance of the Company’s pension funds.

A more detailed description and discussion of the Finance & Investment Committee’s duties and responsibilities is contained in the Finance & Investment Committee Charter, a copy of which is available on the Governance section of FPL Group’s website at www.fplgroup.com/governance/contents/finance_committee.shtml. A printed copy is also available to shareholders free of charge upon written request to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

Executive Committee

The Executive Committee is currently comprised of Mrs. Barrat and Messrs. Hay (Chair), Schupp, Thaman and Tregurtha. The Executive Committee did not meet in 2006. The committee’s function is to provide an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authorities when the Board is not in session.

A more detailed description and discussion of the Executive Committee’s duties and responsibilities is contained in the Executive Committee Charter, a copy of which is available on the Governance section of FPL Group’s website at www.fplgroup.com/governance/contents/executive_committee.shtml. A printed copy is also available to shareholders free of charge upon written request to us at FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, Attention: Investor Relations.

Consideration of Director Nominees

Shareholder Nominees

The policy of the Governance & Nominating Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board. See Identifying and Evaluating Nominees for Directors. In evaluating such nominations, the Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance & Nominating Committee should include the nominee’s name and qualifications for board membership and should be addressed to: Corporate Secretary, FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

There are separate requirements under regulations of the SEC and under our Bylaws relating to shareholder nominations of persons for election to the Board at a meeting of shareholders. A shareholder who nominates a director candidate must be a shareholder of record on the date he or she gives the nomination notice to FPL Group. The advance notice procedure in our Bylaws requires that a shareholder’s notice must be given timely and in proper written form to the Corporate Secretary. For nominations at annual meetings to be timely, notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at FPL Group’s principal executive offices not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days earlier, or 60 days later, than such anniversary date, similar timeliness requirements, based on the date of the meeting, apply. Similar requirements apply in order for shareholder nominations at special meetings to be timely. To be in proper written form, the notice must include, among other things, information on the nominating shareholder and information regarding the nominee required by the proxy rules of the SEC and the rules of the NYSE. The notice must also be accompanied by a written consent of the proposed nominee consenting to being named as a nominee and to serving as a director if elected. See also Shareholder Proposals.

Director Qualifications

Our Corporate Governance Principles & Guidelines contain board membership criteria that are considered by the Governance & Nominating Committee in recommending non-employee nominees for a position on the Board. Under these criteria, members of the Board should have demonstrated character and integrity; an inquiring mind; experience at a strategy and/or policy setting level, or high-level managerial experience in a relatively complex business, government or other organization, or have other similar and relevant experience in dealing with complex problems; an ability to work effectively with others; sufficient time to devote to the Company’s affairs; and an ability to represent the balanced interests of our shareholders as a whole, rather than special constituencies. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties, and no Company director may serve simultaneously as a director of more than six public companies. Additional criteria include whether an individual assists in achieving a mix of directors that represents a diversity of background and experience, including age, gender, race and specialized experience; whether an individual is nearing or has reached retirement age; the individual’s independence as described in applicable listing standards, legislation and regulations; whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards, legislation, regulations or Audit Committee guidelines; the extent of the individual’s business experience, technical expertise, or specialized skills or experience; and whether the individual, by virtue of particular experience relevant to FPL Group’s current or future business, will add specific value as a Board member. No person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’ board. No person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director.

Identifying and Evaluating Nominees for Directors

The Governance & Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director if deemed appropriate, subject to the Director Resignation Policy in the case of contested elections. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. As described above, the committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the committee at a regularly scheduled meeting, which is generally but not exclusively the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the committee. The committee also reviews materials provided by professional search firms or other parties. In evaluating such nominations, the committee seeks to achieve a balance of knowledge, experience and capability on the Board. See also Director Resignation Policy, above, Shareholder Nominees, above, and Shareholder Proposals.

Toni Jennings, who was appointed to the Board in February 2007, is a nominee for election to the Board this year who has not previously been elected by the shareholders. Ms. Jennings was initially identified as a potential candidate for the Board by the chief executive officer, and was first approached in order to gauge her potential interest in serving as a director by Governance & Nominating Committee member Hyatt Brown, who knew her from, among other things, her previous service on the board of the company of which he is the chairman and chief executive officer. Ms. Jennings was interviewed by Mr. Hay and by then-Governance & Nominating Committee member Mr. Camaren. Mr. Beall, who knew Ms. Jennings, also discussed with her the possibility of joining the Board. The Governance & Nominating Committee then evaluated Ms. Jennings’ qualifications, background and experience utilizing the criteria discussed under “Director Qualifications.”  Following its evaluation, the Governance & Nominating Committee recommended Ms. Jennings for appointment to the Board.

Oliver D. Kingsley, Jr., who was appointed to the Board in March 2007, is a nominee for election to the Board this year who has not previously been elected by the shareholders. A third-party search firm, which was retained to help identify and evaluate possible candidates, identified Mr. Kingsley as a possible candidate. The Governance & Nominating Committee reviewed a number of candidates submitted for consideration utilizing the criteria discussed under “Director Qualifications.” Several members of the Committee interviewed Mr. Kingsley. Following its evaluation, the Governance & Nominating Committee recommended Mr. Kingsley for appointment to the Board.

Communications with the Board

Individuals may communicate with the Board by writing to them c/o FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420. Communications that are intended specifically for non-management directors or the Presiding Director should be sent to the address above to the attention of the Presiding Director. Communications addressed in this manner will be forwarded unopened to the Presiding Director. Employees and others who wish to contact the Board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so anonymously using the above address.

Policy Regarding Transactions with Related Persons

The Board of Directors adopted a written Related Person Transactions Policy (the “Policy”) in February 2007. In accordance with the Policy, all Related Person Transactions are subject to review and approval by the Governance & Nominating Committee, and ongoing Related Person Transactions in existence at the time the Policy was adopted, if any, were subject to ratification under the same procedures. For purposes of the Policy, Related Person Transactions are transactions, arrangements or relationships or a series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in an amount equal to or exceeding $120,000 in which FPL Group, including any of its subsidiaries, was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. An indirect interest includes an interest held by or through any entity in which any Related Person is employed or is a partner or principal or in a similar position or in which such Related Person has a 5% or greater beneficial ownership interest. Related Persons are executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of FPL Group’s voting securities and any immediate family member of any of the foregoing persons.

In considering whether to approve a Related Person Transaction, the Governance & Nominating Committee (or its Chair, to whom authority has been delegated under certain circumstances) considers such factors as it (or he) deems appropriate, which may include: (i) the Related Person’s relationship to FPL Group and interest in the transaction; (ii) the material facts of the proposed Related Person Transaction, including the proposed value of such transaction or, in the case of indebtedness, the principal amount that would be involved;  (iii) the benefits to FPL Group of the Related Person Transaction; and (iv) an assessment of whether the Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party.

The Policy provides for standing approval for certain categories of Related Person Transactions without the need for specific approval by the Governance & Nominating Committee. These categories include  (i) certain transactions with other companies where the Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year; (ii) charitable contributions, grants or endowments by FPL Group to charitable organizations, foundations or universities at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director or trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year; and (iii) certain other transactions and arrangements which under certain SEC rules are excepted from disclosure as transactions with related persons.

Prior to adoption of the Policy, it was the practice of the Company to follow in all material respects  the process set forth in the Policy for transactions and arrangements, if any, which would have been required to be disclosed by the Company in its proxy statement.

There were no transactions, arrangements or relationships in 2006 in which any of FPL Group’s related persons had, and there are no currently proposed transactions in which any of FPL Group’s related persons will have, a direct or indirect material interest in an amount equal to or exceeding $120,000.

Audit-Related Matters

Audit Committee Report

The Audit Committee submits the following report for 2006:

In accordance with its written charter (Charter), the Committee assists the Board of Directors (Board) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2006, the Committee met nine times, including four meetings where the Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief accounting officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board  (PCAOB) in Rule 3600T, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the PCAOB in Rule 3200T, and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee (excluding Ms. Jennings, who was not a member of the Committee until February 2007) recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

In addition, and in accordance with the Charter, the Committee reviewed and discussed with management and the independent auditors management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting, and the independent auditor’s attestation of management’s assessment, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the independent auditors with respect to such financial statements.

Respectfully submitted,

Michael H. Thaman, Chair
Robert M. Beall, II
J. Hyatt Brown
Rudy E. Schupp

Fees Paid to Deloitte & Touche LLP

The following table presents fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), for the fiscal years ended December 31, 2006 and 2005.

	2006	2005
Audit Fees(1)	$3,393,000	$2,985,000
Audit-Related Fees(2)	1,747,000	2,378,000
Tax Fees(3)	72,000	170,000
All Other Fees(4)	—	—
Total	$5,212,000	$5,533,000

(1)   Audit Fees consist of fees billed for professional services rendered for the audit of FPL Group’s and Florida Power & Light Company’s (“FPL’s”) annual consolidated financial statements for the fiscal year, the reviews of the financial statements included in FPL Group’s and FPL’s Quarterly Reports on Form 10-Q for the fiscal year, attestation of management’s assessment of internal control over financial reporting and the audit of the effectiveness of internal controls over financial reporting, comfort letters, consents, and other services related to Securities and Exchange Commission (“SEC”) matters, services in connection with annual and semi-annual filings of FPL Group’s financial statements with the Japanese Ministry of Finance and accounting consultations to the extent necessary for Deloitte & Touche to fulfill its responsibility under Public Company Accounting Oversight Board standards.

(2)   Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of FPL Group’s and FPL’s consolidated financial statements and are not reported under “Audit Fees.” These fees primarily related to audits of subsidiary financial statements, comfort letters, consents and other services related to subsidiary (non-SEC registrant) financing activities, audits of employee benefit plans, due diligence pertaining to acquisitions and consultation on accounting standards and on transactions.

(3)   Tax Fees consist of fees billed for professional services rendered for tax compliance and  tax advice and planning. In 2006, all tax fees paid related to tax compliance services. In 2005, $27,000 of the tax fees paid related to tax advice and planning services. All other tax fees paid in 2005 related to tax compliance services.

(4)   All Other Fees consist of fees for products and services other than the services reported under the other named categories. In 2006 and 2005, there were no fees incurred in this category.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the requirements of Sarbanes-Oxley, the FPL Group Audit Committee Charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Audit and audit-related services specifically identified in an appendix to the pre-approval policy are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified audit and audit-related services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any audit or audit-related service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such work. In addition, the Audit Committee approves all services other than audit and audit-related services performed by Deloitte & Touche in advance of the commencement of such work or, in cases which meet the de minimus pre-approval exception established by Sarbanes-Oxley, prior to completion of the audit. The Audit Committee has delegated to the chairman of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is presented to the Audit Committee at its next regularly scheduled meeting. The Audit Committee reviews on a quarterly basis a schedule of all services for which Deloitte & Touche has been engaged and the estimated fees for those services. In  2006, approximately $5,800 (8% of total Tax Fees and 0.11% of total fees paid to Deloitte & Touche during 2006) of services included in the Tax Fees category described above were approved by the Audit Committee after the services were rendered, pursuant to the de minimus exception established by Sarbanes-Oxley. In 2005, approximately $27,000 (16% of total Tax Fees and 0.49% of total fees paid to Deloitte & Touche during 2005) of services included in the Tax Fees category described above were approved by the Audit Committee after the services were rendered, pursuant to the de minimus exception established by Sarbanes-Oxley.

The Audit Committee has determined that the non-audit services provided by Deloitte & Touche during 2006 and 2005 were compatible with maintaining that firm’s independence.

Performance Graph

The graph below compares the cumulative total returns, assuming reinvestment of dividends, of FPL Group common stock with the companies in the Standard & Poor’s 500 Index (S&P 500), the Standard & Poor’s Electric Utilities Index (S&P Electrics) and the Dow Jones US Electric Utilities Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 2006, and is based on an assumed $100 investment on December 31, 2001, in each of the S&P 500, the S&P Electrics, the Dow Jones Electrics and FPL Group common stock. The S&P Electrics is based on the performance of 11 companies and the Dow Jones Electrics is based on the performance of 44 companies. The S&P Electrics is more heavily weighted toward companies engaged, to a significant extent, in the traditional state-regulated electric utility business. The Dow Jones Electrics, which includes all of the companies included in the S&P Electrics, also includes a number of companies that are exclusively or primarily engaged in the competitive energy business. FPL Group is included in all three indexes.

Total Return for the
Five Years Ended December 31, 2006

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This discussion should be read in conjunction with the Tables and related discussion beginning on page 50 of this proxy statement.

Introduction

FPL Group’s executive compensation program is designed to retain and motivate (and when necessary attract) high-quality, high-performing executive leadership with the talent and expertise to foster strong business results and enhance shareholder value. To accomplish this, the Company seeks to provide its executive officers with total compensation that is competitive in the marketplace and which provides the executives with the appropriate and necessary incentives to perform in the best interests of the Company.

FPL Group’s executive compensation program is critical to:

•        recruiting key executives;

•        developing future executive officers from within the Company and providing incentives for high potential individuals to grow into more senior roles;

•        avoiding the loss of proven and valuable talent to competitors or other employment opportunities and protecting the investment already made in developing executive talent;

•        focusing executive officers’ efforts on an appropriate balance between short and long-term goals, between operational and financial metrics, and on seeking to meet the needs of important non-shareholder interest groups, such as customers, regulators and employees, in ways that build long-term value;

•        aligning executive officers’ decision-making incentives with respect to risk tolerance with the long-term interests of shareholders and non-shareholder interest groups; and

•        fostering effective teamwork and coordination between executive officers working in different areas to support FPL Group’s core values, strategies and interests.

Drawing on internal and external resources to provide necessary background information and context and to make recommendations where appropriate, the Compensation Committee of FPL Group’s Board of Directors (the “Compensation Committee”) uses its business judgment to establish FPL Group’s executive compensation philosophy and policies and oversee the implementation of the Company’s executive compensation programs.

Executive Compensation Objectives and Considerations

The fundamental objective of FPL Group’s executive compensation program is to support the creation of long-term shareholder value. Executive compensation programs are just one aspect, albeit an important one, of an overall approach to managing the Company for shareholder value. The executive officers named in Table 1a: Summary Compensation Table on page 51 of this proxy statement (“named executive officers” or “NEOs”) and other executive officers are critically important determinants of FPL Group’s ability to create value, and it is in shareholders’ interests that their compensation be structured in a manner which most appropriately encourages desired behaviors in order to reach desired outcomes. The Compensation Committee and the Board believe that it is in the best interest of the Company, its shareholders and its other important non-shareholder interest groups to have highly-talented, able, highly-motivated and high-performing leaders who can sustain and improve upon the Company’s strong performance.

In order to achieve this fundamental objective, FPL Group believes that it is most appropriate to focus primarily on each executive officer’s total compensation opportunity, ensuring that it is competitive with other similar opportunities, taking into consideration factors such as size, scope, performance and percentage of compensation that is performance-based. FPL Group also believes that a significant portion of each executive officer’s total compensation opportunity should be performance-based, reflecting both upside potential and downside risk. In addition, as a means of ensuring that management’s interests are aligned with those of shareholders, the Company believes that executive officers should build and maintain a significant and continuing equity interest in FPL Group. Therefore, the Company not only pays its executive officers a significant portion of their compensation in equity, but has adopted both stock retention and stock ownership policies for these officers.

The Compensation Committee considers the following general and industry-specific factors when making compensation determinations. As these factors change, the Compensation Committee reviews and considers appropriate changes to FPL Group’s executive compensation program.

General Considerations

•       Executive compensation is material to FPL Group insofar as it potentially or actually impacts executive behavior. The actions of the executive officers, both individually and as a group, are extremely important in shaping business outcomes in both the short and the long term, and long-term results by definition cannot be precisely determined in the short-term. It is important therefore to strike a balance between rewarding short-term financial results and rewarding behaviors that are believed to lead to desired results over time.

•  The impact of the NEOs and other executive officers is not merely on factors that can be readily measured (e.g., performance indicators), but also on other important subjective variables, including in particular cultural values. Consequently, a focus on objective indicators, while important, must be balanced by other, broader considerations.

•  No compensation system can be perfect, and every system, if rigidly applied, can have unintended consequences. Judgment in application is therefore important.

•  Proven, capable senior leaders who know the Company, have continuity with recent industry and Company experience, are of high character and have a track record of success are extremely valuable. Such individuals are attractive to competitors and have many other opportunities available to them both in public companies and in other sectors of the economy. The cost of locating or developing alternative executives, whether internally or through external recruiting, is high.

•  The leadership of a large, complex organization such as FPL Group depends critically upon effective teamwork at the executive officer level, as well as on individual capability.

•  Individuals vary in the value they attach to specific elements of compensation, but in general the highest value is attributable to immediately-available, cash compensation. The use of time vesting and stock retention requirements, for example, to promote certain behaviors may also reduce the executive officer’s perception of the value of the reward. The Company seeks to balance the value of each element of compensation to the Company against the perceived value of that element to the executive officer.

•  Individuals generally prefer a clear understanding of the determinants of compensation, but a strictly formulaic approach can lead to undesired behaviors. The Company seeks to provide a high degree of clarity, to ensure that executive officers are focused on the key drivers of success, while also retaining a degree of flexibility to recognize particular circumstances.

•  Frequent change in the fundamental structure of compensation programs is undesirable and demotivating to all employees, including executive officers, and therefore a compensation structure applied fairly and consistently over a period of time and with the application of judgment will be more likely to produce desired long-term results than a compensation structure that often undergoes significant change.

Industry and FPL Group-Specific Considerations

•  FPL Group’s principal businesses are highly capital-intensive, with long-lived assets. Major, largely irreversible decisions affecting the long-term future of the business are a constant part of decision-making. It is difficult in the short term to measure precisely the impact that good and bad decisions in these areas will have on long-term prospects. As a result, the Company’s choice of performance objectives, as well as the specific values of the targeted objectives, will be impacted and may change from year to year. The Company seeks to encourage executive officers to make decisions that are designed to support long-term value creation, which will often require substantial outlays of capital, the avoidance of which would otherwise result in the attainment of higher short-term financial results.

•  FPL Group’s utility subsidiary, Florida Power & Light Company (“Florida Power & Light”), is a high-performing utility in a fast-growing service territory where it must, among other things, manage regulatory, environmental and weather-related challenges. FPL Group’s competitive energy subsidiary, FPL Energy, LLC (“FPL Energy”), faces challenges relating to growth, intense competition, changing technologies, environmental and market rules and regulations, the complexity of the various types of generation it operates and the use of derivatives for risk management. Florida Power & Light consistently targets performance measures that are generally equal to or better than the top quartile performers in its industry and FPL Energy targets earnings growth and profitability targets that are well above utility industry norms (in both cases based on internal reviews of publicly-available information and information provided by consultants and industry associations.)  The complexity of its principal businesses requires FPL Group to attract, develop and retain executive officers with strong business acumen and commercial skills, which may not have been necessary to run a “traditional utility” business years ago but are imperative in light of the Company’s current strategy and circumstances.

•       FPL Group operates in a highly regulated industry, where current actions and reputation can have long-lasting effects, both positive and negative. The Company believes that it is important that executive officers support and promote the development of cultural values that recognize other non-shareholder interests, including those of customers, regulators and employees, and their potential impact on shareholder value. It utilizes the flexibility of the compensation system to support this goal. This may be reflected in a number of ways, including: (i) through the inclusion of non-financial performance indicators, such as customer satisfaction ratings, in assessing performance; (ii) through the particular targets established for certain financial indicators; and (iii) through the judgment of the Compensation Committee in assessing individual and overall performance relative to a particular set of indicators.

•       Each year, FPL Group’s management undertakes a number of initiatives designed to support long-term value creation, the success or failure of which cannot be precisely measured at the time. The Company believes it is important to provide appropriate incentives for such activities and frequently reflects the more important initiatives through the inclusion of qualitative factors in goal setting. The Compensation Committee applies its business judgment both in the inclusion of such factors in the Annual Incentive Plan, which also affects multi-year performance programs, and in the qualitative assessment of the degree of attainment of results deemed likely to promote long-term shareholder value.

•       FPL Group’s strategy is based in part on the belief that long-term superior performance in its industry comes from the relatively steady accumulation of moderate gains relative to competition rather than by concentrating on one or two large-scale opportunities. The Compensation Committee factors this into the balance it seeks to strike among the elements of compensation, and in particular it seeks to encourage prudent risk taking without establishing large incentives for “swing for the fences” behavior.

•       FPL Group’s approach to communications with investors is based on transparency of expectations—that is, the Company seeks to communicate to investors the material drivers of expected future performance as they are known to management at any given time. To promote this, the Compensation Committee believes it is important to align internal and external expectations, and therefore the key drivers of the Company’s annual financial plan are also reflected in the executive compensation plan.

Competitive Considerations

In making compensation decisions with respect to each executive officer’s total compensation opportunity and, to a lesser degree, each element of compensation discussed below, the Compensation Committee considers the competitive market for executives and compensation opportunities provided by comparable companies. While the structure of the Company’s executive compensation program is impacted to some extent by the need to compete for executive talent, the primary impact of competition is its effect on the aggregate level of the total compensation opportunity available to executive officers, including the NEOs. FPL Group believes that it is critical to the Company’s long-term performance to offer its executive officers compensation opportunities broadly commensurate with their competitive alternatives, which may vary from individual to individual and which may extend beyond equivalent positions in the Company’s industry or at other publicly traded or similarly-situated companies.

As a result, the Compensation Committee sets each executive officer’s total compensation opportunity and each compensation element based on the integrated assessment of a series of factors, including competitive alternatives; individual and team contribution and performance; corporate performance; complexity and importance of role and responsibilities; position tenure; leadership and growth potential; and internal pay relationship. The Committee uses market comparison data as important input in making compensation decisions, but it does not target specific levels relative to industry norms (a so-called “percentile” approach).

Market Comparisons and Peer Group Selection

The Company obtains market comparison information from analyses of available information for a peer group comprised of a set of companies from the energy services industry and a set of companies from general industry, chosen in both cases with input from management and the assistance of Watson Wyatt, the Compensation Committee’s compensation consultant. The Compensation Committee utilizes its business judgment in developing the appropriate peer group, and believes that the use of companies from both the energy services industry and from general industry is appropriate because the Company’s executive officers come from both within and outside of the Company’s industry, and their opportunities are not limited to other energy or utility companies. The energy services industry companies are chosen based on their relative annual revenue and relevance to FPL Group’s mix of businesses, and the general industry companies are chosen because they are publicly-traded companies of similar size and scope to FPL Group, and because the Company considers them to share some or all of the following characteristics with the Company - corporate cultures, requisite skill bases, competitive intensity, degree of regulation, operating requirements and capital intensity. For 2006, the Compensation Committee approved the following peer group:

Energy Services Industry	General Industry
American Electric Power	Air Products and Chemicals
Cinergy (now part of Duke Energy)	BellSouth Corporation
Consolidated Edison	Colgate-Palmolive Company
Constellation Energy Group	Cox Enterprises
Dominion Resources	Eastman Chemical Company
Duke Energy	Eastman Kodak Company
Entergy	Electronic Data Systems (EDS)
Exelon Corporation	Fluor Corporation
FirstEnergy	General Mills
Progress Energy	The Home Depot
Public Service Enterprise Group	Ingersoll Rand
Southern Company	Reynolds American
TXU	Schering-Plough
Schlumberger
Sprint (now Sprint Nextel)
SunTrust Banks
Unisys Corporation
Verizon Wireless
Wachovia Corporation
Weyerhaeuser
Wyeth

In light of the Company’s practice of making a relatively high portion of each executive officer’s compensation performance-based (i.e., at risk) as compared to its peers, and because most of the Company’s performance targets are set at the top quartile or higher (as compared to the performance of its peers on the targeted factors, based on internal reviews of publicly-available information and information provided by consultants and industry associations), the Compensation Committee generally examines peer company data at the 50th percentile for the general industry companies and at the 75th percentile for the energy services industry companies. However, when making market comparisons, the Compensation Committee, its advisors and management also consider other statistics as and when they deem appropriate, including, for example, median performance, data outliers and individual company data.

Elements of Executive Compensation

Focus on Total Compensation Opportunity

FPL Group’s annual executive compensation decisions begin with a determination of the appropriate total compensation opportunity that is to be made available to each named executive officer. The Compensation Committee reviews the combined value of all of the elements of compensation, both prospectively as proposed and historically as actually paid, as well as the balance among the elements. To help the committee make its decisions, it annually reviews “tally sheets” prepared by Watson Wyatt which include all elements of named executive officer compensation. As set forth above, the Company believes that a significant portion of each named executive officer’s total compensation opportunity should be performance-based, reflecting both upside potential and downside risk, and that the higher the executive’s level, the greater the proportion of total compensation which should be at risk. Reflecting this philosophy, in 2006 the CEO’s base pay comprised approximately 12% of his total compensation opportunity and the other NEOs’ base pay ranged from approximately 17% to 23% of total compensation opportunity. Because such a high proportion of compensation is at risk for the named executive officers and because the Company generally targets top quartile or better performance (as compared to the performance of its peers on the targeted factors, based on internal reviews of publicly-available information and information provided by consultants and industry associations), FPL Group believes that the named executive officers’ total annual compensation opportunity should be higher than it otherwise would be if a lesser proportion were at risk and the Company were targeting average performance. Each named executive officer’s annual total compensation opportunity is comprised of a mix of compensation elements, including base salary, annual performance-based cash incentive, longer-term performance-based equity incentives and personal benefits. FPL Group expects that this mix can and should change from time to time as the Company’s needs and objectives and external circumstances change. The Company also seeks to provide a competitive retirement benefit for its named executive officers. The Compensation Committee annually reviews the Company’s retirement programs for executive officers and the effect that other compensation decisions have on those programs.

Balance Among the Elements

When determining the proportion of total compensation that will be comprised of each compensation element, the Compensation Committee reviews current market practices and industry trends, taking into consideration the Company’s preference for overweighting performance-based compensation and underweighting fixed compensation. Within the performance-based compensation category, the Compensation Committee seeks to focus the efforts of the named executive officers on a balance of short, intermediate and long-term goals. In addition, the Compensation Committee considers the named executive officers’ perception of the relative values of the various elements of compensation and seeks input from the chief executive officer and Watson Wyatt.

Base Pay

FPL Group provides its named executive officers with base pay because the Company recognizes that cash is an important component of compensation and is highly-valued by executive officers. In general, the Company provides the named executive officers with base pay at levels below those offered by other companies in the Company’s peer group. As described above, the remaining portion of total compensation opportunity (i.e., the amount excluding base pay) is divided among annual incentives, equity compensation grants and personal benefits, and each of these elements is expressed as a percentage of annual base pay. Base pay is established by the Compensation Committee taking into account the nature and responsibilities of the position, the expertise and performance of the named executive officer over the prior year, the competitiveness of the market for the named executive officer’s services and the recommendations of the chief executive officer (except in the case of his own compensation). Base pay was a relatively small proportion of 2006 total compensation opportunity (approximately 12% for the CEO and ranging from approximately 17% to 23% for the other NEOs). In general, base pay as a percentage of total compensation opportunity decreases as an executive officer’s level of responsibility increases. The Compensation Committee considers base pay to be performance-dependent, as indicated above; although under the Internal Revenue Code amounts over $1 million are not deductible by the Company. For further discussion of the tax impacts of the Compensation Committee’s compensation decisions, see Tax and Accounting Considerations, below.

2006 Base Pay for the Named Executive Officers

In 2006, Mr. Hay’s base pay was increased by $150,000, or 15%, primarily because the Compensation Committee concluded that the Company’s growth and success over the past several years, attributable in significant part to Mr. Hay’s leadership, warranted an increase in the overall opportunity available to Mr. Hay, whose base pay had been unchanged at $1 million since 2003. Before approving Mr. Hay’s 2006 base pay increase, the Compensation Committee discussed at length such factors as Mr. Hay’s individual and executive team performance, corporate performance (including the increase in the Company’s stock price of 11% in 2005 and 38% since 2002), the number of years since Mr. Hay’s last base pay increase, the increase in capability and complexity of the FPL Group business portfolio since 2003, the competitiveness of Mr. Hay’s current pay to peer group CEOs, the tax consequences of the increase and the relative base pay changes of other FPL Group executive team members between 2003 and 2006. Mr. Dewhurst’s base pay in 2006 of $537,579 represented a 3.5% increase, Mr. Robo’s base pay in 2006 of $551,221 represented an 8% increase, Mr. Olivera’s base pay in 2006 of $551,221 represented an 8% increase, and Mr. Stall’s base pay in 2006 of $493,243 represented a 5% increase, all of which were based on the nature and responsibilities of their positions, the expertise and performance of the named executive officer, the competitiveness of each NEO’s current pay in relation to his corresponding peer group and the recommendations of the chief executive officer.

Annual Cash Incentive Compensation

General

The FPL Group, Inc. Annual Incentive Plan (“Annual Incentive Plan”) focuses the named executive officers’ attention on shorter-term attainment of high levels of operating and financial performance. Named executive officers are eligible for annual cash incentive compensation under the Annual Incentive Plan based primarily upon the level of achievement, both by the individual officer and the Company, of performance targets established prior to the beginning of each year, as well as on the Compensation Committee’s assessment of individual performance.

The Annual Incentive Plan

Prior to the beginning of each year, the Compensation Committee assigns each named executive officer a target annual incentive, expressed as a percentage of base pay, under the Annual Incentive Plan. At the same time, the Compensation Committee sets performance targets for multiple performance indicators at each of the Company’s principal subsidiaries, which generally fall into the categories of financial, operating and growth indicators, providing a balanced scorecard of Company performance for the upcoming year. In general, these indicators are set at performance levels equal to or above the top quartile of performance in the Company’s industry (based on internal reviews of publicly-available information and information provided by consultants and industry associations). Each indicator is assigned a weight by the Compensation Committee based on the relative importance of that indicator to the Company’s performance for the year. During the year, regular reports are made to the Board about the Company’s performance as compared to the indicators. After the end of the year, the Compensation Committee reviews the Company’s performance compared to the goals set, including whether targets have been achieved, exceeded or missed, as well as the degree of difficulty of achieving each goal. Each named executive officer’s annual incentive compensation is determined based on the Company’s (and, as applicable, his individual subsidiary’s and/or business unit’s) performance as compared to the indicators and the Compensation Committee’s assessment of the NEO’s individual performance (which is based on recommendations of the chief executive officer for all the NEOs other than himself).

Each NEO’s annual incentive compensation under the Annual Incentive Plan is subject to a cap set by the Compensation Committee at the beginning of each year based on the relative degree of attainment of an adjusted earnings goal for FPL Group. The Company uses adjusted earnings because the Compensation Committee believes this best aligns executive officers’ motivations with the Company’s strategy and with shareholders’ long-term interests. For 2006, the Company’s adjusted earnings (see Performance Targets, below) resulted in a cap such that no executive officer could earn more than 193% of his targeted annual incentive, based upon a sliding scale approved by the Compensation Committee prior to the beginning of the year. The Company has structured the Annual Incentive Plan to meet applicable Internal Revenue

Service (“IRS”) criteria to qualify the amounts paid under the Plan as “qualified performance-based compensation.”  See Tax and Accounting Considerations.

Performance Targets

As a general principle, the Company seeks to set performance targets that are challenging yet achievable: that is, they should be set at levels that represent excellent performance, superior to the results of typical companies in FPL Group’s industry, and that require significant, creative effort on the part of the executive team, yet they should represent a reasonable expectation of performance assuming the team delivers that effort. The Company believes that targets that are set too low may fail to result in the best performance attainable, while targets that are set too high can be demotivating. Targets are typically set in the top quartile or higher of relevant competitive performance, based on internal reviews of publicly-available information and information provided by consultants and industry associations. Over time, the Compensation Committee seeks to maintain this basic principle. Depending upon the nature of the specific performance indicator, this can mean a progressive increase in target from year to year, no change, or occasionally a reduction, where external or other factors impact the expected level of an indicator (for example, the impact of significant scheduled plant upgrades on the nuclear division’s availability indicator).

For 2006, the indicators and the actual performance achieved, or an assessment of the difficulty of achievement of those performance targets which the Company has determined to be confidential, were as follows:

Florida Power & Light
Indicator	Goal	Actual
Operations & maintenance costs (plan-adjusted) (1)	$1,292 million (1)	$1,235 million (1)
Capital expenditures (plan-adjusted) (1)	$1,594 million (1)	$1,645 million (1)
Net income	$829 million	$802 million
Regulatory return on equity	performance consistent with rate agreement with Florida Public Service Commission	on target
Plant availability—fossil generation	target best in class	below target but in top decile
Nuclear industry composite performance index	aggressive target	substantial improvement but missed target due to unanticipated outage occurring late in prior year
Distribution service reliability—service unavailability	top quartile (76.0 minutes)	top quartile (81.7 minutes)
Distribution service reliability—frequency of service interruptions	1.60 interruptions per customer per year (average)	1.77, due to residual damage to network caused by 7 hurricanes in two years
Service reliability—frequency of momentary interruptions	15.0 momentary interruptions per customer per year (average)	15.6, due to residual damage to network caused by 7 hurricanes in two years
Employee safety—OSHA recordables/200,000 hours	1.78	2.10—2nd best performance in Florida Power & Light history
Significant environmental violations	0	0
Customer satisfaction—residential	very aggressive target	below target, in light of 19% residential price increase and 7 hurricanes in two years
Customer satisfaction—business	very aggressive target	below target, in light of 30% price increase for small commercial customers and 41% increase for large industrial customers and 7 hurricanes in two years
Open regulatory issues	satisfactory resolution	achieved

FPL Energy
Indicator	Goal	Actual
Earnings (plan-adjusted)(1)	$381 million(1)	$446 million(1)
Employee safety—OSHA recordables/200,000 hours	1.25	1.33
Significant environmental violations	0	0
Nuclear industry composite performance index	well above industry average	exceeded target—top decile performance
Meet project and corporate budget operations and maintenance targets	$708 million	$702 million
Equivalent forced outage rating	top decile wind and fossil performance	better than target
Hedged budgeted gross margin for 2007	>85%	>90%
New wind development / acquisition	760 MWs	824 MWs
Close acquisition of Duane Arnold Energy Center	close by January 31, 2006	better than target
Generation target for Duane Arnold Energy Center	better than acquisition pro forma	better than target
New growth opportunities (pre-tax income impact, annualized)	aggressive target—must be ahead of plan to achieve	better than target
Pre-tax income contribution from all asset optimization, marketing and trading activities	significant income generation	better than target

FPL Group
Indicator	Target	Actual
Earnings (plan-adjusted)(1)	$1.119 billion(1)	$1.191 billion(1)

(1)             Certain of the financial performance indicators used in the Annual Incentive Plan are calculated in a manner consistent with FPL Group’s planning and budgeting process and how management reviews its performance relative to that plan, and do not relate directly to GAAP financial measures. For information about the Company’s results at December 31, 2006 investors should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and should not rely on adjusted amounts set forth above. The following explains how the plan-adjusted amounts are calculated from FPL Group’s audited financial statements: (a) Florida Power & Light operations & maintenance costs (plan-adjusted) is a measure that includes most but not all operations & maintenance expenses and includes certain expenses not classified as operations & maintenance under GAAP but reported for state regulatory purposes as operations & maintenance expenses. Material exclusions in 2006 were expenses recovered through cost recovery clauses and incremental expenses associated with the Storm Secure® program; (b) Florida Power & Light capital expenditures (plan-adjusted) exclude incremental Storm Secure® expenses and amounts capitalized related to 2005 storm costs; (c) FPL Energy’s earnings (plan-adjusted) exclude the mark-to-market effect of non-qualifying hedges, gains resulting from a court judgment and the sale of development rights, a project impairment charge and the effect of implementing new accounting guidance; and (d) FPL Group’s earnings (plan-adjusted) exclude the mark-to-market effect of non-qualifying hedges, gains resulting from a court judgment and the sale of development rights, impairment charges, merger-related expenses  and the effect of implementing new accounting guidance.

2006 Annual Incentive Awards for the Named Executive Officers

For Mr. Hay, chairman & chief executive officer, the Compensation Committee considered FPL Group’s performance as compared to the indicators (the “FPL Group performance rating”) to derive his final overall rating. The FPL Group performance rating was determined based on Florida Power & Light’s performance as compared to the indicators (weighted two-thirds) and FPL Energy’s performance as compared to the indicators (weighted one-third). These weights primarily reflect the Compensation Committee’s view of the approximate relative importance of the subsidiaries to the Company’s 2006 financial position. For each of Mr. Olivera, president of Florida Power and Light, and Mr. Robo, president of FPL Energy (in 2006), both the FPL Group performance rating and the performance of the applicable subsidiary on a stand alone basis were considered to derive final overall ratings. For Mr. Dewhurst and

Mr. Stall, in addition to the FPL Group performance rating, a business unit performance component (for Mr. Dewhurst, the financial business unit and for Mr. Stall, the nuclear business unit) was considered.

The overall rating determined as set forth in the previous paragraph for each named executive officer may be adjusted by the Compensation Committee based on individual performance. The Compensation Committee uses this aspect of the executive compensation program in particular to reinforce performance expectations with respect to attributes that cannot readily be quantified, such as teamwork, the promotion of appropriate cultural values and leadership development. The individual performance adjustment typically results in a final rating that is between 80% and 150% of the rating that had been calculated solely on corporate, subsidiary and business unit performance, with 150% being the maximum individual performance factor. In many circumstances, individual performance factors are 100%, or neutral. The Compensation Committee determines the individual performance factors based on recommendations from the chief executive officer (for all of the named executive officers other than himself). For the chief executive officer, the Compensation Committee determines the individual performance factor. The Compensation Committee determined Mr. Hay’s 2006 individual performance factor based on the committee’s assessment of Mr. Hay’s performance against the objectives set for him at the beginning of the year, the Company’s overall performance, including its growth prospects going forward and the committee’s judgment of Mr. Hay’s 2006 performance.

The Company views target annual incentive as a “threshold level,” and in years where the Company’s performance is above or substantially above the performance of its peers, as it was in 2006, the Company expects that annual incentive awards will be paid to the NEOs at a rate exceeding the targeted rate. For 2006, the NEOs’ annual incentive awards were as follows:

Named Executive Officer	2006 Target Annual Incentive	2006 Total Performance Based Adjustment *	2006 Annual Incentive Award
Lewis Hay, III	$1,150,000	173%	$1,989,500
Moray P. Dewhurst	$322,547	178%	$574,134
James L. Robo	$385,855	193%	$744,700
Armando J. Olivera	$385,855	130%	$501,612
John A. Stall	$295,946	139%	$411,365

*                    Includes corporate performance rating as adjusted by individual performance factor, capped at 193%.

The amounts set forth above for the NEOs’ 2006 annual incentive awards are also set forth in the “Non-Equity Incentive Plan Compensation” column (column (g)) in the Summary Compensation Table.

Equity-Based Compensation

General

The portion of the named executive officers’ compensation comprised of equity-based compensation is designed to reward longer-term performance, retain executives and more closely align the interests of the Company’s executives with the interests of its shareholders, all of which are intended to support the creation of long-term shareholder value. In general, and consistent with its performance-based compensation philosophy, FPL Group’s named executive officers have a higher proportion of their total compensation comprised of equity-based elements than of cash elements. All equity awards are subject to vesting restrictions, so they are not immediately payable and are at risk of forfeiture until all vesting requirements are met. While all FPL Group equity awards are inherently performance-based, the Compensation Committee structures equity grants to named executive officers to meet IRS criteria for “qualified performance-based compensation.”  See Tax and Accounting Considerations.

Pursuant to the Company’s Stock Retention Policy, NEOs must retain at least two-thirds of their vested (and, in the case of stock options, exercised) equity compensation, net of shares withheld for taxes (and, in the case of stock options, net of shares tendered to pay all or any portion of the exercise price or other costs of ownership), until retirement, termination or attainment of age 60, whichever is earliest. All NEOs are in compliance with this requirement. See Stock Ownership and Retention Policies, below.

In 2006, the Compensation Committee awarded a mix of restricted stock, non-qualified stock options and performance shares to the named executive officers under the LTIP.

Mix

The Compensation Committee chooses to award each of the types of equity compensation described above because the committee believes they each reward shareholder value creation in a different way. Although the value of all forms of equity-based compensation is directly affected by both increases and decreases in the price of FPL Group’s common stock, performance shares most directly focus named executive officers on the multi-year sustained achievement of challenging financial and operational goals, as the number of shares ultimately earned depends upon the level of performance of the Company and the named executive officer over a three-year period. Stock options reward the named executive officers only if FPL Group’s stock price increases. Restricted stock is impacted by all stock price changes, so its value to named executive officers is affected by both increases and decreases in the Company’s stock price. Both stock options and restricted stock grants to NEOs are subject to vesting requirements, typically ratable vesting over three years or more. See the description following Table 2: 2006 Grants of Plan-Based Awards for further information about the material terms and conditions applicable to these awards.

In determining the appropriate mix of equity compensation components, the Compensation Committee considers such factors as the mix of such components at competitor and peer companies, the perceived value to the NEO of each element, the retention value of each element and other values important to the Company (including, for example, the tax and accounting treatment), as well as the advice of the Compensation Committee’s consultants, and then applies its business judgment. After determining the appropriate mix of equity compensation components, the target award level for each equity-based element is expressed as a percentage of each NEO’s base salary, which percentage has remained generally stable over the past several years. The target dollar value for each component is converted to a number of shares of equivalent value (estimated present value for stock options). All other things being equal, a higher FPL Group common stock price results in the award of fewer shares, and vice versa.

2006 Equity-Based Compensation Awards Mix for the Named Executive Officers

In 2006, the Compensation Committee granted the following mix of target equity-based compensation to FPL Group’s named executive officers:

	Equity-Based Compensation Awards(1)
Named Executive Officer	Restricted Stock	Options	Performance Shares
Lewis Hay, III	47%	11%	42%
Moray P. Dewhurst	45%	22%	33%
James L. Robo	43%	22%	35%
Armando J. Olivera	43%	22%	35%
John A. Stall	44%	17%	39%

(1)          Calculation of mix percentages based on the target present value of each grant as a percentage of each NEO’s total equity-based compensation.

Equity Grant Practices (Including Stock Option Grant Practices)

Equity awards are made to the named executive officers each year effective on the date of the Compensation Committee meeting in mid-February, which is a date that is normally set more than a year in advance of the meeting. The Compensation Committee believes that granting equity in this way is appropriate because the Company typically releases year-end earnings in late January or early February, so all relevant news is available to the market. As noted in Table 2: 2006 Grants of Plan-Based Awards, the Compensation Committee at its December 2005 meeting initially approved the number of equity awards which were effective on February 16, 2006. This approval was rescindable by the Compensation Committee until the effective date of the grants for any reason. The exercise price of the options granted was the closing price of FPL Group common stock on February 16, 2006 and the named executive officers were advised of their equity grants and provided with their grant documents on or shortly after that date.

Equity awards may also be made to new executive officers upon hire or promotion, generally coincident with the Compensation Committee meeting next following the date of hire or promotion, although no such hires or promotions occurred in 2006. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company which has not been publicly disseminated. The exercise price of options granted is equal to the closing market price of FPL Group’s common stock on the date of grant.

In response to recent concerns regarding stock options granted by other publicly-traded companies, FPL Group conducted a review of its stock option program and concluded that it had not engaged in options backdating or so-called “spring-loading” practices, and its outside independent public accounting firm concurred in this conclusion. The results of this stock option practices review were presented by management to the Governance & Nominating Committee of the Board of Directors during its August 2006 meeting.

Restricted Stock Awards

Restricted stock awards granted to FPL Group’s named executive officers contain both time and performance-based vesting conditions. Shares of restricted stock which would otherwise vest strictly upon the passage of time do not vest unless FPL Group’s adjusted earnings for the most recently-completed year, as certified by the Compensation Committee, equal or exceed the level designated as 100% on the sliding scale approved prior to the beginning of the year by the committee for the Annual Incentive Plan cap, as more fully described above. FPL Group’s adjusted earnings exceeded that level in 2005, which resulted in the vesting in 2006 of a pro rata portion of the restricted stock initially awarded to the NEOs in each of 2002, 2003, 2004 and 2005, as set forth in the aggregate in Table 4: 2006 Option Exercises and Stock Vested. Dividends, equal in value to the ordinary dividends paid to holders of the Company’s common stock, are paid to the named executive officers holding restricted stock so that the present value of the restricted stock on the date of grant is equal to the fair market value of an equivalent number of shares, absent the vesting restriction, which matches the intent of the Compensation Committee when determining award levels. See Table 2: 2006 Grants of Plan-Based Awards for information about the restricted stock awarded to the NEOs in 2006, and the description following that table for further information about the material terms and conditions applicable to restricted stock awards.

Non-Qualified Stock Option Awards

The Compensation Committee grants non-qualified stock options, rather than incentive stock options, to named executive officers, primarily because the tax treatment of non-qualified stock options is more favorable to the Company than the treatment of incentive stock options. In 2006 stock options were not granted to employees other than executive officers. See Table 2: 2006 Grants of Plan-Based Awards for information about the stock options awarded to the NEOs in 2006, and the description following that table for further information about the material terms and conditions applicable to stock options.

Performance Share Awards

The named executive officers are granted a target number of performance shares each year, with the performance period over which the shares may be earned beginning on January 1 in the year of grant and ending on December 31 of the year which is two years after the year of grant (e.g., January 1, 2006 through December 31, 2008). At the end of the performance period, a named executive officer’s overall rating under the Annual Incentive Plan for each of the three years in the performance period are averaged to calculate the performance factor to apply to his performance share payout amount (payable in shares of FPL Group common stock). Performance share payouts are capped at 160% of target. During the performance period, no shares are issued, the named executive officer may not sell or transfer his contingent right to receive performance shares and dividends are not paid. As a consequence, the value of the performance shares is less than the fair market value of the target number of shares on the date of grant. See Table 2: 2006 Grants of Plan-Based Awards for information about the performance shares awarded to the NEOs in 2006, and the description following that table for further information about the material terms and conditions applicable to performance shares.

In February 2007, the Compensation Committee determined the payout of performance shares for the three-year performance period which began on January 1, 2004 and ended on December 31, 2006. See Table 4: 2006 Option Exercises and Stock Vested for information regarding these award payouts.

Stock Ownership and Retention Policies

One of the reasons that FPL Group provides equity-based awards is to align named executive officers’ interests with those of the Company’s shareholders. As such, the Company believes it is important for executive officers to accumulate a significant amount of FPL Group common stock and to retain a large percentage of all vested and paid equity awards, net of shares withheld for taxes. FPL Group’s named executive officers (and all other executives) are subject to both stock ownership and retention policies, which the Company believes strongly reinforce FPL Group’s executive compensation philosophy and objectives. At the same time, the Company recognizes that the accumulation of a large, undiversified position in FPL Group common stock can at some point create undesired incentives, and thus it permits its officers some degree of diversification once target levels of holdings are reached.

Under the stock ownership policy, officers are expected, within three years after election to office, to own FPL Group common stock with a value of a certain multiple of their base salaries. Shares of FPL Group common stock or share units held in FPL Group’s employee benefit plans and deferred compensation plan are credited toward meeting this requirement. Shares subject to options do not count toward the calculation of required holdings until the options are exercised. In 2006, the multiples were as follows:

Chief Executive Officer	three times base salary
Senior executive officers	two times base salary
Other officers	one times base salary

As of December 31, 2006, all named executive officers met the Company’s stock ownership requirements, as shown in the following table.

Named Executive Officer	Target Number of Shares Under Stock Ownership Policy(1)	Shares Owned(2)
Lewis Hay, III	63,396	488,946
Moray P. Dewhurst	19,757	175,571
James L. Robo	20,258	117,849
Armando J. Olivera	20,258	145,849
John A. Stall	18,127	96,766

(1)          Determined based on the closing price of FPL Group common stock of $54.42 on December 29, 2006

(2)          As of December 29, 2006, computed as required under the stock ownership policy, including shares deferred under the Company’s Deferred Compensation Plan

Under the stock retention policy, FPL Group expects executive officers to maintain until the earliest of termination of employment, retirement or age 60, a minimum retention ratio of at least two-thirds, determined by dividing the number of shares and share units owned by the number of shares acquired (cumulatively, from date of appointment as an executive officer) through long-term incentive plan awards, net of shares withheld for taxes or used to pay the exercise price of options. Shares subject to options do not count toward the calculation of required retention until the options are exercised. Other officers are expected to maintain a minimum retention ratio of at least one-third. Officers who fail to comply with these minimum retention guidelines may not be eligible for future equity-based compensation awards for a two-year period. The chief executive officer may approve the modification or reduction of the minimum retention requirements (other than for himself) to address the special needs of a particular officer.

As of December 31, 2006, all named executive officers met the Company’s stock retention requirements.

Benefits

General

FPL Group provides its executive officers with a comprehensive benefits program which includes health and welfare, life insurance and other personal benefits (perquisites). Retirement and other post-employment benefits are discussed below under Post-Employment Compensation. These benefits are an integral part of the total compensation package for named executive officers, and the aggregate value is included in the information reviewed by the Compensation Committee annually to ensure reasonableness and appropriateness of total rewards. In addition, FPL Group believes that the intrinsic value placed on personal benefits by the named executive officers is generally greater than the incremental cost of these benefits to the Company. The Compensation Committee reviews the Company’s benefits programs periodically and will conduct a comprehensive review of such benefits in 2007.

Benefits Generally Available to Active Employees

Executive officers are eligible for all health and welfare programs offered to exempt employees (other than group term life insurance, unless they opt out of a split dollar life insurance program available to them), including medical, dental and vision coverage, wellness programs, use of on-site medical centers and fitness facilities, use of the Company’s employee assistance program, short and long-term disability and paid time off in accordance with Company policies. For programs to which employees contribute premiums, executive officers pay the same premiums as other exempt employees.

Additional Personal Benefits

FPL Group provides its named executive officers with certain perquisites not generally available to other employees. In many cases, these perquisites improve the efficiency of FPL Group’s senior management team by allowing them to focus on their critical job responsibilities and/or increasing the hours they can devote to work. Some of these benefits also serve to better secure the safety of FPL Group’s executive officers and their families. The personal benefits are intended to promote desired behaviors and/or leverage the NEO’s time and have generally been in existence in their present form for many years. The Compensation Committee and Watson Wyatt periodically review the personal benefits offered by the Company to ensure that the program is competitive and producing the desired results. The personal benefits are considered part of the overall executive compensation program and are presented in this light (i) as part of the total compensation package approved by the Compensation Committee at the time of an executive officer’s hire or promotion, (ii) as part of the Compensation Committee’s review of each NEO’s annual total compensation and (iii) in compensation discussions with executive officers. The Compensation Committee believes the benefits the Company and the individual derive from these perquisites more than offset their costs.

See footnote 2 to Table 1b: Supplemental All Other Compensation for a description of the personal benefits and perquisites provided to some or all of the named executive officers.

Use of Company-Owned Aircraft

Company aircraft are available to the named executive officers, as well as other employees, for business travel, which includes, in the judgment of the Company’s Governance & Nominating Committee, travel to Company-approved outside board meetings and travel in connection with annual physical examinations. FPL Group permits limited personal use of Company aircraft by named executive officers, when that use does not interfere with the use of Company aircraft for business purposes. Non-business use is generally discouraged, however, and all non-business travel on Company aircraft must be approved in advance by the CEO and must be reimbursed to the Company by or on behalf of the named executive officer based on the rate prescribed by the IRS for valuing noncommercial flights (which is not the same as the incremental cost to the Company of the flight used for valuation of perquisites in Table 1a: Summary Compensation Table and Table 1b: Supplemental All Other Compensation). A named executive officer traveling on Company aircraft for business purposes may seek approval for his spouse and/or other family members to travel with him if seating is available on the aircraft, since there is essentially no incremental cost to the Company in this circumstance. Unless the family members’ participation is important in carrying out the business responsibilities of the NEO, the Company requires reimbursement for family members’ travel computed as described above. All non-business use of Company aircraft is reported to and reviewed by the Governance & Nominating Committee annually. In 2006, non-business use (as defined by the Company), as well as use in travel to Company-approved outside board meetings and in connection with annual physical examinations, comprised approximately 82 flight hours of a total of approximately 5,000 flight hours for Company aircraft.

Post-Employment Compensation

General

FPL Group expects continued and consistent high levels of individual performance from all executive officers as a condition of continued employment. The Company has in the past terminated the employment of executive officers who were unable to sustain the expected levels of performance, and it would do so in the future should that become necessary.

All of the named executive officers, with the exception of Mr. Hay, are “employees at will.”  FPL Group does not have in place agreements or arrangements requiring the Company to provide post-termination compensation for terminations unrelated to a change in control or potential change in control, retirement, death or disability to any of the named executive officers except for Mr. Hay. Mr. Hay’s employment is governed by an employment agreement. However, FPL Group has a long-standing practice of providing reasonable severance compensation to executive officers terminated other than for cause, and the Compensation Committee makes such determinations on a case-by-case basis, taking into account all relevant circumstances, including the executive officer’s past accomplishments, term of employment, reasons for separation, potential risks and the executive’s agreement not to compete with the Company or solicit the Company’s employees or customers. No such severance was provided to executive officers in 2006.

Change in Control

Each of the named executive officers is a party to an executive retention employment agreement (“Retention Agreement”) with the Company, which generally becomes effective upon a change in control. The Compensation Committee has concluded that the Retention Agreements are desirable in order to align NEO and shareholder interests under certain unusual conditions, as well as useful and in some cases necessary in order to attract and retain senior executive talent.

The Retention Agreements are designed to become effective only in the event of a change in control. Under these circumstances, it can be extremely important to secure the dedicated attention of executive officers whose personal positions are at risk and who have other opportunities readily available to them. By defining compensation and benefits payable under various merger and acquisition scenarios, change in control agreements enable the named executive officers to set aside personal financial and career objectives and focus on maximizing shareholder value. These agreements help to minimize distractions such as the officer’s concern about what may happen to his position, and help to keep the officer objective and neutral in analyzing opportunities that may arise.  Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Without such Retention Agreements, the Company would have a greater risk of losing key executives in times of uncertainty. The material terms of the Retention Agreements are described in the section entitled Potential Payments Upon Termination or Change in Control. The Compensation Committee believes that the substantive terms of the Retention Agreements are generally consistent with those entered into by comparable companies. A gross-up for the excise tax imposed by the IRS on “parachute payments” is included because it is the Compensation Committee’s intent to provide each named executive officer with the income stream which the officer expected to receive, absent the change in control, without reduction. All other applicable taxes remain the responsibility of the officer.

Employment Agreement with Chief Executive Officer

The Company is a party to an agreement with Mr. Hay (the “Hay Agreement”) that provides for his continued employment as chairman and chief executive officer of FPL Group and for certain payments and benefits in the case of termination of his employment other than for Cause (as defined in the Hay Agreement) or upon a change in control. Obligations in the event of a change in control are governed by Mr. Hay’s retention agreement, which supercedes the Hay Agreement in the event of a change in control. The Compensation Committee approved the Hay Agreement because the committee believed that it was in the Company’s interest to more formally secure the services of a high-performing and valuable leader and to lessen the risk that Mr. Hay’s services would be successfully sought by another company. In addition, the Hay Agreement binds Mr. Hay to non-solicitation and confidentiality agreements which are valuable to the Company. The Compensation Committee believes that the terms of the Hay Agreement, which are more fully described under Employment Agreement with CEO following Table 2: 2006 Grants of

Plan-Based Awards, are, on the whole, comparable to similar agreements at competitor and peer companies, and comparable to what Mr. Hay would likely be offered should he choose to seek employment elsewhere.

Retirement Programs

Employee Pension Plan and 401(k) Plan

FPL Group maintains two retirement plans which qualify for favorable tax treatment under the Internal Revenue Code:  a non-contributory defined benefit pension plan and a defined contribution 401(k) plan. These plans are available to substantially all FPL Group employees. Each of the named executive officers participates in both plans. The 401(k) plan is more fully described following Table 2: 2006 Grants of Plan-Based Awards and the pension plan is more fully described following Table 5: Pension Benefits.

Supplemental Executive Retirement Plan (“SERP”)

Current tax laws place various limits on the benefits payable under tax-qualified retirement plans, such as FPL Group’s defined benefit plan and 401(k) plan, including a limit on the amount of annual compensation that can be taken into account when applying the plans’ benefit formulas. Therefore, the retirement incomes provided to the named executive officers by the qualified plans generally constitute a smaller percentage of final pay than is typically the case for other Company employees. In order to make up for this shortfall and maintain the market-competitiveness of FPL Group’s executive retirement benefits, FPL Group maintains an unfunded, nonqualified SERP for its executive officers, including the named executive officers. For the named executive officers, the SERP defines covered compensation as annual base salary plus the annual cash incentive award, unlike the qualified plans which define covered compensation to include base salary only. FPL Group believes it is appropriate to include annual cash incentive awards in the definition of covered compensation for purposes of determining retirement plan benefits (both defined benefit and 401(k)) for the named executive officers in order to ensure that the named executive officers can replace in retirement a proportion of total compensation similar to that replaced by other employees participating in the Company’s defined benefit and 401(k) plans, bearing in mind that base pay alone comprises a relatively smaller percentage of a named executive officer’s total compensation.

In October 2005, the Compensation Committee reviewed the results of a study of FPL Group’s executive retirement benefits conducted by Watson Wyatt, including the competitive positioning of individual named executive officers’ projected age 62 total retirement benefits based on benefit formulas in effect at that time. This study included a review of the benefits provided to all named executive officers other than Mr. Hay, who was excluded from the study because he has an individual SERP arrangement (discussed below), and concluded that all the named executive officers fell below a market-competitive income replacement ratio. The benchmark income replacement ratio for general industry and energy service executives in the Company’s peer group is approximately 1.5% of final pay (which includes final base salary and last annual incentive award) per year of service. As a result, the Compensation Committee approved certain enhancements to the defined benefit plan benefit formula used in the SERP, effective January 1, 2006. Following the addition of these enhancements, FPL Group’s SERP benefits remain at a level which is below the benchmark income replacement ratio described above. However, the Compensation Committee concluded that no further changes were necessary. For additional information about the defined benefit plan benefit formulas under the SERP, see Table 5: Pension Benefits and accompanying descriptions.

Because internal inequities among FPL Group’s executive officers existed due in part to the grandfathering of certain retirement benefits for then-serving officers upon the conversion of FPL Group’s defined benefit plan to a cash balance formula in 1997, the Compensation Committee, on the advice of its compensation consultant, approved an additional benefit for Messrs. Dewhurst and Robo. See Deferred Retirement Awards Granted to Messrs. Dewhurst and Robo, below.

Individual SERP arrangement for Mr. Hay

In early 2002, FPL Group entered into an agreement to provide Mr. Hay with a defined benefit retirement benefit that is competitive with those of other CEOs in order to encourage Mr. Hay to remain with the Company until a mutually agreed-upon retirement date. The Compensation Committee concluded that it was desirable to provide separate supplemental retirement benefits for Mr. Hay which provide a targeted final retirement benefit at normal retirement age at a higher percentage of covered pre-retirement earnings than the SERP would otherwise provide. For additional information, see Table 5: Pension Benefits and accompanying discussion, below.

In 2005, Watson Wyatt reviewed Mr. Hay’s individual SERP agreement and advised the Compensation Committee that his target retirement benefits are consistent with those provided other CEOs in the energy services industry, and are within competitive ranges for general industry. Furthermore, the consultants concluded that the definitions in the individual SERP agreement for final average pay, income replacement percentages and early retirement reduction factors are within normal ranges of competitive practice.

Deferred Retirement Awards Granted to Messrs. Dewhurst and Robo

On February 16, 2006, the Compensation Committee granted deferred retirement awards in the form of deferred stock under the LTIP to Messrs. Dewhurst and Robo. These grants were made (i) to retain these two executive officers, who hold offices key to the Company’s long-term strategy, through a critical period in the Company’s long-term strategic plan, and (ii) to supplement below-market and internally inequitable retirement benefits as described above. See Table 2: 2006 Grants of Plan-Based Awards and accompanying discussion below for further information about the material terms and conditions applicable to the deferred retirement awards. The value of the deferred retirement awards granted to Messrs. Dewhurst and Robo is included in the analysis of total compensation conducted by the Compensation Committee annually, although none of the value of such awards will be realized by each such officer unless he remains with the Company through at least March 2011 (except in the event of earlier death, disability or change in control).

Deferred Compensation Plan

FPL Group sponsors a non-qualified, unfunded deferred compensation plan, which allows eligible highly-compensated employees, including the named executive officers, to voluntarily and at their own risk elect to defer certain forms of compensation prior to the compensation being earned and vested. FPL Group makes this opportunity available to its highly-compensated employees as a financial planning tool and an additional method to save for retirement. Deferrals by executive officers generally result in the Company deferring its obligation to make cash payments or issue shares of its common stock to those executive officers.

The Compensation Committee does not view the deferred compensation plan as providing executives with additional compensation. Deferred cash compensation is credited to a recordkeeping account that provides investment opportunities which mirror the Company’s 401(k) plan investment choices. As with the 401(k) plan, deferred compensation plan participants bear the investment risk. Deferred performance shares are credited to a second form of recordkeeping account, and an amount equal to the value of ordinary dividends, plus interest thereon at prime, is credited quarterly. Participants in the deferred compensation plan are general creditors of the Company and the deferral of the payment obligation provides a financial advantage to the Company.

Tax and Accounting Considerations

The Compensation Committee carefully considers the tax impact of the Company’s compensation programs on FPL Group as well as on the named executive officers. However, the Compensation Committee believes that decisions regarding executive compensation should be primarily based on whether they result in positive long-term value for the Company’s shareholders, customers, employees and other important stakeholders. For example, the Compensation Committee has considered the impact of tax provisions such as Section 162(m) of the Internal Revenue Code (“Section 162(m)”) in structuring FPL Group’s executive compensation program and, to the extent reasonably possible in light of its compensation goals and objectives, the compensation paid to the NEOs has been structured so as to qualify as qualified performance-based compensation deductible by the Company for federal income tax purposes under Section 162(m). However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to ensure that the named executive officers remain focused on building shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility. Therefore, in some cases the compensation paid to named executive officers is nondeductible, including in 2006 a portion of Mr. Hay’s base salary and, for certain named executive officers, the value of certain personal benefits.

In addition, the Compensation Committee has reviewed the effects of changes in the tax rules applicable to deferred compensation, and has made corresponding amendments to affected Company plans and programs.

The Company began expensing stock options prior to the time that such action was required, and the requirement to expense options had no material impact on the Company’s option grant philosophy or process.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management, counsel and its compensation consultants the Compensation Discussion & Analysis required by applicable SEC rules which precedes this Report, and, based on its review and those discussions, the Committee recommended to the Board that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders.

Respectfully submitted,

Sherry S. Barrat, Chair
James L. Camaren
J. Brian Ferguson
Michael H. Thaman
Paul R. Tregurtha

When reviewing the narrative, tables and footnotes which follow, note that, in order to meet the goals and objectives of FPL Group’s executive compensation program as described in Compensation Discussion & Analysis, the Compensation Committee primarily focuses on, and values, each named executive officer’s total compensation opportunity at the beginning of the relevant performance periods. Since many elements of total compensation are variable based on performance and are not paid to the named executive officer for one, two or three years (and in some instances longer) after the compensation opportunity is first determined, the amounts reported in Table 1a: Summary Compensation Table and in other tables in this proxy statement in some cases reflect compensation decisions made prior to 2006 and in some cases reflect amounts different from the amounts that may ultimately be paid.

TABLE 1a:  SUMMARY COMPENSATION TABLE

The table below provides certain information about the compensation paid to, or accrued on behalf of, the named executive officers. It is important to keep in mind the following when reviewing the table:

(1) The “Salary” column includes the base salary for each NEO in 2006.

(2) The “Bonus” column contains zeroes for all NEOs because no discretionary bonuses were paid with respect to 2006 to any NEO. The amounts which would have in previous years been listed in the “Bonus” column now appear in the column headed “Non-Equity Incentive Plan Compensation.”

(3) The amounts shown in the “Stock Awards” and the “Option Awards” columns are based on the amounts accrued by the Company under applicable accounting rules for all unvested equity compensation awards held by each NEO in 2006. This includes equity compensation awarded in years prior to 2006. As more fully described in Compensation Discussion & Analysis, the Compensation Committee considers the value of compensation awarded annually, rather than the value accrued in any one year, in making compensation determinations. See the column entitled “Grant Date Fair Value of Stock and Option Awards” in Table 2: 2006 Grants of Plan Based Awards for the value of 2006 equity compensation awards determined substantially in the manner considered by the Compensation Committee in its 2006 compensation determinations.

(4) The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflects the actuarially-determined change in the present value of the pension benefit payable to each NEO from December 31, 2005 to December 31, 2006. The Compensation Committee considers estimated year-to-year comparisons of pension benefits determined substantially in this manner prior to the beginning of each year.

(5) The amounts shown in the “Total” column more closely align with the accounting or expense view of NEO compensation than with the Compensation Committee’s philosophy of looking at the value of the total compensation opportunity afforded to each executive officer at the beginning of each year, which is described in more detail in Compensation Discussion & Analysis.

TABLE 1a: SUMMARY COMPENSATION TABLE

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards (1)(2) ($)(e)		Option Awards (1)(8) ($)(f)		Non-Equity Incentive Plan Compensation (14)($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(15) (16)($)(h)	All Other Compensation (15)(17) ($)(i)	Total ($)(j)
Lewis Hay, III	2006	$1,150,000	$0	$4,692,685	(3)	$500,120	(9)	$1,989,500	$875,242	$295,563	$9,503,110
Chairman and CEO of FPL Group and Chairman and CEO of FPL(18)
Moray P. Dewhurst	2006	537,579	0	1,240,532	(4)	296,890	(10)	$574,134	110,633	81,987	2,841,755
VP Finance and Chief Financial Officer of FPL Group and Senior Vice President, Finance and Chief Financial Officer of FPL
James L. Robo	2006	551,221	0	1,302,986	(5)	296,890	(11)	$744,700	117,987	118,867	3,132,651
President and Chief Operating Officer of FPL Group(19)
Armando J. Olivera	2006	551,221	0	1,184,272	(6)	294,945	(12)	$501,612	494,070	115,678	3,141,798
President of FPL
John A. Stall	2006	493,243	0	894,661	(7)	148,443	(13)	$411,365	159,564	110,476	2,217,752
Vice President Nuclear Division of FPL Group and Senior Vice President Nuclear Division of FPL(20)

(1)                The values shown are based on the amounts FPL Group expensed during 2006 under applicable accounting rules for each NEO’s unvested equity-based compensation awards. These amounts were not realized by the NEOs during 2006, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock. See Table 4: 2006 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2006.

The applicable accounting rules are those set forth in revised Statement of Financial Accounting Standards No. 123, Share-Based Payments (“FAS 123R”). Under FAS 123R, the Company calculates the grant-date fair value of equity-based compensation and amortizes it over the vesting period (using the straight-line amortization method for awards with graded vesting schedules as well as for awards with cliff vesting schedules). The expense recognized during 2006 for each NEO therefore reflects the partial amortization of equity awards granted during 2006 plus the partial amortization of equity awards granted in earlier years which were not yet vested (or which became vested) during 2006. See Note 12—Common Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in this valuation. In accordance with SEC rules, the amounts in these columns reflect the actual FAS 123R accounting cost without reduction for estimated forfeitures.

(2)                Includes restricted stock awards and performance share awards. As described in footnote (1) above, performance share awards are valued using the actual FAS 123R accounting costs. The performance rating assumption used for expensing all performance share awards under FAS 123R is 1.40 (i.e., target shares multiplied by 1.40); although the accounting valuation assumes a certain level of future performance, the actual value of the shares at payout could be different based on actual performance and the Company’s stock price.

(3)                Stock awards for Mr. Hay include the amount expensed in 2006 under FAS 123R:  7,500, 60,000, 25,666, 40,000 and 67,000 shares of restricted stock from grants on 2/13/2003, 3/7/2003, 2/12/2004, 1/03/2005 and 2/16/2006, respectively; and 62,616, 58,808 and 58,837 performance shares at target (before multiplying by 1.40 as set forth in footnote (2)) granted on 2/12/2004, 1/3/2005 and 1/1/2006, respectively. Vesting of these shares is subject to the attainment of performance targets.

(4)                Stock awards for Mr. Dewhurst include the amount expensed in 2006 under FAS 123R:  3,334, 6,666, 13,332 and 18,000 shares of restricted stock from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively; 23,946 shares under a deferred retirement award granted on 2/16/2006; and 16,730, 14,578 and 13,127 performance shares at target (before multiplying by 1.40 as set forth in footnote (2)) granted on 2/12/2004, 1/3/2005 and 1/1/2006, respectively. With the exception of the deferred retirement award, vesting of these shares is subject to the attainment of performance targets.

(5)                Stock awards for Mr. Robo include the amount expensed in 2006 under FAS 123R:  3,334, 6,666, 13,332 and 17,000 shares of restricted stock from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively; 47,893 shares under a deferred retirement award granted on 2/16/2006; and 15,364, 14,326 and 13,460 performance shares at target (before multiplying by 1.40 as set forth in footnote (2)) granted on 2/12/2004, 1/3/2005 and 1/1/2006, respectively. With the exception of the deferred retirement award, vesting of these shares is subject to the attainment of performance targets.

(6)                Stock awards for Mr. Olivera include the amount expensed in 2006 under FAS 123R:  5,334, 5,000, 10,666, 13,332 and 17,000 shares of restricted stock from grants on 2/13/2003, 10/17/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively; and 15,364, 14,326 and 13,460 performance shares at target (before multiplying by 1.40 as set forth in footnote (2)) granted on 2/12/2004, 1/3/2005 and 1/1/2006, respectively. Vesting of these shares is subject to the attainment of performance targets.

(7)                Stock awards for Mr. Stall include the amount expensed in 2006 under FAS 123R:  10,000, 3,334, 3,334, 8,000, 9,332 and 12,000 shares of restricted stock from grants on 6/17/1996, 10/18/2002, 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively; and 11,790, 11,302 and 10,324 performance shares at target (before multiplying by 1.40 as set forth in footnote (2)) granted on 2/12/2004, 1/3/2005 and 1/1/2006, respectively. Vesting of these shares is subject to the attainment of performance targets.

(8)                Non-qualified stock options valued on the dates of grant using the Black-Scholes option pricing model with the following variables:

All values include the effect of a two-for-one stock split on March 15, 2005.

Description	Market	Strike	Volatility	Yield	Interest Rate	Expected Life	Black-Scholes
For the 02/13/2003 grant:	$27.56	$27.56	19.98%	3.96%	3.64%	7 yr.	$4.20
For the 02/12/2004 grant:	$32.46	$32.46	20.11%	3.93%	3.78%	7 yr.	$5.10
For the 01/03/2005 grant:	$36.95	$36.95	20.00%	3.68%	4.08%	7 yr.	$6.30
For the 02/16/2006 grant:	$41.76	$41.76	19.56%	3.40%	4.60%	6 yr.	$7.46

Stock option compensation expense varies based upon the grant date fair value of the stock, expected life of the option, dividend yield, risk-free interest rate and volatility of the stock price. In 2006, FPL Group revised its expected life of the option assumption based on the actual historical exercise practices of its optionees.

(9)                Option awards for Mr. Hay include the amount expensed in 2006 for:  50,000, 100,000, 66,667 and 90,000 non-qualified stock options from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively.

(10)           Option awards for Mr. Dewhurst include the amount expensed in 2006 for:  33,334, 66,667, 40,000 and 50,000 non-qualified stock options from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively.

(11)           Option awards for Mr. Robo include the amount expensed in 2006 for:  33,334, 66,667, 40,000 and 50,000 non-qualified stock options from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively.

(12)           Option awards for Mr. Olivera include the amount expensed in 2006 for:  16,666, 66,667, 40,000 and 50,000 non-qualified stock options from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively.

(13)           Option awards for Mr. Stall include the amount expensed in 2006 for:  16,666, 33,333, 20,000 and 25,000 non-qualified stock options from grants on 2/13/2003, 2/12/2004, 1/3/2005 and 2/16/2006, respectively.

(14)           Non-equity incentive plan compensation is the amount earned by each named executive officer in 2006 under the Company’s Annual Incentive Plan. For additional information about these awards, see Table 2: 2006 Grants of Plan-Based Awards and Compensation Discussion & Analysis.

(15)           FPL Group maintains both defined benefit and defined contribution retirement plans (as described in Compensation Discussion & Analysis—Post-Employment Compensation—Retirement Programs—Supplemental Executive Retirement Plan). Values for Company contributions to defined benefit and defined contribution retirement plans (both qualified and nonqualified) are split between columns (h) and (i), respectively.

(16)           All amounts in this column (other than the amounts specified below for certain earnings on deferred compensation) reflect the one-year change in the actuarial present value of each named executive officer’s accumulated benefit under the tax-qualified defined benefit employee pension plan and the SERP. For Messrs. Dewhurst and Robo, the amounts are calculated by subtracting their respective accrued pension benefits (which are equal to their respective cash balance account balances in the employee pension plan and in the SERP) at January 1, 2006 from their respective accrued pension benefits at December 31, 2006. For Messrs. Hay, Olivera and Stall, the amounts are calculated by subtracting estimates of each officer’s accrued benefit (payable at age 65) in the defined benefit plans as of January 1, 2006 from estimates of each officer’s accrued benefit (payable at age 65) in the defined benefit plans as of December 31, 2006. These estimates are based on the number of years of credited service shown in the Pension Benefits Table and on each officer’s current covered compensation. After calculating the accrued benefits at each of January 1, 2006 and December 31, 2006 in the form of annuities payable at age 65, the annuity values are converted to lump sum values payable at age 65. These calculations are performed using assumptions consistent with those used by FPL Group’s actuaries to calculate plan disclosures under generally accepted accounting principles. The specific interest rates and other assumptions used to estimate these values are as follows: (i) the discount rate on January 1, 2006 is 5.50%, (ii) the discount rate on December 31, 2006 is 5.70%; (iii) lump sum amounts are calculated using a 5.50% discount rate and Revenue Ruling 2001-62 mortality rates; and (iv) assumed retirement age is 65 and no pre-retirement decrements are assumed.

The FPL Group, Inc. Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (either 0% or 100%). Deferred cash compensation (salary and annual incentive) is “invested” in phantom investments which mirror the investment vehicles offered to the participants in the Company’s 401(k) plan and are not guaranteed by the Company. Under applicable SEC rules, these earnings are not included in this table. However, this column includes above-market interest credited to balances accruing as a result of dividend crediting on deferred performance share awards. Such earnings for Messrs. Hay, Dewhurst, Olivera and Stall amounted to $4,941, $2,008, $4,540 and $2,676, respectively. Earnings on deferred performance shares are also included in Table 6: Nonqualified Deferred Compensation.

(17)           Additional information about the amounts set forth in the “All Other Compensation” column may be found in Table 1b:  Supplemental All Other Compensation, which immediately follows.

(18)           Mr. Hay was chairman, president and CEO of FPL Group until December 15, 2006 when he became chairman and CEO of FPL Group. He continues to serve as chairman and CEO of FPL.

(19)           Mr. Robo was appointed president and chief operating officer of FPL Group effective December 15, 2006. Prior thereto, he was president of FPL Energy and vice president, corporate development and strategy of FPL Group.

(20)           Mr. Stall was appointed vice president, nuclear division of FPL Group effective January 1, 2007. He continues to serve as senior vice president, nuclear division of FPL.

The table below (Table 1b) provides additional information regarding column (i) of Table 1a: Summary Compensation Table.

TABLE 1b:  SUPPLEMENTAL ALL OTHER COMPENSATION

Name	Year	Total From Summary Compensation Table ($)	Contributions to Defined Contribution Plans (1) ($)	Perquisites and Other Personal Benefits (2) ($)	Tax Reimbursements (3) ($)	Life Insurance Premiums (4) ($)
Lewis Hay, III	2006	$295,563	$137,138	$112,695	$31,530	$14,200
Moray P. Dewhurst	2006	81,987	50,831	21,895	8,991	270
James L. Robo	2006	118,867	58,559	38,360	13,604	8,344
Armando J. Olivera	2006	115,678	51,771	39,100	12,912	11,895
John A. Stall	2006	110,476	42,285	44,888	14,512	8,791

(1)                FPL Group maintains both defined benefit and defined contribution retirement plans (as described in Compensation Discussion & Analysis - Post-Employment Compensation—Retirement Programs - Supplemental Executive Retirement Plan (SERP)). Amounts attributable to the defined benefit plans are reported in Table 1a: Summary Compensation Table under column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Amounts attributable to the defined contribution plans are reported under “All Other Compensation” and are further described below under Additional Disclosure Related to Summary Compensation Table and 2006 Grants of Plan-Based Awards Table. This column includes employer matching contributions to the Company’s qualified 401(k) plan of $10,450 for 2006 for each NEO, plus the Company’s contribution to the non-qualified defined contribution portion of the SERP for each NEO.

(2)                This column includes, for 2006, the aggregate incremental cost to FPL Group of providing personal benefits to the NEOs. For each NEO, the personal benefits reported for 2006 in this column include:  annual premiums for accidental death and dismemberment insurance coverage; annual premiums for $5 million in umbrella coverage under a group personal excess liability insurance policy; up to $10,000 annual reimbursement for professional financial planning and legal services; the cost of the officer’s participation in an executive vehicle program which includes use of a Company-leased passenger vehicle, insurance, maintenance, and fuel; fees paid for travel programs such as airline memberships and hospitality room memberships, and any transactional fees associated with personal travel booked through the Company’s travel agents; costs for maintenance of a residential home security system and central station monitoring; and annual dues and fees for memberships in a luncheon club (except for Mr. Stall) and, for Messrs. Hay, Robo and Stall, country clubs, which are used primarily for business but may also be used personally by the NEOs and their family members. For Messrs. Hay, Olivera and Stall, the personal benefits reported for 2006 in this column also include annual premiums for indemnity medical insurance, which covers 100% of eligible medical expenses for the officers and, for Messrs. Hay and Stall, their eligible dependents, net of contributions paid by the executives, which are the same as for other exempt employees (the incremental cost for which, in 2006, was $29,251 for Mr. Hay). For Messrs. Hay, Robo and Stall, the personal benefits reported for 2006 in this column also include the costs of participation in a voluntary annual physical exam, including lodging costs and related expenses. For Messrs. Hay, Dewhurst, Robo and Stall, the personal benefits reported for 2006 in this column also include the incremental cost to the Company for personal use of Company-owned aircraft, which is the variable operating costs of such use, net of payments to the Company by or on behalf of the NEOs (based on reasonable commercial rates), as is generally required by Company policy for such personal use. Variable operating costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of statute miles (or, for helicopters, hours) the Company aircraft flew to derive an average variable cost per mile (or hour). Personal use of aircraft includes travel undertaken to participate in certain outside board meetings, which is considered personal under SEC rules but which the Company views as having a useful business purpose. In addition, for Messrs. Hay, Robo and Stall, personal use of the aircraft in 2006 included travel undertaken to participate in a voluntary annual executive physical (which was Mr. Stall’s only personal use of the aircraft during 2006).

(3)                For each named executive officer, represents reimbursements for taxes due on income imputed to the officer (as required by the Internal Revenue Code) for participation in the executive vehicle program, for reimbursement of professional financial planning and legal services, and, for Mr. Hay only, dues and fees for country club memberships.

(4)                For each named executive officer except Mr. Dewhurst, represents annual premiums paid by the Company under its endorsement split dollar life insurance plan, a voluntary program in which Mr. Dewhurst waived participation. For Mr. Dewhurst, represents annual premium paid by the Company for basic life insurance benefit under the broad-based employee life insurance plan.

TABLE 2:  2006 GRANTS OF PLAN-BASED AWARDS

The table below provides information about the cash and equity incentive compensation awarded to the named executive officers in 2006. It is important to keep in mind the following when reviewing the table:

(1)   Columns (c), (d) and (e) below set forth the range of possible payouts established in December 2005 under the Company’s Annual Incentive Plan for 2006, and are not amounts actually paid to the NEOs. The actual amounts paid with respect to 2006 under the Annual Incentive Plan, which is a Non-Equity Incentive Plan as that term is used in the heading for columns (c), (d) and (e) of this table, are set forth in Table 1a: Summary Compensation Table in column (g), entitled “Non-Equity Incentive Plan Compensation.”

(2)   The number of shares listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” (columns (g) and (h)), represent grants of performance shares and restricted stock, the characteristics of which are described in Compensation Discussion & Analysis and the material terms of which are described below this table.

(3)   The number of shares listed under “All Other Stock Awards: Number of Shares of Stock or Units” (column (i)) represents, for Messrs. Dewhurst and Robo, grants of stock under deferred retirement awards, the characteristics of which are described in Compensation Discussion & Analysis and the material terms of which are described below this table.

(4)   The number of shares listed under “All Other Option Awards: Number of Securities Underlying Options” (column (j)) and the exercise price set forth under “Exercise or Base Price of Option Awards” (column (k)) represent the number and exercise price of non-qualified option grants, the characteristics of which are described in Compensation Discussion & Analysis and the material terms of which are described below this table.

(5)   In the column headed “Grant Date Fair Value of Stock and Option Awards” (column (l)), the top number is the grant date fair value of the performance share award, the middle number(s) are the grant date fair value of the restricted stock award (and, for Messrs. Dewhurst and Robo, the grant date fair value of the deferred retirement award), and the last number is the grant date fair value of the options granted.

TABLE 2:  2006 GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (4) (#)	Options (5) (#)	Awards ($/Sh)	and Option Awards (6)
(a)	(b1)	(b2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Lewis Hay, III	—	—	$0	$1,150,000	$2,300,000	—	—	—	—	—	—	—
	1/1/2006	12/15/2005				0	58,837	94,139				$3,110,359	(7)
	2/16/2006	12/15/2005				0	67,000	67,000				2,797,920	(8)
	2/16/2006	12/15/2005								90,000	41.76	671,400	(9)
Moray P. Dewhurst	—	—	0	322,547	645,094	—	—	—	—	—	—	—
	1/1/2006	12/15/2005				0	13,127	21,003				$693,946	(7)
	2/16/2006	12/15/2005				0	18,000	18,000				751,680	(8)
	2/16/2006	2/16/2006							23,946			999,985	(8)
	2/16/2006	12/15/2005								50,000	41.76	373,000	(9)
James L. Robo	—	—	0	385,855	771,710	—	—	—	—	—	—	—
	1/1/2006	12/15/2005				0	13,460	21,536				$711,549	(7)
	2/16/2006	12/15/2005				0	17,000	17,000				709,920	(8)
	2/16/2006	2/16/2006							47,893			2,000,012	(8)
	2/16/2006	12/15/2005								50,000	41.76	373,000	(9)
Armando J. Olivera	—	—	0	385,855	771,710	—	—	—	—	—	—	—
	1/1/2006	12/15/2005				0	13,460	21,536				$711,549	(7)
	2/16/2006	12/15/2005				0	17,000	17,000				709,920	(8)
	2/16/2006	12/15/2005								50,000	41.76	373,000	(9)
John A. Stall	—	—	0	295,946	591,892	—	—	—	—	—	—	—
	1/1/2006	12/15/2005				0	10,324	16,518				$545,768	(7)
	2/16/2006	12/15/2005				0	12,000	12,000				501,120	(8)
	2/16/2006	12/15/2005								25,000	41.76	186,500	(9)

(1)                All grants were approved by the Compensation Committee. The Compensation Committee initially took these actions on December 15, 2005, subject to rescission before, and effective on, the listed grant dates.

(2)                Non-Equity Incentive Plan awards are paid under the Company’s Annual Incentive Plan, the material terms of which are described in Compensation Discussion & Analysis. With respect to 2006, amounts payable were paid in cash in February 2007. See column (g) of Table 1a: Summary Compensation Table.

(3)                Each officer was granted awards of performance shares and restricted stock under the LTIP in 2006. Performance shares granted in 2006 were for a three-year performance period ending December 31, 2008. The number of shares which will ultimately be paid to each named executive officer at the end of the performance period will be determined by multiplying the officer’s target number of performance shares by a three-year average of the officer’s performance ratings under the Annual Incentive Plan, expressed as a percentage, which may not exceed 160% of the target award. Restricted stock awards granted in 2006 vest at the rate of one-third per year beginning one year from the date of grant, subject to certification by the Compensation Committee each year of the attainment of the FPL Group adjusted earnings goal at the level designated by the Committee as 100% under the Annual Incentive Plan for the previous year. If the goal is not achieved, the restricted stock which was scheduled to vest is forfeited.

(4)                Messrs. Dewhurst and Robo each received a grant of deferred retirement awards under the LTIP in 2006, which awards vest 50% five years from the date of grant and are fully vested after 10 years, and the receipt of which awards is deferred following vesting.

(5)                Non-qualified stock options granted under the LTIP. All stock options vest and become exercisable at the rate of one-third per year beginning approximately one year from date of grant and are fully exercisable after three years. All options were granted at an exercise price of 100% of the closing price of FPL Group common stock on the date of grant.

(6)                The amounts shown are based on the value of the equity-based compensation grants as of the 2006 grant dates under applicable accounting rules. These amounts were not realized by the NEOs during 2006, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock. See Table 4: 2006 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2006.

The values determined under applicable accounting rules were calculated pursuant to FAS 123R. Under FAS 123R, the Company calculates the grant-date fair value of equity-based compensation and amortizes it over the vesting period (using the straight-line amortization method for awards with graded vesting schedules as well as for awards with cliff vesting schedules). The expense recognized during 2006 for each NEO therefore reflects the partial amortization of equity awards granted during 2006 plus the partial amortization of equity awards granted in earlier years which were not yet vested (or which became vested) during 2006. See Note 12—Common Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in this valuation. In accordance with SEC rules, the amounts in these columns reflect the actual FAS 123R accounting cost without reduction for estimated forfeitures.

(7)                As described in footnote (6) above, the grant date fair values of performance share awards were calculated under FAS 123R. This FAS 123R calculation reflects a discount of $4.30 per share for the 2006 grants because dividends are not paid on performance shares during the three-year performance period. The performance rating assumption used for expensing all performance share awards under FAS 123R is 1.40 (i.e. target shares multiplied by 1.40); although the accounting valuation assumes a certain level of future performance, the actual value at payout could be different based on actual performance.

(8)                As described in footnote (6) above, the grant date fair values of restricted stock and deferred retirement awards were calculated under FAS 123R.

(9)                As described in footnote (6) above, the grant date fair values of stock option awards were calculated under FAS 123R but without any reductions for estimated forfeitures. The hypothetical values shown for stock option grants were calculated using the Black-Scholes option pricing model, based on the following assumptions: for all options, the volatility is equal to 19.56% and the dividend yield (represents the per-share annualized dividends as of the grant date divided by the annualized fair market value of the common stock) is equal to 3.40%. The risk-free interest rate is equal to 4.60%, based on the interest rate on a U.S. Treasury zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise of six years. The values do not take into account risk factors such as non-transferability or risk of forfeiture.

Additional Disclosure Related to Summary Compensation Table and 2006 Grants of Plan-Based Awards Table

Material Terms of Performance Shares Granted to NEOs

•       three year performance period

•       payouts in shares of FPL Group common stock, based primarily on the NEO’s average performance-based adjustment under the Annual Incentive Plan for each year in the performance period, capped at 160% (see Compensation Discussion & Analysis—2006 Annual Incentive Awards for the Named Executive Officers for the performance-based adjustments for the NEOs for 2006)

•       dividends are not paid or accrued during the performance period

•       may vest pro rata prior to the end of performance period in the event of the occurrence of certain events, such as a change in control, death, disability or retirement

•       forfeited if terminate prior to end of performance period in all other instances

•       award agreement includes non-solicitation and non-competition provisions

Material Terms of Restricted Stock Granted to NEOs

•       if performance target met as of end of preceding year, vest one-third per year for three years beginning approximately one year from date of grant

•       if performance target not met in any year, restricted stock scheduled to vest in that year is forfeited

•       performance target is attainment of FPL Group adjusted earnings goal at the level designated by the Compensation Committee as 100% under the Annual Incentive Plan for the previous year

•       dividends paid to NEO as and when declared by Company during vesting period so long as restricted stock has not been forfeited

•       NEOs have the right to vote their shares of restricted stock

•       may vest pro rata prior to normal vesting date and without regard to satisfaction of performance condition in the event of the occurrence of certain events, such as a change in control, death, disability or retirement

•       forfeited if terminate prior to vesting in all other instances

•       award agreement includes non-solicitation and non-competition provisions

Material Terms of Stock Options Granted to NEOs

•       vest one-third per year for three years beginning approximately one year from date of grant

•       exercise price equal to closing price of FPL Group common stock on date of grant (February 16, 2006)

•       generally expire ten years from date of grant

•       may vest pro rata prior to normal vesting date in the event of the occurrence of certain events, such as a change in control, death, disability or retirement

•       forfeited if terminate prior to vesting in all other instances

•       award agreement includes non-solicitation and non-competition provisions

Material Terms of Deferred Retirement Awards Granted to Messrs. Dewhurst and Robo

•       shares representing Company’s obligation are held in a grantor (rabbi) trust, with Messrs. Dewhurst and Robo as beneficiaries

•       dividends paid to Trustee of grantor trust and reinvested in shares of the Company’s common stock annually

•       vest 50% after five years and 50% after ten years

•       mandatory deferral of all vested shares, plus accumulated cash dividends and shares obtained with reinvested dividends, until retirement or termination of employment (with certain exceptions for death, disability or change in control)

•       award agreement includes non-solicitation and non-competition provisions

Determination of Amount Payable Under Annual Incentive Plan to NEOs

See Compensation Discussion & Analysis for a description of the criteria used to determine the amount payable to each NEO under the Annual Incentive Plan (Non-Equity Incentive Plan Compensation).

Salary and Bonus as a Proportion of Total Compensation

Using the amounts set forth in column (c), “Salary,” and column (d), “Bonus,” in Table 1a: Summary Compensation Table, the salaries of each of the NEOs as a proportion of total compensation were as follows:

Mr. Hay—12%
Mr. Dewhurst—19%
Mr. Robo—18%
Mr. Olivera—18%
Mr. Stall—22%

These proportions are consistent with the Company’s philosophy of paying a higher percentage of performance-based compensation and a lower percentage of fixed compensation.

Employment Agreement with CEO

FPL Group is a party to an employment agreement with Mr. Hay (the “Hay Agreement”). The Hay Agreement provides for Mr. Hay to be employed as the chief executive officer of FPL Group and to serve as a director and chairman of FPL Group’s Board for an initial term of three years beginning January 1, 2005. Each January 1 beginning in 2006 the term of employment is extended an additional year unless either party gives a notice of non-extension no later than 90 days prior thereto. The Hay Agreement does not establish Mr. Hay’s compensation; however, reduction of his then current base salary, target annual incentive bonus, target long term incentive compensation or aggregate employee benefits (with certain exceptions) constitutes Good Reason (as defined in the agreement) for Mr. Hay to terminate his employment and receive the termination benefits prescribed by the agreement. The Hay Agreement also provides certain benefits for termination of employment due to death, disability, retirement, or without Cause (as defined in the agreement). Such termination benefits are described in Potential Payments Upon Termination or Change in Control, below.

In the event that Mr. Hay’s Retention Agreement with FPL Group (described in Potential Payments Upon Termination or Change in Control, below) becomes effective and his employment is terminated under the circumstances specified therein, he will be entitled to the compensation and benefits provided under the Retention Agreement in lieu of any entitlements payable or provided to him under the Hay Agreement.

Defined Contribution Retirement Benefits

FPL Group maintains a tax-qualified defined contribution 401(k) plan in which an employee may elect to defer some portion of his or her covered earnings (which excludes annual incentive compensation) into the plan, and FPL Group matches the employee contributions in accordance with a specified formula. In a 401(k) plan, the employee bears the investment risk. Employees who choose to enroll in the 401(k) plan may contribute between 1% and 50% of covered earnings, subject to certain limits contained in the Internal Revenue Code, and the Company provides matching contributions, in the form of FPL Group common stock, up to 4.75% of covered earnings to the specified IRS limit. Each of the NEOs participates in the 401(k) plan and receives the maximum Company matching contribution allowable under IRS rules, which for 2006 was $10,450 per NEO.

The non-qualified SERP provides a defined contribution benefit to each NEO which is designed to (i) make up for the lost Company matching contributions on the 401(k) due to IRS limits, and (ii) provide Company matching contributions on annual incentive compensation (which is a significant percentage of executive cash compensation). Therefore, under the SERP, each NEO’s defined contribution account is credited annually with phantom FPL Group common stock with a value equal to 4.75% of base earnings above IRS limits plus annual incentive compensation. Each such account is also credited annually with additional phantom FPL Group common stock with a value based on dividend income on the phantom shares in the account.

For each NEO, the defined contribution benefits described herein are included under column (i), “All Other Compensation,” of Table 1a: Summary Compensation Table and described in footnote (1) to Table 1b: Supplemental All Other Compensation.

TABLE 3:  2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below provides information about equity incentive awards awarded to the named executive officers in 2006 and in prior years. It is important to keep in mind the following when reviewing the table:

(1) With respect to Option Awards, the options listed in column (b), “Number of Securities Underlying Unexercised Options (#) Exercisable,” are fully vested and currently exercisable by the NEO. If the NEO had exercised all or a part of these options in 2006, the value realized upon exercise would be listed in Table 4: 2006 Option Exercises and Stock Vested. The Compensation Committee deems the value of unexercised fully-vested options to be a current asset of the NEO and attributable to compensation earned in prior years, and does not consider this amount, or the current value of unvested options (which are listed in column (c)), when making compensation determinations.

(2) The number of shares listed in column (i), “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” includes both performance shares, at maximum payout level (in accordance with applicable SEC rules), prior to the expiration of the performance period and restricted stock prior to the satisfaction of the performance and time criteria required for vesting. The number of shares listed in column (g), “Number of Shares or Units of Stock That Have Not Vested,” for Messrs. Dewhurst and Robo, includes deferred retirement awards.

(3) As required by SEC rules, the amounts listed in column (j), “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represent the value of restricted stock and performance share awards at maximum payout levels. These amounts were not realized by the NEOs during 2006, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock.

TABLE 3:  2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexer- cisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2)(#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (10) (j)
Lewis Hay, III	300,000	0	0	$30.86	2/12/2011
	100,000	0	0	$27.68	9/17/2011
	150,000	0	0	$26.32	2/11/2012
	150,000	0	0	$27.56	2/13/2013
	100,000	50,000	0	$32.46	2/14/2014
	33,334	66,666	0	$36.95	1/3/2015
	0	90,000	0	$41.76	2/16/2016
								348,065(5)	$18,941,697
Moray P. Dewhurst	200,000	0	0	27.68	9/17/2011
	100,000	0	0	26.32	2/11/2012
	100,000	0	0	27.56	2/13/2013
	66,666	33,334	0	32.46	2/12/2014
	20,000	40,000	0	36.95	1/3/2015
	0	50,000	0	41.76	2/16/2016
						23,946	1,303,141	78,991(6)	4,298,690
James L. Robo	150,000	0	0	$29.60	3/22/2012
	100,000	0	0	$27.56	2/13/2013
	66,666	33,334	0	$32.46	2/12/2014
	20,000	40,000	0	$36.95	1/3/2015
	0	50,000	0	$41.76	2/16/2016
						47,893	2,606,337	78,123(7)	4,251,454
Armando J. Olivera	100,000	0	0	$30.86	2/12/2011
	50,000	0	0	26.32	2/11/2012
	50,000	0	0	27.56	2/13/2013
	66,666	33,334	0	32.46	2/12/2014
	20,000	40,000	0	36.95	1/3/2015
		50,000	0	41.76	2/16/2016
								80,123(8)	4,360,294
John A. Stall	50,000	0	0	26.32	2/11/2012
	50,000	0	0	27.56	2/13/2013
	33,334	16,666	0	32.46	2/12/2014
	10,000	20,000	0	36.95	1/3/2015
	0	25,000	0	41.76	2/16/2016
								69,933(9)	3,805,754

          (1) Options granted are non-qualified stock options. All stock options vest and become exercisable at the rate of one-third per year beginning approximately one year from the date of grant.

          (2) Mr. Dewhurst was granted 23,946 shares as a deferred retirement award, which vests in equal installments in 2011 and 2016. Mr. Robo was granted 47,893 shares as a deferred retirement award, which vests in equal installments in 2011 and 2016. The shares will continue to be deferred following vesting in most circumstances. Shares representing the Company’s obligation are held in a grantor trust.

          (3) Market value of unvested deferred retirement awards is based upon the closing price of FPL Group common stock on December 29, 2006 of $54.42.

          (4) Because the end of the performance period for the performance share awards granted in 2004 to each of the NEOs was December 31, 2006, these performance shares are not included in Table 3: 2006 Outstanding Equity Awards at Fiscal Year End and are included in Table 4:  2006 Option Exercises and Stock Vested under columns (d) and (e), “Stock Awards - Number of Shares Acquired on Vesting” and “Stock Awards - Value Realized on Vesting,” and discussed in footnotes (1) and (2) to that table.

          (5) Mr. Hay’s outstanding performance shares at maximum payout level aggregated 188,231 shares with a market value on December 31, 2006 of $10,243,531. 58,837 performance shares at target were granted in 2006 (performance period ending December 31, 2008) and 58,808 performance shares at target were granted in 2005 (performance period ending December 31, 2007). Also includes 159,834 shares of restricted common stock with a market value of $8,698,166, of which 67,000 shares were granted in 2006, 40,000 shares were granted in 2005, 12,834 shares were granted in 2004 and 40,000 shares were granted in 2003, and which vest as to 75,168 shares in 2007, 62,333 shares in 2008 and 22,333 shares in 2009.

          (6) Mr. Dewhurst’s outstanding performance shares at maximum payout level aggregated 44,327 shares with a market value on December 31, 2006 of $2,412,275. 13,127 performance shares at target were granted in 2006 (performance period ending December 31, 2008) and 14,578 performance shares at target were granted in 2005 (performance period ending December 31, 2007). Also includes 34,664 shares of restricted common stock with a market value of $1,886,415, of which 18,000 shares were granted in 2006, 13,332 shares were granted in 2005 and 3,332 shares were granted in 2004, and which vest as to 15,998 shares in 2007, 12,666 shares in 2008 and 6,000 shares in 2009.

          (7) Mr. Robo’s outstanding performance shares at maximum payout level aggregated 44,457 shares with a market value on December 31, 2006 of $2,419,350. 13,460 performance shares at target were granted in 2006 (performance period ending December 31, 2008) and 14,326 performance shares at target were granted in 2005 (performance period ending December 31, 2007). Also includes 33,666 shares of restricted common stock with a market value of $1,832,104, of which 17,000 shares were granted in 2006, 13,332 shares were granted in 2005 and 3,334 shares were granted in 2004, and which vest as to 15,667 shares in 2007, 12,332 shares in 2008 and 5,667 shares in 2009.

          (8) Mr. Olivera’s outstanding performance shares at maximum payout level were 44,457 shares with a market value on December 31, 2006 of $2,419,350. 13,460 performance shares at target were granted in 2006 (performance period ending December 31, 2008) and 14,326 performance shares at target were granted in 2005 (performance period ending December 31, 2007). Also includes 35,666 shares of restricted common stock with a market value of $1,940,944, of which 17,000 shares were granted in 2006, 13,332 shares were granted in 2005 and 5,334 shares were granted in 2004, and which vest as to 17,667 shares in 2007, 12,332 shares in 2008 and 5,667 shares in 2009.

          (9) Mr. Stall’s outstanding performance shares at maximum payout level were 34,601 shares with a market value on December 31, 2006 of $1,882,986. 10,324 performance shares at target were granted in 2006 (performance period ending December 31, 2008) and 11,302 performance shares at target were granted in 2005 (performance period ending December 31, 2007). Also includes 35,332 shares of restricted common stock with a market value of $1,922,768, of which 12,000 shares were granted in 2006, 9,332 shares were granted in 2005, 4,000 were granted in 2004 and 10,000 shares were granted in 1996, and which vest as to 12,666 shares in 2007, 8,666 shares in 2008, 4,000 shares in 2009 and 10,000 shares in 2011.

    (10) Market value is based upon the closing share price of FPL Group common stock on December 29, 2006 of $54.42.

TABLE 4:  2006 OPTION EXERCISES AND STOCK VESTED

The table below provides information about the NEOs’ stock awards which vested in 2006. It is important to keep in mind the following when reviewing the table:

(1)   The “Number of Shares Acquired on Vesting” (column (d)) represents performance shares vesting in 2006 for a three-year performance period which began in 2004, as well as restricted stock vesting in 2006 from grants made in 2002, 2003, 2004 and 2005. The Compensation Committee looks at the value of these grants as of the date of grant, rather than as of the date of vesting, when making compensation determinations.

(2)   The “Value Realized on Vesting” (column (e)) represents the aggregate value of the vested performance shares and vested restricted stock described above.

TABLE 4:  2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Lewis Hay, III	0	$0	160,517	$8,386,132
Moray P. Dewhurst	0	0	40,104	2,135,095
James L. Robo	0	0	37,916	2,005,928
Armando J. Olivera	0	0	44,458	2,259,543
John A. Stall	0	0	31,842	1,631,301

(1)             Includes for Mr. Hay 60,332 shares of restricted stock and 100,185 performance shares; for Mr. Dewhurst 13,336 shares of restricted stock and 26,768 performance shares; for Mr. Robo 13,334 shares of restricted stock and 24,582 performance shares; for Mr. Olivera 22,334 shares of restricted stock and 22,124 performance shares; and for Mr. Stall 15,336 shares of restricted stock and 16,506 performance shares.

(2)             For Mr. Hay $2,470,208 is attributable to vested restricted stock and $5,915,924 is attributable to performance shares. For Mr. Dewhurst $554,444 is attributable to vested restricted stock and $1,580,650 is attributable to performance shares. For Mr. Robo $554,361 is attributable to vested restricted stock and $1,451,567 is attributable to performance shares. For Mr. Olivera $953,121 is attributable to vested restricted stock and $1,306,422 is attributable to performance shares. For Mr. Stall $656,621 is attributable to vested restricted stock and $974,679 is attributable to performance shares.

TABLE 5:  PENSION BENEFITS

The table and description below provide information about the NEOs’ pension benefits. It is important to keep in mind that the “Present Value of Accumulated Benefits” (column (d)) listed for the SERP includes the present value of such benefits in the defined benefit portion of the SERP only, and that disclosure of information related to the defined contribution portion of the SERP can be found in the next table, Table 6: Nonqualified Deferred Compensation.

TABLE 5:  PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Lewis Hay, III(3)	FPL Group Employee Pension Plan	7	$106,089	$0
	SERP(1)	7	7,137,574	0
Moray P. Dewhurst(2)	FPL Group Employee Pension Plan	5	59,904	0
	SERP(1)	5	224,322	0
James L. Robo(2)	FPL Group Employee Pension Plan	5	50,469	0
	SERP(1)	5	217,350	0
Armando J. Olivera(3)	FPL Group Employee Pension Plan	35	729,824	0
	SERP(1)	35	2,555,791	0
John A. Stall(3)	FPL Group Employee Pension Plan	11	211,990	0
	SERP(1)	11	698,058	0

(1)             FPL Group’s non-qualified SERP provides both defined benefit and defined contribution benefits. See Compensation Discussion & Analysis—Post-Employment Compensation—Retirement Programs—Supplemental Executive Retirement Plan (SERP). The defined benefit portion of the SERP is shown in this table, while values attributable to the defined contribution portion of the SERP are included in Table 1a: Summary Compensation Table under column (i), “All Other Compensation” (values for which are detailed in Table 1b: Supplemental All Other Compensation), and are also reported in Table 6: Nonqualified Deferred Compensation under columns (c), (d) and (f).

(2)             For Messrs. Dewhurst and Robo, the amounts shown are their accrued pension benefits as of December 31, 2006, which are equal to their cash balance account values in the employee pension plan and in the SERP at December 31, 2006.

(3)             For Messrs. Hay, Olivera and Stall, the amounts shown are based on estimates of each officer’s accrued benefit in the specified plans as of December 31, 2006 that is payable at normal retirement age as defined in the employee pension plan and in the SERP, which is age 65. No participant is eligible for unreduced benefits prior to age 65. These estimates are based on the number of years of credited service shown in the table and on each officer’s current covered compensation. After calculating the accrued benefit at December 31, 2006 in the form of an annuity payable at age 65, the annuity value is converted to a lump sum value payable at age 65. These calculations are performed using assumptions consistent with those used by FPL Group’s actuaries to calculate plan disclosures under generally accepted accounting principles. The specific interest rates and other assumptions used to estimate these values are as follows: (i) the discount rate on December 31, 2006 is 5.70%; (ii) lump sum amounts are calculated using a 5.50% discount rate and Revenue Ruling 2001-62 mortality rates; and (iii) assumed retirement age is 65 and no pre-retirement decrements are assumed.

Additional Disclosure Related to Pension Benefits Table

FPL Group maintains two non-contributory defined benefit retirement plans:  a tax-qualified employee pension plan and a non-qualified supplemental executive retirement plan.

Employee Pension Plan

FPL Group’s tax-qualified employee pension plan is a cash balance plan in which credits to each active, full-time employee’s account are determined as a percentage of his or her monthly covered earnings; “basic crediting” is 4.5% until the fifth anniversary of employment, and 6.0% thereafter. Covered earnings for each NEO is limited to base salary and does not include annual incentive plan compensation, long term incentive plan compensation or any other compensation included in Table 1a: Summary Compensation Table. Each employee’s cash balance account is also credited quarterly with interest at an annual rate that is equal to the average yield on one-year Treasury Constant Maturities for the 12 months ending September 30th of the preceding calendar year. The interest crediting rate is subject to a 4% minimum and 14% maximum. For 2006 the interest rate was 4.0%. Benefits under the cash balance formula are not reduced for employer contributions to Social Security or other offset amounts.

The qualified employee pension plan defines normal retirement age as 65, however, benefits are cliff-vested after five full years of service and all named executive officers are fully vested. All vested participants are eligible for lump sum payment of benefits following termination of employment, and certain annuity forms of payment are also available to most employees, including the NEOs.

Supplemental Executive Retirement Plan

For the reasons described in Compensation Discussion & Analysis, FPL Group maintains an unfunded SERP for its executive officers, including its NEOs.

The Company achieves several goals through the SERP:

•       Restoration of benefits—The SERP makes up the benefits “lost” under the qualified defined benefit  and defined contribution plans due to application of tax law restrictions. This goal is achieved by applying benefit formulas to base salary above the tax code’s maximum recognizable annual income limit for qualified plans.

•       Inclusion of Annual Incentive Plan compensation in definition of pay—For the NEOs, the SERP defines covered compensation as annual base salary plus annual incentive award, unlike the qualified plan which defines covered compensation as only base salary.

•       Market competitiveness of executive retirement benefits—The SERP provides enhanced defined benefit pension plan formulas to ensure competitiveness with market practices, to attract executive talent (including mid-career hires), and to induce FPL Group’s executives to remain with the Company to retirement age. Additional information about these enhancements appears below.

For NEOs who became SERP participants on or after April 1, 1997 (when the qualified employee pension plan was converted to a cash balance plan), except for Mr. Hay, the SERP’s defined benefit formula provides two times the normal cash balance crediting rate of the qualified employee pension plan (“double basic credits”). The normal cash balance crediting rate is 4.5% prior to 5 years of service, and 6% thereafter. Double the basic crediting rate is therefore 9% and 12%, respectively. Benefits for Messrs. Dewhurst and Robo are calculated in this manner.

For NEOs who were SERP participants on March 31, 1997, a final-average-pay defined benefit formula in place prior to the cash balance change is applied to covered earnings. This prior-plan formula is based on years of service and average monthly pay (defined as the average of the highest five consecutive years out of the last ten years of service), with an offset for employer contributions to Social Security. Currently, no SERP participants receive any additional credits to years of service; actual years of participating service are used to determine benefits. The target benefit at 30 years of service, prior to any reductions for the Social Security offset or retirement before normal retirement age of 65, is 50% of final average pay. Benefits for Messrs. Olivera and Stall are calculated in this manner.

As described in Compensation Discussion & Analysis, in 2002 FPL Group entered into an agreement with Mr. Hay to provide a supplemental defined benefit retirement benefit. Under this agreement, the Company will provide a benefit equal to 65% of Mr. Hay’s “final average pay,” which is his highest average annual compensation (annual salary plus annual incentive award) for either (i) his final three years of employment or (ii) the three years preceding his final year of employment. This supplemental benefit will be reduced by the actuarial equivalent of the benefits to which he is entitled under the qualified employee pension plan and the defined benefit portion of the SERP. If Mr. Hay terminates his employment prior to age 65, the benefit will be reduced on a pro rata basis if he fails to complete at least fifteen years of service with FPL Group or its subsidiaries, and it will be further reduced on an actuarial basis as a result of its early distribution. The agreement provides a minimum annual benefit, in the form of a joint and 50% survivor annuity (equal to 50% of final average pay) payable to Mr. Hay and his surviving spouse upon his termination of employment with FPL Group and its subsidiaries. If Mr. Hay’s termination of employment occurs prior to his normal retirement age (age 65), this minimum benefit will be reduced on an actuarial basis.

SERP benefits are cliff-vested after five full years of service. All vested participants are eligible for lump sum payment of benefits following termination of employment (subject to timing restrictions imposed by Section 409A of the Internal Revenue Code), or may elect certain annuity forms of payment.

TABLE 6:  NONQUALIFIED DEFERRED COMPENSATION

The table and description below provide information about the NEO’s nonqualified deferred compensation. It is important to keep in mind the following when reviewing the table:

(1)   The amounts shown under the heading “Aggregate Earnings in Last FY” (column (d)) represent earnings in the Company’s Deferred Compensation Plan and earnings in the defined contribution portion of the SERP.

(2)   The amounts shown under the heading “Aggregate Balance at Last FYE” (column (f)) represent balances in the Company’s Deferred Compensation Plan and in the defined contribution portion of the SERP.

TABLE 6:  NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings in Last FY (3) ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE (4) ($) (f)
Lewis Hay, III	$0	$126,688	$3,379,122	$0	$19,261,138
Moray P. Dewhurst	0	40,381	539,449	0	2,764,342
James L. Robo	0	48,109	55,841	0	242,104
Armando J. Olivera	0	41,321	406,775	0	1,761,151
John A. Stall	0	31,835	405,214	0	2,179,916

(1)             The Company’s Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (either 0% or 100%). For the performance period ending December 31, 2005, Mr. Hay elected to defer 169,081 performance shares valued at $41.76 per share, and Mr. Dewhurst elected to defer $266,452 of his 2005 cash annual incentive award; each of these deferrals was credited to the respective NEO’s Deferred Compensation Plan account after January 1, 2006. Each of these deferred amounts was reported in the Summary Compensation Table in the Company’s proxy statement for its Annual Meeting of Shareholders in 2006, and neither is reflected in Table 1a: Summary Compensation Table in this proxy statement. None of the NEOs elected to defer 2006 compensation.

(2)             The SERP includes a defined contribution component which provides a match on executives’ base and annual incentive earnings above the IRS limit, which was $220,000 for 2006. The 4.75% match is the same as the match opportunity provided to participants in the Company’s 401(k) Plan. As with the 401(k) Plan, crediting of matching contributions under the defined contribution component of the SERP is in the form of stock (specifically, phantom FPL Group common stock under the SERP). Amounts shown in this column are also included in Table 1a:  Summary Compensation Table in column (i), “All Other Compensation” (values for which are detailed in Table 1b: Supplemental All Other Compensation).

(3)             Earnings include the sum of each participant’s annual earnings in the Deferred Compensation Plan and in the defined contribution portion of the SERP. Deferred Compensation Plan earnings were as follows:  Mr. Hay $3,157,096, Mr. Dewhurst $469,013, Mr. Olivera $350,588, and Mr. Stall $376,629. Mr. Robo has not deferred any compensation. Earnings for the defined contribution component of the SERP were as follows:  Mr. Hay $222,026, Mr. Dewhurst $70,436, Mr. Robo $55,841, Mr. Olivera $56,187 and Mr. Stall $28,585.

(4)             Deferred Compensation Plan accounts include fully vested and earned compensation, plus earnings. The Company views deferred compensation as a vehicle for additional retirement planning, rather than as a means of providing additional compensation. As of December 31, 2006, Deferred Compensation Plan balances were as follows:  Mr. Hay $18,331,630 (of which $14,256,296 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006), Mr. Dewhurst $2,469,366 (of which $1,003,862 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006), Mr. Olivera $1,521,181 and Mr. Stall $2,052,291. Mr. Robo has not deferred any cash compensation or performance shares and therefore he has no balance in the Deferred Compensation Plan. Balances for the defined contribution component of the SERP were as follows:  Mr. Hay $929,508 (of which $421,557 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006), Mr. Dewhurst $294,976 (of which $152,820 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006), Mr. Robo $242,104 (of which $123,040 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006), Mr. Olivera $239,970 (of which $81,661 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006) and Mr. Stall $127,625 (of which $15,003 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2006).

Additional Disclosure Related to Nonqualified Deferred Compensation Table

Cash deferral elections under the Deferred Compensation Plan must be made prior to the period in which they are earned and can range, in whole percentages, from 1% to 100% of a participant’s base salary and/or annual incentive award. Equity deferral elections must be made prior to the completion of the first half of the applicable performance period, and participants electing to defer performance shares must defer the entire payout amount. Deferred compensation earnings are not guaranteed by the Company.

The Company’s contributions to the SERP for each named executive officer are also considered deferred compensation. The contributions and earnings in Table 6: Nonqualified Deferred Compensation include those from the nonqualified defined contribution portion of the SERP.

Earnings in 2006 from previous deferrals of cash compensation came from phantom investments in the following investment choices, which mirror the funds available to participants in the Company’s 401(k) plan:

Fund	2006 Return
BGI All Country World Ex-U.S Index Fund	26.77%
BGI Equity Index Fund	15.79%
BGI Russell 2000 Value Index Fund	23.00%
BGI U.S. Debt Index Fund	4.25%
BGI U.S. Equity Market Index Fund	15.59%
Brandywine Fund	11.09%
Fidelity Diversified International	22.52%
Fidelity Low Priced Stock Fund	17.76%
Fidelity Real Estate Investment Portfolio	32.84%
Fidelity Retirement Government Money Market	4.82%
FPL Group Stock Fund	35.22%
FPL Managed Income Fund	4.08%
Legg Mason Value Fund	6.57%
PIMCO Total Return Fund	3.74%
Royce Premier Fund	8.81%
T. Rowe Price Equity Income Fund	19.14%
T. Rowe Price Institutional Large Cap Growth Fund	6.29%
Vanguard Target Retirement 2005 Fund	8.23%
Vanguard Target Retirement 2015 Fund	11.42%
Vanguard Target Retirement 2025 Fund	13.24%
Vanguard Target Retirement 2035 Fund	15.24%
Vanguard Target Retirement 2045 Fund	15.98%
Vanguard Target Retirement Income Fund	6.38%

Interest at the Federal Reserve Bank prime rate was credited quarterly in 2006 (based on an annual prime rate of 7.25% on March 31, 2006, 7.75% on June 30, 2006, and 8.25% on September 30, 2006 and December 31, 2006) on dividends accrued in deferred performance share accounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For the reasons discussed in Compensation Discussion & Analysis, FPL Group has entered into the Retention Agreements and the Hay Agreement, which commit the Company to payments to NEOs under special circumstances. Generally, these are changes in corporate control (as defined in the agreements) and/or termination of NEO employment.

This section describes the circumstances that would trigger such payments and quantifies the estimated amount of such payments in different scenarios. In accordance with SEC instructions, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2006. In fact, no change in control occurred on that date, and no NEO’s employment terminated on that date. If a triggering event were to occur in the future, actual payments would likely be different from those presented here.

Consistent with SEC instructions, the amounts shown in the tables exclude obligations due from the Company to the NEO following a triggering event for (i) any earned but unpaid base salary, annual incentive compensation and long term incentive compensation through the date of termination; (ii) vested benefits under the employee pension and 401(k) plan and all other benefit plans in accordance with their terms and conditions; (iii) accrued vacation pay; (iv) reimbursement of reasonable business expenses incurred prior to the date of termination; and (v) any other compensation or benefits to which the NEO may be entitled under and in accordance with the Company’s generally applicable non-discriminatory plans or employee benefit programs, including the retiree medical plan. Furthermore, all payments shown in the tables exclude the obligations of the Company to the NEO for vested benefits under the SERP and the deferred compensation plan; see Table 5:  Pension Benefits and Table 6: Nonqualified Deferred Compensation for values of accumulated SERP and deferred compensation plan benefits at December 31, 2006

Potential Payments Under Retention Agreements

All five NEOs have entered into Retention Agreements with the Company. These agreements are all substantially equivalent and generally provide for certain protections and benefits to the NEO in the event of a change in corporate control, in exchange for the NEO’s continued full-time commitment to the interests of the Company during a transition period, typically three years following a change in control. The NEOs also undertake confidentiality commitments.

These agreements are complex legal documents with terms and conditions having precise meanings, which are designed to address a multitude of possible but currently hypothetical situations. It is not possible to reduce them to simple explanations without some loss of precision. The following discussion covers only some of the more likely circumstances which could cause them to come into play, and the possible consequences. For the complete text of these agreements and amendments thereto, see Exhibits 10(a) and 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and Exhibits 10(y), 10(z) and 10(aa) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Retention Agreements generally provide for a mutual commitment to each NEO’s continued employment for a period of three years (two years for Mr. Stall) following a change in control. In this scenario, the NEO will receive certain payments when the change in control actually occurs and additional payments on the one-year anniversary of the change in control. These payments generally reflect the accelerated pay-out or vesting of previously granted equity-based awards that the NEO would otherwise have received in the normal course of business had the change in control not occurred.

Tables 7a and 7b set forth the details of the estimated payments that would have been made to the NEOs (on December 31, 2006 and December 31, 2007 respectively) had a change in control actually occurred at the close of business on December 31, 2006, assuming each of the NEOs continued in employment throughout 2007.

TABLE 7a:  POTENTIAL COMPENSATION TO NAMED EXECUTIVE OFFICERS
UPON CHANGE IN CONTROL(1)

	Lewis Hay, III	Moray P. Dewhurst	James L. Robo	Armando J. Olivera	John A. Stall
Long-term Incentive Awards:
1st 50% of Performance Share Awards(2)	$5,121,790	$1,176,010	$1,209,700	$1,141,650	$888,550
Restricted Stock Awards(3)	8,698,170	1,886,420	1,832,100	1,940,940	1,922,770
Stock Option Awards(4)	3,402,060	2,063,820	2,063,820	2,063,820	1,031,890
Total:	17,222,020	5,126,250	5,105,620	5,146,410	3,843,210

(1)             All amounts in table assume change in control triggering event occurred at the close of business on December 31, 2006.

(2)             Upon a change in control, 50% of all outstanding performance share awards vest and are payable. Amounts shown are based on a closing FPL Group common stock price on December 29, 2006 of $54.42 and performance factors calculated based on actual historical performance for the three completed years preceding the year in which the change in control occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2007 and December 31, 2008. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2009.

(3)             Upon a change in control, all outstanding restricted stock awards vest. Amounts shown are based on a closing FPL Group common stock price on December 29, 2006 of $54.42. The award agreement pursuant to which each of Mr. Dewhurst and Mr. Robo was awarded deferred retirement awards (see the discussion below Table 2: 2006 Grants of Plan-Based Awards for the material terms of such awards) contains change in control provisions which supersede the provisions of the Retention Agreement for those awards only. Upon a change in control, absent termination of employment, the deferred retirement awards do not vest.

(4)             Upon a change in control, all outstanding stock option awards vest. Amounts shown reflect the in-the-money values of accelerated stock options based on the difference between the option exercise price and the closing FPL Group common stock price on December 29, 2006 of $54.42.

TABLE 7b:  POTENTIAL COMPENSATION TO NAMED EXECUTIVE OFFICERS
        AT ONE-YEAR ANNIVERSARY OF CHANGE IN CONTROL(1)

	Lewis Hay, III	Moray P. Dewhurst	James L. Robo	Armando J. Olivera	John A. Stall
2nd 50% of Performance Share Awards(2)	$5,121,790	1,176,010	1,209,700	1,141,650	888,550

(1)             All amounts in the table assume change in control triggering event occurred at the close of business on December 31, 2006 and the same $54.42 stock price on the one-year anniversary of the change in control. The amounts shown in the table would be due upon the earlier of (i) the one-year anniversary of the change in control or (ii) the involuntary termination or termination for “good reason” of the NEO following a change in control. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executive Officers Upon Change in Control.

(2)             Each NEO is entitled to receive the remaining 50% of his outstanding performance share awards on the first anniversary of the change in control if he has remained employed by the Company or an affiliate through such date, or upon an earlier termination of employment by the Company (except for death, disability or cause) or by the named executive officers for “good reason” (as defined in the Retention Agreement). Amounts shown are based on a closing FPL Group common stock price on December 29, 2006 of $54.42 and performance factors calculated based on actual historical performance for the three completed years preceding the year in which the change in control occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2007 and December 31, 2008. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2009.

Under the Retention Agreements, the Company commits to continuing to employ the NEO with employment terms and compensation opportunity broadly consistent with his situation prior to the triggering of the terms of the agreement. The Company also provides certain protections in the event of termination of the NEO’s employment during the three-year transition period (two years in the case of Mr. Stall) following the change in control. The amounts shown in Tables 7a and 7b simply represent the accelerated payment of compensation that the NEOs would otherwise have received over time absent a change in control. The employment protection amounts represent additional payments and are specifically intended both to compensate the NEO for the lost opportunity of continued employment and to encourage the new leadership of the post-change-in-control entity to evaluate carefully the desirability of terminating the NEO’s employment as opposed to seeking an appropriate role for him in the new entity.

Materially, the Retention Agreements are designed to provide the NEOs with economic value in the event of termination equivalent to three years’ (two years’ in the case of Mr. Stall) worth of foregone base salary, annual incentive compensation and incremental retirement contributions. In addition, if termination were to occur prior to the first anniversary of the change in control, the acceleration of performance shares, as shown in Table 7b, would also occur. Because of this intent, the agreements provide for the additional payment by the Company of any excise tax imposed by Section 4999 of the Internal Revenue Code. The NEO remains responsible for normal federal, state and local tax liability on the underlying economic value transferred.

If a change in control had occurred on December 31, 2006 and if any or all of the NEOs’ employment had been terminated on that day, the Company estimates that the amounts shown in Table 8 would have become payable, in addition to the payments set forth above in Table 7a:  Potential Compensation to Named Executive Officers Upon Change in Control and in Table 7b: Potential Compensation to Named Executive Officers at One-Year Anniversary of Change in Control.

TABLE 8:  POTENTIAL POST-EMPLOYMENT COMPENSATION
TO NAMED EXECUTIVE OFFICERS UPON

                                        INVOLUNTARY TERMINATION OR TERMINATION FOR GOOD
             REASON FOLLOWING CHANGE IN CONTROL(1)

	Lewis Hay, III	Moray P. Dewhurst	James L. Robo	Armando J. Olivera	John A. Stall
Cash Severance (2)	$8,660,650	$3,154,560	$3,654,110	$3,412,020	$1,773,040
Deferred Retirement Award (3)	0	401,900	803,810	0	0
Incremental Increase in Non-qualified SERP (4)	4,308,370	968,180	1,292,530	2,581,360	454,200
Continued Participation in Active Employee Welfare Benefits (5)	272,050	72,630	91,710	124,350	82,170
Continued Participation in Certain Perquisites Programs (6)	235,000	131,400	176,740	142,800	99,600
Certain Limited Outplacement and Relocation Allowances (7)	55,000	55,000	55,000	55,000	55,000
Excise Tax Gross-up (8)	12,642,570	3,640,150	4,332,130	4,299,190	2,399,090
Total:	26,173,640	8,423,820	10,406,030	10,614,720	4,863,100

(1)             All amounts in the table assume change in control triggering event and termination of employment occurred simultaneously at the close of business on December 31, 2006. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executive Officers Upon Change in Control and Table 7b: Potential Compensation to Named Executive Officers at One-Year Anniversary of Change in Control.

(2)             The amount shown for each NEO represents the value of a cash lump sum payment due within 30 days of termination equal to three times (two in the case of Mr. Stall) the sum of the NEO’s annual base salary plus his annual bonus (as defined in the agreement). Since all annual incentive compensation for 2006 was earned on December 31, 2006, no prorated amounts of 2006 annual incentive compensation are included.

(3)             Under Messrs. Dewhurst’s and Robo’s deferred retirement awards (see the discussion below Table 2: 2006 Grants of Plan-Based Awards for the material terms of such awards), if Mr. Dewhurst or Mr. Robo were involuntarily discharged without cause or resigned for good reason upon or after a change in control, then a portion of his outstanding deferred retirement award (including accrued dividends) would vest according to a schedule contained in the award agreement. If such termination had occurred on December 31, 2006 under these circumstances, then the vesting percentage would have been 30%. Amounts shown are based on a closing FPL Group common stock price on December 29, 2006 of $54.42.

(4)             The amount shown for each NEO represents the value of a cash lump sum payment due within 30 days of termination equal to the incremental increase in value of his nonqualified SERP benefits under the defined benefit and defined contribution formula if the NEO had continued employment for three years (or, for Mr. Stall, two years) from the date of termination, and assuming he received the annual compensation increases required under the agreement for the three or two-year employment period. For Mr. Robo, who was not vested in his SERP benefits as of December 31, 2006, the amount shown also includes the value of accelerated vesting upon change in control; this amount is equal to the present value of his nonqualified SERP benefits as of December 31, 2006 which are included in Table 5: Pension Benefits and Table 6: Nonqualified Deferred Compensation, and are discussed in the footnotes and narratives following such tables.

(5)             The agreements provide for continued coverage under all employee benefit plans for three years (two in the case of Mr. Stall). Welfare plans include the indemnity medical plan (for Messrs. Hay, Olivera and Stall only), the broad-based employee medical plan (for Messrs. Dewhurst and Robo only), the broad-based employee dental plan, short and long-term disability insurance, the broad-based employee life insurance plan (for Mr. Dewhurst only) and the executive split dollar life insurance plan (except for Mr. Dewhurst). Values shown represent three-year employer costs (two years in the case of Mr. Stall), based on December 31, 2006 rates (plus, for indemnity medical, employee medical and dental coverage, projected annual cost increases of 14%, 11% and 7.6% respectively). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the two-year severance period. These values assume no offsets for benefits provided by a subsequent employer. The amount set forth on this line is also payable to the NEO or his beneficiaries if any NEO dies or becomes disabled during his transition employment period following a change in control.

(6)             The agreements provide for continued participation in certain other benefits and perquisites for three years (two in the case of Mr. Stall). Amounts shown include social and business luncheon club memberships; participation in the vehicle program; personal financial planning, accounting and legal services; personal communication and computer equipment; home security including monitoring and maintenance; and personal excess liability insurance. The agreements do not provide for use of Company-owned aircraft. The amount shown for each NEO represents the Company’s approximate three-year (or, for Mr. Stall, two-year) costs for providing such perquisites to the officer, based on 2006 costs.

(7)             Includes outplacement services; up to $15,000 for legal or accounting advice related to tax treatment of certain payments under the agreement; and up to $10,000 in miscellaneous relocation expenses incurred by the executive in pursuing other business opportunities which are not reimbursed by another employer. Such reimbursements are required under the agreements.

(8)             The amount shown for each NEO is the aggregate estimated gross-up payment due to the NEO under his agreement for the excise taxes imposed on amounts shown in Table 7a: Potential Compensation to Named Executive Officers Upon Change in Control and in Table 7b: Potential Compensation to Named Executive Officers at One-Year Anniversary of Change in Control, as well as for the excise taxes imposed on amounts shown in this table in the rows above. The amount shown for each NEO assumes that his “base amount” is the five-year average W-2 earnings for the period 2002 through 2006. With the exception of a portion of accelerated stock option awards, the aggregate change in control-related compensation and benefit amount in excess of the NEO’s “base amount” is considered an “excess parachute payment” and is subject to an excise tax under Section 4999 of the Internal Revenue Code. In accordance with his agreement, the NEO is entitled to receive from the Company a lump sum cash gross-up payment on an after-tax basis, so that the net gross-up payment (after federal, state, and local income and excise taxes, and any penalties and interest are paid) is equal to the 4999 excise tax. The 2006 annual incentive award and the performance share award for the performance period ending December 31, 2006 (payout values for which are included in Table 1a: Summary Compensation Table and in Table 4: 2006 Option Exercises and Stock Vested, respectively) are fully earned as of that date and are therefore not part of the “excess parachute payment” amount or the estimated gross-up amount.

Each Retention Agreement provides that a “change in control” occurs upon:

(1)   the acquisition by any individual, entity, or group of 20% or more of either FPL Group’s common stock or the combined voting power of FPL Group other than directly from FPL Group or pursuant to a merger or other business combination which does not itself constitute a change of control; or

(2)   the incumbent directors of FPL Group ceasing, for any reason, to constitute a majority of the FPL Group Board of Directors, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or appointed (excluding those elected as a result of an actual or threatened election contest or other solicitation of proxies); or

(3)   the shareholders approve or, if determined by the FPL Group Board of Directors, there is consummated a merger, sale of assets, reorganization or other business combination of FPL Group or any subsidiary with respect to which (i) the voting securities of FPL Group outstanding immediately prior to the transaction do not, immediately following the transaction, represent more than 60% of the common stock and the voting power of all voting securities of the resulting ultimate parent entity or (ii) members of the FPL Group Board of Directors constitute less than a majority of the members of the board of directors of the resulting ultimate parent entity; or

(4)   the shareholders approve the liquidation or dissolution of FPL Group.

In addition, the Retention Agreements extend the NEOs’ protection to certain “potential change in control” situations, which are:

(1)   the announcement of an intention to take or consider taking actions which, if consummated or approved by shareholders, would constitute a change in control; or

(2)   the acquisition by any individual, entity, or group of 15% or more of either the FPL Group common stock or the combined voting power of FPL Group other than directly from FPL Group or pursuant to a merger or other business combination which does not itself constitute a change in control.

No accelerated or incremental payments are triggered by a “potential change in control,” but the NEO is protected for a three-year (two-year in the case of Mr. Stall) employment period.

Potential Payments Under the Hay Agreement

The Hay Agreement among other things, commits the Company to certain payments to Mr. Hay following his termination of employment under particular circumstances. The material terms of the Hay Agreement in effect while Mr. Hay serves as chairman and chief executive officer of the Company are described under Employment Agreement with CEO following Table 2: Grants of Plan-Based Awards. For the complete text of the Hay Agreement and amendments thereto, see Exhibit 10(y) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 10(cc) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 10(ff) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. This section describes the circumstances that would trigger payments under the Hay Agreement following termination of Mr. Hay’s employment (other than following a change in control). As described above in Potential Payments Under Retention Agreements, in the event of a termination of Mr. Hay’s employment following a change in control, severance benefits for Mr. Hay will be provided under his Retention Agreement in lieu of the severance benefits provided under the Hay Agreement.

The Hay Agreement provides that no severance benefits are payable if Mr. Hay’s employment is terminated for “Cause” as defined in the Hay Agreement. The severance benefits which would have been payable had Mr. Hay’s employment terminated on December 31, 2006 by reason of death, disability or retirement, or without Cause or for “Good Reason” (as defined in the Hay Agreement), are set forth in Table 9, below.

Termination Upon Retirement, Death or Disability

If Mr. Hay retires after age 65, or, with the consent of the Board of Directors, before age 65, or dies or becomes disabled, under the Hay Agreement he (or his estate) will receive an amount in lieu of his annual incentive compensation for the year in which he retires, dies or becomes disabled. The amount payable is calculated pro rata for the portion of the year for which services were performed based upon Mr. Hay’s target annual incentive for the year of termination multiplied by his average annual achievement level for the prior two years. A portion of Mr. Hay’s outstanding and unvested equity incentive awards will vest and become payable, calculated pro rata for the portion of the year for which services were performed. In calculating the vesting of performance shares, the prorated portion of each outstanding award is multiplied by an assumed performance factor, which is equal to actual historical performance for completed years within the performance period and target performance for the year in which termination occurs. Such payments and benefits are set forth in columns (a) and (b) in Table 9, below.

Termination by the Company (other than for Cause) or Resignation by Mr. Hay for Good Reason

If Mr. Hay’s employment is terminated by the Company (other than for Cause) or if he resigns for Good Reason, Mr. Hay is entitled to receive:

(1)   cash severance in an amount equal to the sum of (i) a pro rata portion of his annual incentive compensation for the year in which termination occurs (calculated at the higher of target or the average of the annual incentive compensation received for the prior two years), plus (ii) two times his then current base salary, plus (iii)  two times the higher of (x) his average annual incentive compensation for the prior two years, or (y) his then current target annual incentive compensation;

(2)   accelerated vesting of a pro rata portion of each outstanding and unvested performance share award (calculated as if target performance for the year of termination is achieved);

(3)   continued (but not accelerated) vesting of all outstanding and unvested restricted stock awards and stock options for a period of two years following the date of termination;

(4)   the cash value of two additional years of service credit under all applicable pension, 401(k) and supplemental retirement plans; and

(5)   continued participation in the Company’s medical, dental, hospitalization, disability and group life insurance plans for up to two years.

The estimated value of such payments and benefits, assuming Mr. Hay’s employment was terminated under these circumstances on December 31, 2006, is shown in column (d) of Table 9 below.

Payment Terms and Conditions Under the Hay Agreement

Upon Mr. Hay’s retirement, death or disability, his pro rata annual incentive compensation is payable in cash in a lump sum within 30 days after termination. Pro rata payouts of restricted stock awards are made in the form of stock, and pro rata vested stock option awards become exercisable for stock.

For termination by the Company without Cause or by Mr. Hay for Good Reason, all payments under the Hay Agreement are payable either in a lump sum within 30 days after the date of termination or, if the Board of Directors in its sole discretion so chooses, and to the extent permitted by law, in 24 equal monthly installments. Outstanding and unvested restricted stock and stock option awards continue to vest for a period of two years post-termination and are thereafter payable in stock, for restricted stock awards, and in options exercisable for stock, for stock option awards.

Except in the event of his death, Mr. Hay will not receive any termination payments or benefits otherwise due under the Hay Agreement (excluding accrued obligations as described at the beginning of this Potential Payments Upon Termination or Change in Control section) until he has executed and delivered a release of claims against the Company and a resignation from all officer and director positions he holds with the Company or its affiliates.

In addition, under the Hay Agreement, Mr. Hay is bound by certain non-solicitation and confidentiality provisions. During Mr. Hay’s employment and for a period of two years following termination of employment for any reason, Mr. Hay is prohibited under the Hay Agreement from directly or indirectly hiring, employing or soliciting for employment or services any Company employee, representative, officer or director (or anyone who served in such capacity at any time during the six-month period preceding such hiring, employment or solicitation) without the prior written consent of the Company. Furthermore, Mr. Hay has agreed to hold in a fiduciary capacity all secret or confidential information relating to the Company and may not, under most circumstances, divulge any such information either during or after the period of employment.

TABLE 9:   POTENTIAL POST-EMPLOYMENT COMPENSATION

            TO LEWIS HAY, III FOLLOWING TERMINATION
UNDER THE HAY AGREEMENT (1)

Executive Benefits and Payments Following Termination	Death or Disability ($) (a)	Normal Retirement (2) ($) (b)	Voluntary Termination Without Good Reason or Early Retirement (3) ($) (c)	Involuntary Termination without Cause or Voluntary Termination for Good Reason (4) ($) (d)	Involuntary For Cause Termination (5) ($) (e)
Cash Severance (6)	$0	$0	$0	$6,029,500	$0
Long-term Incentive Awards:
Performance Share Awards (7)	5,112,020	0	0	5,112,020	0
Restricted Stock Awards (8)	2,841,960	0	0	7,482,800	0
Stock Option Awards (9)	2,629,080	0	0	3,022,260	0
Incremental Increase in Non-qualified SERP (10)	0	0	0	1,673,740	0
Continued Participation in Active Employee Welfare Benefits (11)	0	0	0	187,590	0
Total:	10,583,060	0	0	23,507,910	0

          (1) The “Hay Agreement” is the employment agreement by and between FPL Group, Inc. and Lewis Hay, III dated February 25, 2005, as amended.

          (2) “Normal Retirement” is retirement at or after age 65 or, with the consent of the Board of Directors, prior to age 65. Mr. Hay was not eligible for Normal Retirement on December 31, 2006; however, if Mr. Hay had been eligible for Normal Retirement on December 31, 2006, upon consent of the Board of Directors, the values of the benefits and payments due to Mr. Hay would have been the same as those shown in the “Death or Disability” column of this table.

          (3) “Early Retirement” is retirement before age 65 without the consent of the Board of Directors.

          (4) “Good Reason” is defined in the Hay Agreement as, under most circumstances, (i) a reduction in base pay, target incentive compensation opportunities, or aggregate employee benefits; (ii) the failure to reelect Mr. Hay as chief executive officer or chairman of the Board; (iii) the assignment of duties or responsibilities to Mr. Hay which are materially inconsistent with his position; (iv) the Company’s unilateral amendment or termination of the Hay Agreement; or (v) any material violation by the Corporation of the provisions of the Hay Agreement.

          (5) “Cause” is defined in the Hay Agreement as material and willful failure to meet the obligations of the position (as described in the agreement), or a conviction of, or plea of guilty or nolo contendere to, a felony involving (i) an act of dishonesty against the Company, (ii) an act of moral turpitude, or (iii) an act that causes, or could reasonably be expected to cause, material harm to the Company’s financial status or reputation.

          (6) All annual incentive compensation for 2006 was earned on December 31, 2006, therefore no prorated amounts of 2006 annual incentive compensation are included.

          (7) Amounts shown are based on the closing FPL Group common stock price on December 29, 2006 of $54.42. For death, disability, involuntary termination without cause or voluntary termination for good reason, the performance share awards are prorated for service based on the number of days of service completed during the vesting periods, and the prorated portion of each award is multiplied by a performance factor, calculated based on actual historical performance for completed years within the performance period. Amounts shown include the value of a prorated portion of each performance share award for the three-year performance periods ending December 31, 2007 and December 31, 2008. At the assumed termination date, no performance shares had been awarded for the performance period ending December 31, 2009.

          (8) Amounts shown are based on a closing FPL Group common stock price on December 29, 2006 of $54.42. For death or disability, each outstanding unvested restricted stock award is pro rated for service based on full years of service completed during the vesting period. For involuntary termination without Cause or voluntary termination for Good Reason, each outstanding unvested restricted stock award continues to vest for a period of two years following the date of termination.

          (9) Amounts shown reflect the in-the-money value of those stock options that would accelerate, based on the difference between the option exercise price and the closing FPL Group common stock price on December 29, 2006 of $54.42. For death or disability, each outstanding unvested stock option award is pro rated for service based on the number of days of service completed during the vesting period. For involuntary termination without Cause or voluntary termination for Good Reason, each outstanding unvested stock option award continues to vest for a period of two years following the date of termination.

    (10) For involuntary termination without Cause or voluntary termination for Good Reason, represents the incremental increase in value of Mr. Hay’s nonqualified SERP benefits as of December 31, 2006 if calculated with two additional years of service (at 2006 rates of pay) under the defined benefit and defined contribution formulas.

    (11) Welfare plans include the executive medical plan, the broad-based employee dental plan, short and long-term disability insurance and the executive split dollar life insurance plan. Values shown represent two-year employer costs, based on December 31, 2006 rates (plus, for executive medical and dental coverage, projected annual cost increases of 14% and 7.6% respectively). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the two-year severance period. These values assume no offsets for benefits provided by a subsequent employer.

Other Potential Post-Employment Payments to Named Executive Officers

Long Term Incentive Plan Award Agreements

The form of award agreement for each outstanding long term equity incentive award (except deferred retirement awards, the terms of which are described below) contains provisions which govern treatment of the award in the event of the holder’s termination due to death, disability, retirement at or after age 65, or early retirement at the Company’s request. The Hay Agreement supercedes these provisions for Mr. Hay. For the other named executive officers under such circumstances, each outstanding unvested equity award is vested on a pro rata basis for service through the date of death, disability or retirement (for performance share and stock option awards, based on days of service completed during the vesting period and for restricted stock, based on full years of service completed during the vesting period). Generally, the value of the equity awards vested pro rata in these circumstances would have been fully accrued by the Company as of the date of the termination event, so these events would not result in any additional expense to the Company. The pro rata portion of each restricted stock and stock option award is vested upon death, disability or retirement without regard to the achievement of applicable performance targets; the pro rata portion of each performance share award is vested upon death, disability or retirement, but is not paid until the end of the performance period. See Table 3: 2006 Outstanding Equity Awards at Fiscal Year End for information for each named executive officer as of December 31, 2006 about outstanding unvested stock options and other outstanding unvested equity awards which would vest as determined in the manner set forth above upon death, disability or retirement. The value of the pro rated outstanding long term incentive awards at December 31, 2006 for each of the NEOs (other than Mr. Hay—see Table 9: Potential Post-Employment Compensation to Lewis Hay, III Following Termination Under the Hay Agreement for information about potential payments to Mr. Hay upon death, disability or retirement) would have been approximately: Mr. Dewhurst $3,135,526; Mr. Robo $3,193,625; Mr. Olivera $3,043,750 and Mr. Stall $2,258,044.

The award agreements governing Mr. Dewhurst’s and Mr. Robo’s 2006 deferred retirement awards provide for partial accelerated vesting of the stock and accrued dividends upon death or disability, according to a schedule contained in the award agreements; however, the award agreements do not provide for accelerated vesting upon retirement. If either Mr. Dewhurst or Mr. Robo had terminated employment on December 31, 2006 due to death or disability, then the vesting percentage would have been 20% ($267,931 for Mr. Dewhurst and $535,872 for Mr. Robo, based on the closing price of the Company’s common stock on December 29, 2006 of $54.42).

All current long term incentive plan award agreements (including the agreements governing deferred retirement awards) include non-solicitation and non-competition provisions (effective during employment and for a two-year period post-termination), as well as non-disparagement provisions. The terms of these protective covenants survive the termination of the award agreement and termination of employment.

Post-Retirement Life Insurance

The Company’s executive split dollar life insurance program provides post-retirement life insurance benefits to its participants, including Messrs. Hay, Robo, Olivera and Stall. Mr. Dewhurst has elected not to participate in this voluntary program.

At December 31, 2006, Mr. Olivera was the only named executive officer eligible for early retirement. If he had retired on that date, the approximate value of his post-retirement life insurance would have been $177,700. This represents the estimated present value of the expected age 65 cash surrender value (which will be transferred to Mr. Olivera post-retirement as soon as administratively practicable following his 65th birthday).

TABLE 10:  DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
H. Jesse Arnelle	$54,500	$100,224	$0	$0	$2,888	$263	$157,875
Sherry S. Barrat	59,500	100,224	0	0	90	263	160,076
Robert M. Beall, II	75,000	100,224	0	0	1,769	263	177,255
J. Hyatt Brown	57,500	100,224	0	0	2,444	263	160,431
James L. Camaren	62,000	102,608	0	0	0	263	164,871
J. Brian Ferguson	44,000	103,674	0	0	0	263	147,937
Rudy E. Schupp	56,000	103,674	0	0	0	263	159,937
Michael H. Thaman	68,000	102,826	0	0	0	263	171,089
Hansel E. Tookes, II	50,000	103,674	0	0	34	263	153,971
Paul R Tregurtha	67,000	100,224	0	0	6,998	263	174,484
Frank G. Zarb	65,500	104,094	0	0	0	263	169,857

(1)                Mr. Arnelle and Mr. Zarb retired as directors at the 2006 Annual Meeting of Shareholders on December 15, 2006. In 2006, Messrs. Arnelle and Tregurtha elected to defer retainers and meeting fees.

(2)                Non-employee directors of FPL Group receive shares of FPL Group common stock in an amount determined by dividing $100,000 by the closing price of the common stock on the date of grant, rounded up to the nearest ten shares. On February 16, 2006, each director then in office received a grant of 2,400 shares of restricted stock valued at $41.76 per share, which Messrs. Arnelle, Tookes and Tregurtha elected to defer. Dividends are paid in cash at normal rates on restricted stock. Dividends on deferred shares are credited to the participant’s account. Shares generally may not be transferred until such time as the director ceases to be a member of the Board. Shares granted upon joining the Board have additional restrictions and are forfeitable if the director terminates Board service prior to the completion of five years of service.

The amounts in this column are based on the amounts FPL Group expensed during 2006 under applicable accounting rules for each non-employee director’s equity-based compensation awards which were not fully expensed prior to January 1, 2006. The applicable accounting rules are those set forth in FAS 123R. See Note 12—Common Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in this valuation. Under FAS 123R, the Company calculates the grant date fair value of equity-based compensation and amortizes it over the vesting period. Because the annual grant of common stock to each director, as described above, is not subject to a vesting requirement or a risk of forfeiture, it is fully expensed by the Company at the time of grant (or deferral of such grant). For the 2006 equity compensation award, the grant date fair value was $100,224 per director, and such amount was fully expensed for each director in 2006. The expense recognized during 2006 for certain directors also reflects the partial amortization of the equity awards granted to them upon election to the Board, subject to five-year vesting, which were not yet vested (or which became vested) during 2006.

Mr. Arnelle and Mr. Zarb had no outstanding stock awards as of December 31, 2006 because all restricted shares vested upon retirement on December 15, 2006. As of December 31, 2006, Mrs. Barrat had 12,200 shares of restricted stock, of which 10,200 were outstanding restricted shares and 2,000 were deferred restricted shares; Mr. Beall and Mr. Brown each had 11,800 outstanding shares of restricted stock;  Mr. Camaren had 7,600 outstanding shares of restricted stock; Mr. Ferguson and Mr. Schupp each had 2,800 outstanding shares of restricted stock; Mr. Thaman had 6,200 outstanding shares of restricted stock; Mr. Tookes had 2,800 shares of restricted stock, of which 400 were outstanding restricted shares and 2,400 were deferred restricted shares; and Mr. Tregurtha had 11,800 shares of restricted stock, of which 7,400 were outstanding restricted shares and 4,400 were deferred restricted shares.

(3)                Directors may elect to defer restricted stock awards. This column includes above-market interest credited to balances accruing as a result of dividend crediting on deferred restricted stock awards. Such earnings in 2006 for Mrs. Barrat and for Messrs. Arnelle, Tookes and Tregurtha were $90, $113, $34 and $124, respectively. This column also includes above-market interest credited to retirement conversion accounts created upon the termination of the FPL Group Non-Employee Director Retirement Plan (“Director Retirement Plan”), as more fully described below. In 2006, such earnings for Messrs. Arnelle, Beall, Brown and Tregurtha were $2,775, $1,769, $2,444 and $2,683, respectively.

Directors may elect to defer cash retainers and meeting fees. Earnings on deferred cash compensation are not guaranteed by the Company and are not included in this table. However, this column includes above-market interest credited to a deferred compensation account held by Mr. Tregurtha under a prior deferred compensation plan. Such earnings for Mr. Tregurtha were $4,191 in 2006.

(4)                The amount listed for each director is equal to the premiums paid by the Company for travel and accident insurance which covers non-employee directors for travel on Company business.

Additional Disclosure Related to Director Compensation Table

FPL Group directors who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Effective January 1, 2006, non-employee directors of FPL Group receive an annual retainer of $32,000 plus a number of shares of FPL Group common stock determined by dividing $100,000 by the closing price of the FPL Group common stock on the grant date, rounded up to the nearest ten shares. The grant date for the annual retainers paid for 2007 was February 15, 2007, at which time the non-employee directors of FPL Group were each granted 1,700 shares of FPL Group common stock. These shares are generally not transferable until the director ceases to be a member of the Board. Non-employee FPL Group committee chairpersons receive an additional annual retainer of $10,000 for the Audit Committee and $5,000 for the other committees. A fee of $1,500 is paid to non-employee directors for each Board or committee meeting attended. Newly-elected non-employee directors are awarded 400 shares of FPL Group common stock when they join the Board. These shares are not transferable until the director ceases to be a member of the Board and are subject to forfeiture if the director ceases to be a director within five years of his initial election to the Board for any reason other than death, disability or attainment of the Board’s mandatory retirement age. Directors may defer all or a portion of their cash and equity compensation in the Company’s Deferred Compensation Plan and may participate in the Company’s matching gift program, which matches gifts to educational institutions to a maximum of $10,000 per donor. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.

The Director Retirement Plan was terminated effective November 1, 1996. For non-employee directors not retiring at or prior to the 1997 annual shareholders’ meeting, retirement benefits were converted to share units of FPL Group common stock. The number of share units was fixed on the conversion date, and each participating director is credited quarterly with an amount equal to the dividends that would have been paid on such number of share units, plus interest thereon. Each participating director will be entitled to payment of the then current value of these share units, plus cash dividends and interest, upon ending service as a Board member. Messrs. Beall, Brown and Tregurtha participate, and prior to his retirement Mr. Arnelle participated, in this program. Mr. Arnelle was paid $703,466 under this program following his retirement in December 2006.

Director Stock Ownership Policy

Pursuant to the Company’s Corporate Governance Principles & Guidelines, to more closely align the interests of directors and shareholders, directors are encouraged to own FPL Group common stock valued at three times the annual cash retainer within three years after initial election to the Board. All independent directors elected prior to 2007, as well as Ms. Jennings, currently meet this stock ownership guideline. See Common Stock Ownership of Certain Beneficial Owners and Management.

Shareholder Proposals

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the SEC submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than December 11, 2007.

Under FPL Group’s Bylaws, a shareholder proposal submitted for consideration at the 2008 Annual Meeting of Shareholders, but not for inclusion in FPL Group’s proxy statement and form of proxy, must be received by the Corporate Secretary no earlier than January 26, 2008 and no later than February 25, 2008, and proposals received after February 25, 2008 will be considered untimely and the persons named in the proxies solicited by the FPL Group Board of Directors for the 2008 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Notice of such proposals must also comply with certain informational and other requirements set forth in FPL Group’s Bylaws. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in FPL Group’s proxy statement under the rules of the SEC.

Shareholder proposals may be mailed to the Corporate Secretary, FPL Group, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

Shareholder Account Maintenance

FPL Group’s transfer agent is Computershare Investor Services, LLC. All communications concerning accounts of FPL Group shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues, can be handled by calling FPL Group Shareholder Services at (800) 222-4511, or by calling Computershare Investor Services, LLC at (888) 218-4392. For other information about FPL Group, shareholders can visit FPL Group’s web site at www.fplgroup.com.

Regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, you are respectfully requested to mark, sign, date, and return the accompanying proxy card at your earliest convenience. Alternatively, you may submit your proxy by telephone or on the Internet by following the instructions on your proxy card.

By order of the Board of Directors.

Alissa E. Ballot

Vice President & Corporate Secretary

April 9, 2007

Appendix A

FPL Group, Inc.
2007 NON-EMPLOYEE DIRECTORS STOCK PLAN

Article I

Purpose

The purpose of the FPL Group, Inc. 2007 Non-Employee Directors Stock Plan is to further strengthen the alignment of interests between members of the Board of Directors of FPL Group, Inc. who are not employees of the Corporation and the Corporation’s shareholders through the increased ownership by non-employee directors of shares of the Corporation’s common stock.. This Plan replaces the FPL Group, Inc. Amended and Restated Non-Employee Director Stock Plan, which has a termination date of May 12, 2007.

Article II

Definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1    Beneficiary means the person designated by an Eligible Director to receive any Shares or other consideration with respect to Shares to be issued to such Eligible Director that become distributable following the Eligible Director’s death.

Section 2.2    Board means the Board of Directors of the Corporation.

Section 2.3    Committee means the Committee described in section 4.1.

Section 2.4    Corporation means FPL Group, Inc., a corporation organized and existing under the laws of the State of Florida, and any successor thereto.

Section 2.5    Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.6    Dividend Equivalent means a right, granted to a Recipient under section 5.5, to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares.

Section 2.7    Effective Date means [Insert date of shareholder approval]

Section 2.8    Eligible Director on any date means a member of the Board who is not a common-law employee of the Corporation.

Section 2.9    Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.10 Fair Market Value means, with respect to a Share on a specified date:  (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National

Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or (c) if sections 2.10(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.11 Grant Instrument means the written agreement between an Eligible Director and the Corporation evidencing his or her rights under the Plan. In the absence of such a written agreement, written resolutions of the Committee or the members of the Board who are independent directors adopted in accordance with the Plan evidencing the Eligible Director’s rights under the Plan shall be deemed a Grant Instrument.

Section 2.12 Non-Employee Director means a member of the Board who qualifies as a non-employee director for purposes of Rule 16b-3 promulgated under the Exchange Act or the corresponding provisions of any successor rule or regulation.

Section 2.13 Plan means the FPL Group, Inc. 2007 Non-Employee Directors Stock Plan, as amended from time to time.

Section 2.14 Recipient means the person to whom Shares or Dividend Equivalents are issued under the Plan.

Section 2.15 Retirement means termination of service as a member of the Board pursuant to the Corporation’s mandatory retirement policy for non-employee directors as in effect from time to time.

Section 2.16 Service means, unless the Committee provides otherwise in a Grant Instrument, service in any capacity as a common-law employee, consultant or non-employee director to the Corporation or a parent or subsidiary of the Corporation.

Section 2.17 Share means a share of Common Stock, par value $.01 per share, of FPL Group, Inc. In the event Shares are converted into or exchanged for other securities, or an adjustment is made under section 6.3 which converts Shares available under the Plan into other securities, references to Shares shall include, as appropriate, references to such other securities.

Article III

Available Shares

Section 3.1    Shares Available under the Plan.   Subject to Article VII, the maximum aggregate number of Shares which may be issued under sections 5.1, 5.3, and 5.4 of the Plan shall be 450,000 Shares. Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market.

Section 3.2    Computation of Shares Available.   For purposes of section 3.1, the number of Shares available under the Plan shall be (a) reduced by one (1) Share for each Share issued under sections 5.1, 5.3 and 5.4 and (b) increased by one (1) Share for each Share forfeited pursuant to the terms of the Plan.

Article IV

Administration

Section 4.1    Committee.   The Plan shall be administered by a committee of two or more individuals appointed by the Board who are Non-Employee Directors. Unless otherwise determined by the Board, the Compensation Committee shall act as the Committee hereunder. The members of the Committee shall serve at the discretion of the Board.  Those members of the Board who are “independent directors” under the corporate governance standards of the principal national securities exchange on which the Corporation lists its securities may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. No member of the Committee or the independent directors shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or independent directors, as applicable, are similarly affected.

Section 4.2    Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations for the conduct of its meetings, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the written consent of a majority of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3    Committee Responsibilities.   Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have plenary authority to carry out its responsibilities, including, without limitation, the authority:  (a) to interpret the provisions of the Plan, and to determine all questions that may arise under the Plan; (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.  All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall, in the absence of manifest error, be final and conclusive and binding upon the Corporation and all other parties having an interest therein.

Article V

Full Value Shares

Section 5.1    Discretionary Grants.   The Committee, in its discretion, may make a grant of Shares (or an interest in Shares, however denominated, to be settled in the future by delivery of Shares) to any one or more Eligible Directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of Shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such Shares, service-related vesting and forfeiture provisions and holding period and transfer restrictions) as the Committee may determine and specify in a Grant Instrument.  Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this section 5.1: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall be fully vested and nonforfeitable when awarded; (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; and (d) may not be sold or transferred so long as the recipient remains a member of the Board. Unless an Eligible Director requests, with the Committee’s consent, or the Committee determines otherwise, grants under this section 5.1 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent. The Committee shall make such arrangements for control of Shares issued under this section 5.1, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this section 5.1 and the Grant Instrument.

Section 5.2    Voluntary Conversion of Cash Compensation.   A Non-Employee Director may elect, at such time and in such manner as the Committee may prescribe, that all or any portion of his or her compensation for service on the Board and its committees that, after the application of section 5.1, is payable in cash be converted into and distributed to the Eligible Director in Shares of equivalent Fair

Market Value. The Committee shall determine the dates and frequency of such conversion and distribution. Shares distributed under this section 5.2 shall be fully vested and nonforfeitable. Unless an Eligible Director requests or the Committee determines otherwise, distribution under this section 5.2 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent.

Section 5.3    Awards to New Directors.   The Committee may make a one-time award of Shares to an Eligible Director who is first elected to the Board after the date on which this Plan becomes effective. Any such award shall be made within six (6) months after such Eligible Director is first elected to the Board. The Committee shall determine the number of Shares included in such award. Such Shares may not be sold or transferred by the recipient so long as he or she remains a member of the Board and shall be forfeited if, within five (5) years after the date of his or her initial election, he or she ceases to be a Director for any reason other than death, Disability or Retirement. The Committee shall make such arrangements for control of Shares issued under this section 5.3, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and forfeiture provisions of this section 5.3.

Section 5.4    Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to Recipients. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or awards, or otherwise reinvested.

Section 5.5    Deferral.   Compensation payable under this Plan shall be eligible for deferral for federal (and, to the extent applicable, state and local) income tax purposes if and to the extent provided under a separate written deferred compensation plan of the Corporation that complies with the requirements of section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.  The provisions of such deferred compensation plan shall determine, among other things, the dates as of which Shares issuable under this Plan shall be issued and/or transferred to the Eligible Director, and the dates as of which dividend, voting and other rights associated with such Shares shall attach, but in no event shall such dates be earlier than the corresponding dates that would apply under this Plan in the absence of a deferral election.

Article VI

Amendment, Termination and Adjustments

Section 6.1    Termination.   The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in the Grant Instruments evidencing such awards.

Section 6.2    Amendment.   The Board may amend the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with the corporate governance standards imposed under the listing requirements established by any national securities exchange on which the Corporation lists or seeks to list Shares, no such amendment shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment.

Section 6.3    Adjustments in the Event of Business Reorganization.   In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all Eligible Directors and individually to any one Eligible Director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Article VII

Miscellaneous

Section 7.1    Status as an Employee Benefit Plan.   This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified compensation program for self-employed individuals that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 7.2    No Right to Continued Service.   Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his or her position with the Corporation as a director or otherwise. The Corporation reserves the right to remove any participating member of the Board or terminate his or her service in other capacities or change the terms and conditions of any such service to the same extent it could do so if the Plan had not been adopted.

Section 7.3    Construction of Language.   Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 7.4    Governing Law.   The Plan shall be construed, administered and enforced according to the laws of the State of Florida without giving effect to the conflict of laws principles thereof. The federal and state courts located in Palm Beach County, Florida shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Shares granted under this Plan, each Eligible Director, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.5    Non-Alienation of Benefits.   Except as expressly provided in the Plan, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 7.6    Notices.   Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party: (a) if to the Committee:  FPL Group, Inc., 700 Universe Boulevard, Juno Beach, FL 33408, Attention:  Corporate Secretary; and (b) if to a Recipient or Beneficiary to the Recipient’s or Beneficiary’s address as shown in the Corporation’s records.

Section 7.7    Approval of Shareholders.   The Plan shall be subject to approval by the Corporation’s shareholders. Any Shares granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.

Section 7.8    Designation of Beneficiary.   An Eligible Director who has received an award may designate a Beneficiary to receive any payments or unvested Shares that become payable or vested on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any payments or vested Shares that become available for distribution on the Eligible Director’s death shall be paid to the executor or administrator of the Eligible Director’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 7.9    Conditions to the Issuance of Shares.   The Corporation’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 7.10 Effect of Grant Instrument.   To the extent Shares are issued or issuable to an Eligible Director hereunder in consideration for the performance of future services, the Eligible Director’s performance of services for the Corporation after knowing such Shares have been issued shall be deemed acceptance of a written contract for the performance of such future service, in the form of the Grant Instrument.

Section 7.11 Compliance with Section 409A of the Code.   To the extent that the Plan and/or Shares granted under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Grant Instruments shall be operated, administered and construed so as to comply with the requirements of section 409A. The Plan and any Grant Instruments shall be subject to amendment, with or without advance notice to Recipients and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients and other interested parties, to the extent necessary to effect compliance with section 409A of the Code.

FPL Group 2007 Annual Meeting

FPL Group, Inc.
Corporate Headquarters
700 Universe Blvd.
Juno Beach, Florida

AUDITORIUM
PARKING
US1
UNIVERSE BLVD.
Close-up View of Juno Beach Facilities
Indiantown Rd.
706
95
Military Trail
FLORIDA TURNPIKE
Donald Ross
Exit 109
Palm Bch Grdns
Exit 79
Universe Blvd.
PGA Blvd.
Exit 79A
Atlantic Ocean
N
Northlake Blvd.
1
Blue Heron Blvd.
45th St.
Okeechobee Blvd.
Belvedere Rd.
Palm Beach Airport
Southern Blvd.

1. Interstate 95 - PGA Blvd. Exit:

I-95 north: take exit 79A, proceed east on PGA Blvd. Continue going east for approximately 3 miles to US 1, then turn left.

I-95 south: take exit 79, at the traffic light turn left (east) onto PGA Blvd. and continue as set forth above.

2. Florida's Turnpike - Palm Beach Gardens (PGA Blvd.), Exit 109:

At the traffic light turn left (east). Proceed east on PGA Blvd. for approximately 5 miles to US 1, then turn left.

FPL Group's offices are approximately 1 mile north of PGA Blvd. off US 1. At the first traffic light (Universe Blvd.), turn left. Parking is available at the second entrance. Please follow security personnel's directions.

Annual Meeting Admission Ticket
C123456789

					000000000.000000 ext		000000000.000000 ext
					000000000.000000 ext		000000000.000000 ext
					000000000.000000 ext		000000000.000000 ext

MR A SAMPLE			000004		Admission: This ticket, along with a form of
DESIGNATION (IF ANY)					personal identification, admits the named
ADD 1					shareholder(s) and one guest.
ADD 2
ADD 3					Security: For the safety of attendees, all boxes,
ADD 4					handbags and briefcases are subject to inspection.
ADD 5
ADD 6

FPL Group, Inc.'s 2007 Annual Meeting of Shareholders will be held at 10:00 A.M. Eastern Time on May 25, 2007, in the Juno Beach Auditorium at FPL Group’s offices at
700 Universe Boulevard, Juno Beach, Florida.

If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call the Coordinator, Shareholder Services at 561-694-4694.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE PROXY SUBMISSION INSTRUCTIONS.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Sherry S. Barrat	☐	☐	02 - Robert M. Beall, II	☐	☐	03 - J. Hyatt Brown	☐	☐

04 - James L. Camaren	☐	☐	05 - J. Brian Ferguson	☐	☐	06 - Lewis Hay, III	☐	☐

07 - Toni Jennings	☐	☐	08 - Oliver D. Kingsley, Jr.	☐	☐	09 - Rudy E. Schupp	☐	☐

10 - Michael H. Thaman	☐	☐	11 - Hansel E. Tookes, II	☐	☐	12 - Paul R. Tregurtha	☐	☐

							For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2007.							☐	☐	☐

3. Approval of the 2007 Non-Employee Directors Stock Plan.							☐	☐	☐

In their discretion, the proxy holders are authorized to vote on such other business, including adjournment or postponement of the annual meeting, as may properly come before the meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.			Signature 1 — Please keep signature within the box.			Signature 2 — Please keep signature within the box.
/	/
			C 1234567890 JNT			MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
			1 U P X 0 1 2 6 5 3 3						+

Electronic Proxy Submission Instructions

You can submit your proxy by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two proxy submission methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR ON THE REVERSE SIDE.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 25, 2007.

To submit your proxy by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secure website.

To submit your proxy by telephone

• Call toll free 1-800-652-VOTE (8683) within the
United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

+
Proxy — FPL Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

This undersigned hereby appoints Edward F. Tancer, Robert H. Escoto, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 25, 2007, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in proposal 1, FOR proposal 2 and FOR proposal 3.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you submit your proxy as soon as possible using one of three convenient methods: the phone, the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Meeting Attendance — Mark box to the right if you plan to attend the Annual Meeting.	☐
Change of Address — Please print new address below.

+

Annual Meeting Admission Ticket
C123456789

MR A SAMPLE			000004	000000000.000000 ext			000000000.000000 ext
DESIGNATION (IF ANY)				000000000.000000 ext		000000000.000000 ext
ADD 1				000000000.000000 ext		000000000.000000 ext
ADD 2
ADD 3				Admission: This ticket, along with a form of
ADD 4				personal identification, admits the named
ADD 5				shareholder(s) and one guest.
ADD 6
Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection.

FPL Group, Inc.'s 2007 Annual Meeting of Shareholders will be held at 10:00 A.M. Eastern Time on May 25, 2007, in the Juno Beach Auditorium at FPL Group’s offices at
700 Universe Boulevard, Juno Beach, Florida.

If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call the Coordinator, Shareholder Services at 561-694-4694.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Retirement Savings Plans Confidential Voting Instruction Card
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE CONFIDENTIAL VOTING INSTRUCTION SUBMISSION INSTRUCTIONS.
Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold		+
01 - Sherry S. Barrat	☐	☐	02 - Robert M. Beall, II	☐	☐	03 - J. Hyatt Brown	☐	☐

04 - James L. Camaren	☐	☐	05 - J. Brian Ferguson	☐	☐	06 - Lewis Hay, III	☐	☐

07 - Toni Jennings	☐	☐	08 - Oliver D. Kingsley, Jr.	☐	☐	09 - Rudy E. Schupp	☐	☐

10 - Michael H. Thaman	☐	☐	11 - Hansel E. Tookes, II	☐	☐	12 - Paul R. Tregurtha	☐	☐
							For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2007.							☐	☐	☐

3. Approval of the 2007 Non-Employee Directors Stock Plan.							☐	☐	☐

In its discretion, the Trustee is authorized to vote upon such other business, including adjournment or postponement of the annual meeting, as may properly come before the annual meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Meeting Attendance — Mark box to the right if you plan to attend the Annual Meeting.							☐

Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this confidential voting instruction card. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.			Signature 1 — Please keep signature within the box.			Signature 2 — Please keep signature within the box.
/	/
			C 1234567890 JNT			MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
			1 U P X 0 1 2 6 5 3 3							+

Electronic Confidential Voting Instruction

Submission Instructions

You can submit your confidential voting instruction by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your confidential voting instruction, you may choose one of the two voting instruction submission methods outlined below to submit your confidential voting instruction.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR ON THE REVERSE SIDE.

Confidential voting instructions submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 22, 2007.

To submit your confidential voting instruction by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secure website.

To submit your confidential voting instruction by telephone

• Call toll free 1-800-652-VOTE (8683) within the
United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

Confidential Voting Instruction — FPL Group, Inc.

SOLICITED FOR THE FPL GROUP EMPLOYEE RETIREMENT SAVINGS PLAN OR THE FPL GROUP BARGAINING UNIT EMPLOYEE RETIREMENT SAVINGS PLAN (“PLANS”)

The undersigned participant or beneficiary in the Plans, acting as a named fiduciary, hereby provides the voting instructions specified to the trustee of the Plans (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of Common Stock of FPL Group, Inc. (“Common Stock”) that are held by the Trustee, in its capacity as Trustee of the Plans, as of March 26, 2007 at the Annual Meeting of Shareholders of FPL Group, Inc. to be held on May 25, 2007 and at any adjournment or postponement thereof.  You understand that you have this right because the Plans deem you to be a “named fiduciary” of the shares allocated to your account for voting purposes. As a named fiduciary, the law gives you the right to direct the Trustee how to vote the shares allocated to your FPL Group Stock Fund and FPL Group Leveraged ESOP Fund accounts, and requires the Trustee to follow your directions except in limited circumstances. As a named fiduciary, you, and not the Trustee, will be responsible for the consequences of the voting directions that you give.  As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated April 9, 2007, the voting instructions on this Confidential Voting Instruction Card will instruct the Trustee how to vote the number of shares of Common Stock reflecting your proportionate interest in the FPL Group Stock Fund and the FPL Group Leveraged ESOP Fund. Your instructions will also determine the vote on a proportionate number of the Leveraged ESOP shares which are held in the Plans but not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest will not be voted, but your proportionate share of the unallocated Leveraged ESOP shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received.

This Confidential Voting Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder. If the card is returned but no direction is made, this Confidential Voting Instruction Card will be voted FOR all nominees listed in proposal 1, FOR proposal 2 and FOR proposal 3.

STANDARD EMAIL SENT TO REGISTERED SHAREHOLDERS RE ONLINE
AVAILABILITY OF PROXY MATERIALS

FPL Group, Inc.

2007 Annual Meeting of Shareholders

May 25, 2007 at 10:00 A.M. Eastern Time

To be held at FPL Group, Inc. Juno Beach Auditorium

700 Universe Blvd, Juno Beach FL

Proxy Login Details:

Control Number: <012345 >

Holder Account Number: <C1234567891>

Proxy Access Number: <12345>

To: <Shareholder Registration>

The FPL Group, Inc. proxy statement and annual report are now available online and you may also vote your shares for the 2007 Annual Shareholder Meeting.

To view the 2006 annual report, go to:  www.fplgroup.com/reports/contents/annual_reports.shtml

To view the 2007 proxy statement, go to:  www.fplgroup.com/reports/pdf/2007_proxy.pdf

To cast your vote, please visit <www.investorvote.com> and follow the on-screen instructions.  You will be prompted to enter the proxy voting details provided above in this email to access this voting site.  Note that votes submitted through this site must be received by midnight on Thursday, May 24, 2007.

Thank you for viewing the 2007 FPL Group, Inc. Annual Meeting Materials and for submitting your very important vote.

Questions? For additional assistance regarding your account please visit  www.computershare.com/ContactUs where you will find useful FAQ’s, phone numbers and our secure online contact form.

STANDARD SCRIPT FOR REGISTERED SHAREHOLDER INTERNET VOTING

Demo Mode

InvestorVote login

☒	•	☐	•	☐	•	☐	•	☐
Start		Step 2		Step 3		Step 4		Finish

Your Holder Account Number is underlined and appears in the shaded bar on the front of your proxy card.

Your Proxy Access Number is the number in the box to the right of your Holder Account Number.
HOLDER ACCOUNT NUMBER (including the letter “C”):

Please enter your details and click “Login”.	PROXY ACCESS NUMBER:

Please note:		Login
If you vote via the Internet, please do not mail your proxy.
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FPL Group, Inc.

c/o Computershare Investor Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Services provided by

Copyright © 2006 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

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Electronic Delivery Preference

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Now there is a new and easy way for you to receive important shareholder information such as the Annual Report, Notice of Meeting and proxy-related materials - electronically. By registering for this service, you will enjoy convenient and timely access to company documents and help reduce high printing and postage costs, creating better shareholder value while at the same time helping the environment.

Simply enter your email address in the space provided. If we have previous electronic delivery instructions for you on file, your email address will appear below. If you do not wish to participate in this voluntary program, click “Continue” to proceed to online voting.

☒ Yes, please update my delivery preference to receive future annual meeting materials	Email Address
electronically. I have read and agreed to the Terms and Conditions for electronic delivery.	name@company.com
☐ No thanks.
Confirm Email Address
Consent to Electronic Document Delivery	name@company.com

Accessing Annual Meeting materials, such as annual reports, proxy statements and proxy card online requires that you have access to the Internet, which may result in charges to you from your Internet Service Provider and/or telephone companies.

Your Consent will be effective for accessing all future Annual Meeting materials, and will continue in effect unless it is cancelled by you.
Continue

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Make Your Voting Selections

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-[Name of holder will appear here]-

Current Address

1 demo street

Big Apple

New Jersey

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Edward F. Tancer, Robert H. Escoto, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 25, 2007, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in proposal 1, FOR proposal 2 and FOR proposal 3.

Directors’ Recommendations

Click below to cast your vote in accordance with the recommendations of FPL Group, Inc. Board of Directors.

Vote with Board of Directors

Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Sherry S. Barrat	☐	FOR	☐	WITHHOLD

02 - Robert M. Beall, II	☐	FOR	☐	WITHHOLD

03 - J. Hyatt Brown	☐	FOR	☐	WITHHOLD

04 - James L. Camaren	☐	FOR	☐	WITHHOLD

05 - J. Brian Ferguson	☐	FOR	☐	WITHHOLD

06 - Lewis Hay, III	☐	FOR	☐	WITHHOLD

07 - Toni Jennings	☐	FOR	☐	WITHHOLD

08 - Oliver D. Kingsley, Jr.	☐	FOR	☐	WITHHOLD

09 - Rudy E. Schupp	☐	FOR	☐	WITHHOLD

10 - Michael H. Thaman	☐	FOR	☐	WITHHOLD

11 - Hansel E. Tookes, II	☐	FOR	☐	WITHHOLD

12 - Paul R. Tregurtha	☐	FOR	☐	WITHHOLD

2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2007.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Approval of the 2007 Non-Employee Directors Stock Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

In the discretion, the proxy holders are authorized to vote on such other business, including adjournment or postponement of the annual meeting, as may properly come before the meeting.

Choose your voting options above and click “Continue” to view a summary of your voting instructions

Continue

FPL Group, Inc.

c/o Computershare Investor Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Services provided by

Copyright © 2006 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

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Confirm Your voting Selections

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☐ Click here if you are attending the meeting.

Final Voting Submission

If you wish to register your voting preferences as indicated, press ‘Submit’ to continue. If you wish to change your voting preferences, use the ‘Back’ button below.

Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Sherry S. Barrat	FOR

02 - Robert M. Beall, II	FOR

03 - J. Hyatt Brown	FOR

04 - James L. Camaren	FOR

05 - J. Brian Ferguson	FOR

06 - Lewis Hay, III	FOR

07 - Toni Jennings	FOR

08 - Oliver D. Kingsley, Jr.	FOR

09 - Rudy E. Schupp	FOR

10 - Michael H. Thaman	FOR

11 - Hansel E. Tookes, II	FOR

12 - Paul R. Tregurtha	FOR

2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2007.	FOR

3. Approval of the 2007 Non-Employee Directors Stock Plan.	FOR

In their discretion, the proxy holders are authorized to vote on such other business, including adjournment or postponement of the annual meeting, as may properly come before the meeting.

Back	Submit	Print

FPL Group, Inc.

c/o Computershare Investor Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Services provided by

Copyright © 2006 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

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Thank you. Your voting preferences have been submitted and have been processed.

If you have any inquiries regarding your Online Proxy, please refer to the contact information below. Thank you for using this service.

To register for electronic shareholder communications, click HERE	Save time Be more Secure Help the environment Manage your account @ Investor Centre!

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FPL Group, Inc.

c/o Computershare Investor Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Services provided by

Copyright © 2006 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

STANDARD SCRIPT FOR REGISTERED SHAREHOLDER TELEPHONE VOTING

Dialog between application and the caller
IVR:	Welcome to Investorvote at Computershare. <pause>

To vote, you’ll need to supply some information from your proxy card, this will only take a moment. If you don’t have your card handy, feel free to hang-up and call back when you’re ready. To start, please enter the control number (pause), this is the 6 digit number that is circled and located in the colored bar on the front of the card.

Caller:	Enters 6-digit control number
IVR:	Next, I’m going to need your holder account number. This number is underlined and located next to the control number. Please enter that number now, excluding any letters or leading zeroes.
Caller:	Enters holder acct number
IVR:	Thank you, please hold while I verify those numbers.
This message will play repeatedly until the host system responds	three seconds of silence followed by...) ... still verifying (three more seconds of silence)... please continue to hold...
IVR :

Before you can vote, I need to verify one last piece of information. Located on the proxy card next to the underlined account number is a box that contains your proxy access number. Please enter that number now.

Caller:	Enters 5-digit access number
IVR:	Thank you, please hold while I verify that number...
IVR:	Ok, you’ll be voting your proxy for...
IVR:	FPL Group, Inc.

IVR:	You can vote one of two ways. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. To vote one proposal at a time, press 2.
Caller:	Presses 2
IVR:	Ok, let’s vote on each proposal.
IVR:	Proposal number 1. The Board of Directors recommends a vote for all nominees.

You have three ways to vote this item. You can vote for all nominees, withhold from all nominees or withhold from individual nominees. To vote for ‘all’ nominees, press 1; withhold from all, press 2 or withhold from individual nominees, press 3. To cancel and start over, press star.

Caller:	Presses 3
IVR:	Okay, we will withhold the nominees you specify...
For each nominee listed on your card, there is a corresponding two-digit number. Enter the number corresponding to the nominee you want to withhold.
Caller:	Presses 0 (number of nominee)
IVR:	Ok, withholding from nominee number....
... (repeats number)
To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.
Caller:	Presses 0 (number of nominee)
IVR:	Ok, withholding from nominee number....
... (repeats number)
To withhold your vote from another nominee, enter

the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.
Caller:	Presses 0 (number of nominee)
IVR:	Ok, withholding from nominee number....
... (repeats number)
To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.
Caller:	Presses 0
IVR:	Ok, finished withholding for nominees
IVR:	Proposal number 2. For which the Board of Directors recommends a vote “for”. To vote, “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.
Caller:	Presses 1, 2 or 3
IVR:	Proposal number 3. For which the Board of Directors recommends a vote “for”. To vote, “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.
Caller:	Presses 1, 2 or 3
IVR:	Ok, you’ve finished voting but before we process your vote let me list your choices and then you can confirm your vote at the end.
You’ve elected to vote as follows....
Playback vote confirmation...
If this is correct, press 1; to hear how you voted again, press 2 and to change your vote, press 3.
Caller:	Presses 1
IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds	(three seconds of silence followed by...) ...please continue to hold...
IVR:

<earcon> Your vote has been recorded. It is not necessary for you to mail in your proxy card. If you have another proxy card or wish to change your vote, press 1, otherwise I’m now going to end this call.

Caller:	timeout
IVR:	Thank you for voting, goodbye.
Caller:	Hang-up.